Exhibit 4.3
CONFIDENTIAL TREATMENT REQUESTED

Nationstar Advance Funding Trust 2012-W

as Issuer

and

Wells Fargo Bank, n.a.

as Indenture Trustee

_____________________

INDENTURE

Dated as of June 26, 2012

_________________________

Nationstar Advance Funding Trust 2012-W
Servicer Advance Receivables Backed Notes, Series 2012-W

Section 10.03.	Rights, Exculpation, Etc.	124
Section 10.04.	Reliance.	125
Section 10.05.	Indemnification.	125
Section 10.06.	Agent Individually.	126
Section 10.07.	Successor Agent.	126
Section 10.08.	Collateral Matters.	127
ARTICLE XI MISCELLANEOUS		127
Section 11.01.	Execution Counterparts.	127
Section 11.02.	Compliance Certificates and Opinions, etc.	128
Section 11.03.	Form of Documents Delivered to Indenture Trustee.	128
Section 11.04.	Acts of Noteholders.	129
Section 11.05.	Computation of Percentage of Noteholders.	130
Section 11.06.	Notice to the Indenture Trustee, the Issuer and Certain Other Persons.	130
Section 11.07.	Notices to Noteholders; Notification Requirements and Waiver.	130
Section 11.08.	Successors and Assigns.	131
Section 11.09.	Separability Clause.	131
Section 11.10.	Governing Law.	131
Section 11.11.	Effect of Headings and Table of Contents.	131
Section 11.12.	Benefits of Indenture.	131
Section 11.13.	Non-Recourse Obligation.	131
Section 11.14.	Inspection.	132
Section 11.15.	Method of Payment.	132
Section 11.16.	No Recourse.	133
Section 11.17.	Wire Instructions.	133
Section 11.18.	Noteholder Consent	133

Exhibits and Schedules
Exhibit A-I	Form of Variable Funding Note
Exhibit A-II-1	Form of Global Term Note
Exhibit A-II-2	Form of Certificated Term Note
Exhibit B	Form of Transferee Certificate for Transfers of Notes to Qualified Institutional Buyers
Exhibit C	Form of Monthly Servicer Report
Exhibit D	Form of Payment Date Report
Exhibit E	Form of Funding Date Report
Exhibit F	Form of Trustee Report
Exhibit G	Form of Calculation Agent Report
Exhibit H	Form of Assignment of Receivables and Schedule of Securitization Trusts
Schedule I-A	Schedule of Loan-Level Servicing Advance Securitization Trusts
Schedule I-B	Schedule of Loan-Level Delinquency Advance Securitization Trusts
Schedule II	Schedule of Pool-Level Delinquency Advance Securitization Trusts
Schedule III	Schedule of Bottom of the Waterfall Securitization Trusts
Schedule IV	Schedule of Initial Receivables
Schedule V	Schedule of Additional Receivables
Schedule VI	Schedule of Judicial and Non-Judicial Foreclosure States and Territories
Schedule VII	Wire Instructions
Schedule VIII	Schedule of Legacy Deferred Servicing Fees

Schedule IX	Schedule of Subserviced Securitization Trusts
Schedule X	Schedule of MSR Transfer Evidence

INDENTURE, dated as of June 26, 2012 (as amended, modified or supplemented from time to time as permitted hereby, this “Indenture”), between NATIONSTAR ADVANCE FUNDING TRUST 2012-W, a Delaware statutory trust, as issuer (the “Issuer”), and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity, but solely as Indenture Trustee (the “Indenture Trustee”) under this Indenture.

PRELIMINARY STATEMENT
The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Servicer Advance Receivables Backed Notes, Series 2012-W (the “Notes”).

NOW THEREFORE, all things necessary to make the Notes, when the Notes are executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

GRANTING CLAUSE
The Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties, all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in and to: (i) the Initial Receivables and any Additional Receivables and all moneys due thereon or paid thereunder or in respect thereof (including, without limitation, any Repurchase Prices and proceeds of any sales) on and after the Initial Funding Date; (ii) all rights of the Issuer under the Receivables Purchase Agreement, including, without limitation, to enforce the obligations of the Seller thereunder with respect to the Aggregate Receivables; (iii) the Accounts and all moneys, “securities,” “instruments,” “accounts,” “general intangibles,” “chattel paper,” “financial assets,” “investment property” (the terms in quotations are defined in the UCC) and other property on deposit or credited to the Accounts from time to time (whether or not such property constitutes or is derived from payments, collections or recoveries received, made or realized in respect of the Aggregate Receivables or otherwise); (iv) all right, title and interest of the Issuer as assignee of the Seller to the contractual rights to payment on the Aggregate Receivables under each Servicing Contract and all related documents, instruments and agreements pursuant to which the Seller acquired, or acquired an interest in, any of the Aggregate Receivables; (v) true and correct copies of all books, records and documents relating to the Aggregate Receivables in any medium, including without limitation paper, tapes, disks and other electronic media; (vi) all other moneys, securities, reserves and other property now or at any time in the possession of the Indenture Trustee or its bailee, agent or custodian and relating to any of the foregoing, including without limitation, any of the Issuer's funds on deposit in the Funding Account from time to time; (vii) any Hedge Agreements, all payments thereunder and the Issuer's rights thereunder (including any collateral pledged for the benefit of the Issuer thereunder) (if applicable); and (viii) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing ((i) through (viii), collectively, the “Trust Estate”).
The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, the payment of any amounts owing in respect of the Hedge Agreements and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein to the best of its ability such that the interests of the Secured Parties may be adequately and effectively protected.
GENERAL COVENANT
AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee, that the Trust Estate is to be held by or on behalf of the Indenture Trustee and that moneys in the Trust Estate are to be applied by the Indenture Trustee for the benefit of the Secured Parties, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Secured Party, as follows:

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section1.01.    Definitions.
Whenever used in this Indenture, including in the Preliminary Statement, the Granting Clause and the General Covenant hereinabove set forth, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01 or, if not specified in this Section 1.01, then in the applicable Servicing Contract.
“1933 Act”: The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.
“1934 Act”: The Securities Exchange Act of 1934, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.
“1939 Act”: The Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.
“1940 Act”: The Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.
“Accounts”: The Reimbursement Account, the Note Payment Account, the Reserve Account, the Funding Account, the Hedge Account and any Posted Collateral Account.
“Act”: As defined in Section 11.04 hereof.
“Accrual Period”: With respect to the Notes and any Payment Date, the period commencing on and including the Payment Date preceding such Payment Date (or, in the case of the initial Accrual Period, the Initial Funding Date) and ending on and including the day preceding such Payment Date. All Notes shall accrue interest on an actual/360 basis during each Accrual Period.
“Additional Note Balance”: With respect to each Funding Date after the Initial Funding Date and the Notes, the Collateral Value of the Additional Receivables transferred to the Issuer and Granted hereunder on such Funding Date minus that portion of the Excess Amount for such Funding Date applied to purchase such Additional Receivables pursuant to Section 2.10(d) hereof.
“Additional Receivables”: With respect to each Funding Date after the Initial Funding Date,

Receivables related to Delinquency Advances and/or Servicing Advances sold and/or contributed by the Seller to the Depositor and then sold and/or contributed by the Depositor to the Issuer on such Funding Date and Granted by the Issuer to the Indenture Trustee to comprise part of the Trust Estate.
“Administration Agreement”: The Administration Agreement, dated as of June 26, 2012, between the Issuer and the Administrator.
“Administrator”: Nationstar, and its successors and assigns in such capacity.
“Advance Category”: With respect to any Receivable, the category set forth on the Schedule of Initial Receivables or the Schedule of Additional Receivables, as applicable, with respect to such Receivable which shall be a “Delinquency Advance (Judicial State)”, “Delinquency Advance (Non-Judicial State)”, “Escrow Advance (Judicial State),” “Escrow Advance (Non-Judicial State)”, “Corporate Advance (Judicial State)”, “Corporate Advance (Non-Judicial State)”, “Legacy Deferred Servicing Fee (Judicial State)” or “Legacy Deferred Servicing Fee (Non-Judicial State)”, as applicable.
“Advance Ratio”:  With respect to any Securitization Trust and any date, a ratio, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Receivables Balance of the Aggregate Receivables relating to such Securitization Trust and (ii) the aggregate receivables balance of the Aggregate GMAC Receivables relating to such Securitization Trust, if applicable, and the denominator of which is the aggregate outstanding principal balance of Current-Paying Mortgage Loans owned by such Securitization Trust.
“Advance Reimbursement Amounts”: Amounts paid to or retained by the Servicer in its capacity as servicer for the Securitization Trust, including amounts withdrawn from the related Collection Account, as reimbursement of any Delinquency Advance or Servicing Advance or payment of any Legacy Deferred Servicing Fee, in each case pursuant to the applicable Servicing Contract.
“Affiliate”: With respect to any specified Person, for purposes of this Indenture only, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agent”: Wells Fargo Securities, LLC, as agent under the Transaction Documents, and its successors and assigns in such capacity.
“Agent Members”: Members of, or participants in, the Depository.
“Aggregate Collateral Value”: With respect to the Collateral as of any date, the sum, without duplication, of (i) the Aggregate Variable Funding Note Collateral Value on such date and (ii) if the Term Notes are Outstanding, the Aggregate Term Note Collateral Value on such date.
“Aggregate GMAC Receivables”: All servicing advance receivables generated by GMAC Mortgage, LLC as servicer under the Related Servicing Contract related to the GMAC Transactions.
“Aggregate Receivables”: All Initial Receivables and all Additional Receivables.
“Aggregate Term Note Collateral Value”: With respect to the Collateral and any Outstanding Term Notes as of any date, the sum, without duplication, of (i) the Term Note Collateral Value on such date and

(ii) the product of (A) the Excess Amount on deposit in the Accounts (including the par amount of all Permitted Investments in such Account) on such date and (B) the applicable Discount Factor Proportional Weighting Ratio on such date.
“Aggregate Variable Funding Note Collateral Value”: With respect to the Collateral and the Variable Funding Notes as of any date, the sum, without duplication, of (i) the Variable Funding Note Collateral Value on such date and (ii) the product of (A) the Excess Amount on deposit in the Accounts (including the par amount of all Permitted Investments in such Account) on such date and (B) the applicable Discount Factor Proportional Weighting Ratio on such date.

“Amounts Held for Future Distribution”: With respect to any Delinquency Advance and the applicable Securitization Trust, funds being held in the Collection Account of such Securitization Trust for future distribution or withdrawal on or in connection with a distribution date in subsequent months.

“Applicable Redemption Percentage”: As of any Redemption Date with respect to a Partial Redemption, a fraction expressed as percentage, the numerator of which is the Note Principal Balance subject to such Partial Redemption and the denominator of which is the Note Principal Balance of all of the Notes as of such Redemption Date.

“Asset Purchase Agreement”: That certain Residential Servicing Asset Purchase Agreement, dated as of March 6, 2012, by and among the MSR Sellers and Seller, as amended.
“Authenticating Agent”: As defined in Section 2.02(b).
“Authorized Officer”: With respect to the Owner Trustee or the Administrator, any officer of the Owner Trustee or the Administrator who is authorized to act for the Owner Trustee or the Administrator in matters relating to the Issuer and who is identified on the list of authorized officers delivered by the Owner Trustee or the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, with respect to the Issuer, any Authorized Officer of the Owner Trustee or of the Administrator.
“Available Funds”: With respect to any Payment Date or Redemption Date relating to a Total Redemption, the sum, without duplication, of (i) Advance Reimbursement Amounts on deposit in the Reimbursement Account on such Payment Date or Redemption Date, as applicable, (ii) amounts earned on Permitted Investments, which are paid into the Note Payment Account for such Payment Date or Redemption Date, as applicable, (iii) all funds to be deposited to the Note Payment Account from the Reserve Account pursuant to Section 2.15 hereof on or before such Payment Date or Redemption Date, as applicable, and not previously distributed to Noteholders, (iv) any funds received by the Indenture Trustee in connection with the repurchase of a Receivable pursuant to Sections 2.19 or 7.03(b) of this Indenture and Section 6.02 of the Receivables Purchase Agreement on or before such Payment Date or Redemption Date, as applicable, and not previously distributed to Noteholders, plus (v) any applicable Hedge Payment Amount and any other amounts set forth in Section 2.20 of this Indenture to be deposited into the Note Payment Account from the Hedge Account or Posted Collateral Account on or before such Payment Date or Redemption Date, as applicable, and not previously distributed to Noteholders.
“Bill of Sale”: With respect to any Funding Date, a bill of sale, substantially in the form found in Exhibit C to the Receivables Purchase Agreement, delivered by Seller and the Depositor to the Issuer, the Agent and the Indenture Trustee pursuant to the Receivables Purchase Agreement.
“Bottom of the Waterfall Securitization Trust”:  Any of the Securitization Trusts listed on Schedule

III hereto.
“Bottom of the Waterfall Advance”:  Any Delinquency Advance or Servicing Advance made with respect to the Bottom of the Waterfall Securitization Trusts.
________________________________

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Brokers Price Opinion”: Shall mean a reasonable estimated value from an unaffiliated real estate professional or from National Real Estate Information Services (NREIS) of an underlying residential property subject to a Mortgage Loan, which has been conducted not more than two-hundred ten (210) days prior to any date of determination.
“Business Day”: Any day other than (i) a Saturday, (ii) a Sunday, (iii) a day on which the New York Stock Exchange is closed, or (iv) a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Dallas, Texas, or in any other city in which the Corporate Trust Office of the Indenture Trustee is located.
“Calculation Agent”: As defined in Section 6.01(c) of this Indenture.
“Calculation Agent Fee”: $[***], per year, payable in monthly installments of $[***], to the Calculation Agent on each Payment Date for services rendered under this Indenture.
“Cap Agreement”: Any fully paid interest rate cap agreement or agreements entered into from time to time, between the Cap Provider and the Hedge Enforcement Party, on behalf of the Issuer, including any novations, schedule, confirmations, credit support annex or other credit support document relating thereto.
“Cap Provider”: The cap provider under any Cap Agreement and, thereafter, any successors and assigns in such capacity that at least meet the requirements for a replacement cap provider as set forth under the applicable Cap Agreement and Section 2.20(b) hereof.
“Cash”: Coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.
“Certificate Registrar”: The Certificate Registrar under the Trust Agreement.
“Certificated Term Note”: Any Term Note in definitive and fully registered form without interest coupons, in substantially the form attached hereto as Exhibit A-II-2.
“Certificateholder”: As defined in the Trust Agreement.
“Change of Control”: With respect to Nationstar on any date of determination, any Person, or two or more Persons acting in concert, other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Securities and Exchange Commission under the 1934 Act), of more than the greater of (x) 35% of the voting power of Nationstar's voting equity interests outstanding on such date of determination and (y) the percentage of the voting power of Nationstar's voting equity interests owned, in the aggregate, directly or indirectly, beneficially and of record, by the Permitted Holders as of such date of determination; unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of Nationstar's board of directors.

“Class”: All of the Notes having the same series and alphabetical class designation (regardless of any numerical or interest rate designation). As of the date hereof, the Variable Funding Notes constitute one Class; as of the date of issuance of any Term Notes, the Variable Funding Notes and the Term Notes will constitute separate Classes.
“Clean-up Call Date”: As defined in Section 2.16(b) hereof.
“Clean-up Call Notice”: As defined in Section 2.16(b) hereof.
“Clean-up Call Option”: The right of the Agent to require the Issuer to repurchase all or a portion of the Notes in accordance with Section 2.16(b) hereof.
“Closing Date”: June 26, 2012.
“Code”: The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Notes.
“Collateral”: Individually and collectively, the assets constituting the Trust Estate from time to time.
“Collateral Coverage Requirement”: With respect to any date, the requirement that the Aggregate Collateral Value of the Collateral shall be greater than or equal to the Note Principal Balance of the Notes as of such date (after giving effect to any purchase of Additional Note Balance or Additional Receivables on such date).
“Collateral Performance Test”: A collateral performance benchmark or similar test or “trigger” or a servicer ratings-based benchmark or similar ratings test or “trigger” in a Servicing Contract or, with respect to any Subserviced Securitization Trust, Related Servicing Contract, the failure of which triggers a Servicer Termination Event pursuant to the terms of such Servicing Contract or Related Servicing Contract, as applicable.
“Collateral Value”: With respect to each Receivable sold by the Seller to the Depositor on a Funding Date, the product of (a) the Receivables Balance of such Receivable on such Funding Date and (b) a factor equal to the weighted average of the Variable Funding Note Discount Factor and the Term Note Discount Factor (if any Term Notes are outstanding) with respect to such Receivable, weighted on the basis of the applicable Discount Factor Proportional Weighting Ratio.
For purposes of determining the Collateral Value of a Receivable, a Receivable shall be deemed unreimbursed until the cash reimbursement thereof is deposited into the Reimbursement Account.
________________________________

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Notwithstanding any provisions to the contrary herein, the “Collateral Value” shall be $0.00 in respect of any Receivable that:
(i) is not an Eligible Receivable; or
(ii) the Receivables Balance of such Receivable:
(a)    when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables related to any Securitization Trust to exceed [***]% of the aggregate Receivables Balance of the Aggregate Receivables;
(b)    when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables with respect to Loan-Level Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees that relate to Mortgage Loans secured by second or more junior liens on the respective mortgaged properties to exceed [***]% of the aggregate outstanding principal amount of all Receivables with respect to Loan-Level Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees;
(c)    to the extent such Receivable is related to a Bottom of the Waterfall Advance with respect to a Mortgage Loan which is 90 or more days Delinquent, when added to the aggregate Receivables Balance of all Receivables relating to Bottom of the Waterfall Advances with respect to such Mortgage Loan, causes the Loan-Level Valuation Ratio related to such Mortgage Loan to be less than [***];
(d)    when added to the aggregate Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables relating to Bottom of the Waterfall Advances to exceed [***]% of the aggregate Receivables Balance of the Aggregate Receivables;
(e)    when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables relating to Servicing Advances to equal or exceed [***]% of the aggregate Receivables Balance of the Aggregate Receivables;
(f)     when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables relating to the same Securitization Trust to exceed: (i) [***]% of the aggregate outstanding principal balance of all Mortgage Loans included in such Securitization Trust if such date of determination is before the date which is five (5) months after the Closing Date; (ii) [***]% of the aggregate outstanding principal balance of all Mortgage Loans included in such Securitization Trust if such date of determination is on or after the date which is five (5) months after the Closing Date; (iii) [***]% of the aggregate outstanding principal balance of all Mortgage Loans included in such Securitization Trust that are 30 days or less Delinquent if such date of determination is before the date which is five (5) months after the Closing Date; or (iv) [***]% of the aggregate outstanding principal balance of all Mortgage Loans included in such Securitization Trust that are 30 days or less Delinquent if such date of determination is on or after the date which is five (5) months after the Closing Date; or
(g)     such Receivable has not been outstanding for thirty (30) months or more and such Receivable, the Receivables Balance of which, when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables in a Securitization Trust that have been outstanding for more than eighteen (18) months to exceed: (i) [***]% of the aggregate outstanding
*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

principal amount of all Receivables included in such Securitization Trust if such date of determination is before the date which is seven (7) months after the Closing Date; or (ii) [***]% of the aggregate Receivables Balance of all Receivables included in such Securitization Trust if such date of determination is on or after the date which is seven (7) months after the Closing Date.
“Collection Account”: Means each custodial account into which payments in respect of, or related to, Mortgage Loans held in each Securitization Trust are deposited.
“Collection Period”: With respect to any Payment Date, the calendar month immediately preceding the month of such Payment Date.
“Commitment”: As defined in the Note Purchase Agreement.
“Control Person”: With respect to any Person, any other Person that constitutes a “controlling person” within the meaning of Section 15 of the 1933 Act.
“Controlling Class”: The Variable Funding Notes or, if the Variable Funding Notes have been paid in full following the issuance of Term Notes pursuant to this Indenture, the Term Notes.
“Controlling Class Majority Noteholders”: The Noteholders of the Controlling Class holding collectively more than 50% of the sum of (i) if the Variable Funding Notes are the Controlling Class, the aggregate Commitments set forth in the Note Purchase Agreement of the Outstanding Variable Funding Notes plus (ii) if the Term Notes are the Controlling Class, the Term Note Principal Balance of the Outstanding Term Notes.
“Controlling Class Required Noteholders”: The Noteholders of the Controlling Class evidencing collectively 66 2/3% or more of the sum of (i) if the Variable Funding Notes are the Controlling Class, the aggregate Commitments set forth in the Note Purchase Agreement (in the case of the Variable Funding Notes) of the Outstanding Variable Funding Notes plus (ii) if the Term Notes are the Controlling Class, the Term Note Principal Balance of the Outstanding Term Notes.

“Corporate Advance”: Any Servicing Advance made by the Servicer pursuant to the terms and provisions of a Servicing Contract to inspect, protect, preserve or repair the underlying properties that secure related Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purpose, including, but not limited to, necessary legal fees and costs expended or incurred by the Servicer in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving the obligors on such related Mortgage Loans, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by any such related Mortgage Loan on such underlying property, and to dispose of such underlying properties taken through foreclosure or by deed in lieu thereof or other similar action, which is reported by the Servicer in the Monthly Servicer Report under the advance type heading “Corporate Advance”.
“Corporate Advance (Judicial States)”: All Corporate Advances related to Mortgage Loans for which the underlying property is located in a jurisdiction which provides for a judicial foreclosure process, as set forth in Schedule VI hereto.

“Corporate Advance (Non-Judicial States)”: All Corporate Advances related to Mortgage Loans for which the underlying property is located in a jurisdiction which provides for a non-judicial foreclosure process, as set forth in Schedule VI hereto.
“Corporate Trust Office”: The principal corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Closing Date are located at (i) for Note and Trust Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: Corporate Trust Services CTO Transfer Group - Nationstar Advance Funding Trust 2012-W and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 20145-1951, Attention: Client Manager - Nationstar Advance Funding Trust 2012-W.
“Cumulative Facility Fee Payment Amount”: With respect to each Payment Date, the sum of (i) the Facility Fee due and payable on such Payment Date and (ii) without duplication, any unpaid Cumulative Facility Fee Payment Amount payable on any preceding Payment Date plus interest thereon accrued with respect to each Accrual Period since such preceding Payment Date to the current Payment Date at a rate equal to the sum of the Variable Funding Note Floating Rate plus the Variable Funding Note Default Additional Rate.
“Current-Paying Mortgage Loan”: As of any date of determination, a Mortgage Loan with respect to which no payment is more than 60 days Delinquent.
“Daily Interest Amount”: With respect to each day in each related Accrual Period for the Variable Funding Notes, an amount equal to (x) the Variable Funding Note Floating Rate times (y) the Variable Funding Note Principal Balance as of the preceding Business Day after giving effect to all changes to the Variable Funding Note Principal Balance on or prior to such preceding Business Day times (z) a fraction, the numerator of which is one and the denominator of which is 360. With respect to each day in each related Accrual Period for the Term Notes, an amount equal to (x) the Term Note Interest Rate for the Term Notes times (y) the applicable Term Note Principal Balance of the Term Notes as of the preceding Business Day after giving effect to all changes to the Term Note Principal Balance of the Term Notes on or prior to such preceding Business Day times (z) a fraction, the numerator of which is one and the denominator of which is 360.
“Daily Interest Amount (Post-ARD)”: With respect to each day in each related Accrual Period for the Variable Funding Notes during the occurrence and continuance of an Early Amortization Event (other than under clause (a) of the definition thereof), an amount equal to (x) the applicable Variable Funding Post-ARD Additional Rate times (y) the Variable Funding Note Principal Balance as of the preceding Business Day after giving effect to all changes to the Variable Funding Note Principal Balance on or prior to such preceding Business Day times (z) a fraction, the numerator of which is one and the denominator of which is 360. With respect to each day in each related Accrual Period for the Term Notes during the occurrence and continuance of an Early Amortization Event (other than under clause (a) of the definition thereof), an amount equal to (x) the Term Note Post-ARD Additional Rate for the Term Notes times (y) the Term Note Principal Balance as of the preceding Business Day after giving effect to all changes to the Term Note Principal Balance on or prior to such preceding Business Day times (z) a fraction, the numerator of which is one and the denominator of which is 360.
“Daily Interest Amount (Post-EOD)”: With respect to each day in each related Accrual Period for the Variable Funding Notes during the occurrence and continuance of an Event of Default, an amount equal to (x) the Variable Funding Default Additional Rate times (y) the Variable Funding Note Principal Balance as of the preceding Business Day after giving effect to all changes to the Variable Funding Note Principal Balance on or prior to such preceding Business Day times (z) a fraction, the numerator of which is one (1)

and the denominator of which is 360. With respect to each day in each related Accrual Period for the Term Notes during the occurrence and continuance of an Event of Default, an amount equal to (x) the Term Note Default Additional Rate for the Term Notes times (y) the Term Note Principal Balance as of the preceding Business Day after giving effect to all changes to the Term Note Principal Balance on or prior to such preceding Business Day times (z) a fraction, the numerator of which is one (1) and the denominator of which is 360.
“Defaulted Swap Termination Payment”: Any termination payment required to be made by the Issuer to a Swap Provider pursuant to the applicable Swap Agreement in the event of an “Event of Default” under such Swap Agreement (as defined in such Swap Agreement) in respect of which such Swap Provider is the “Defaulting Party” (as defined in such Swap Agreement) or with respect to a “Termination Event” other than an “Illegality” or a “Tax Event” (as each such term is defined in such Swap Agreement) with respect to which such Swap Provider is the sole “Affected Party” (as defined in such Swap Agreement).
“Delinquency Advance”: Any “Advance”, “P&I Advance”, “Monthly Advance” or “Delinquency Advance” (or term of substantially similar import, howsoever denominated or defined) under and as defined in the relevant Servicing Contracts, which is reported by the Servicer in the Monthly Servicer Report under the advance type heading “Delinquency Advance”.
“Delinquency Ratio”: With respect to any Securitization Trust and any date, a ratio, expressed as a percentage, the numerator of which is the unpaid Principal Balance of Mortgage Loans in such Securitization Trust that are (i) 60 days or more Delinquent, (ii) REO properties, or (iii) in foreclosure or with respect to which the mortgagor is in bankruptcy, and the denominator of which is the unpaid Principal Balance of all Mortgage Loans in such Securitization Trust.
________________________________

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Delinquent”: A Mortgage Loan is “Delinquent” if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is required to be paid. For instance, a Mortgage Loan is “30 days Delinquent” if any Monthly Payment due thereon has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was required to be paid or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was required to be paid on the 31st day of such month), then on the last day of such immediately succeeding month. The determination of whether a Mortgage Loan is “60 days Delinquent,” “90 days Delinquent,” etc., shall be made in a like manner.
“Depositor”: Nationstar Advance Funding 2012-W, LLC.
“Depository”:  The Depository Trust Company, its nominees, and their respective successors.
“Discount Factor Proportional Weighting Ratio”: (i) With respect to the Variable Funding Notes, a fraction the numerator of which is the sum of the outstanding principal balances of Variable Funding Notes and the denominator of which is the Note Principal Balance; and (ii) with respect to the Term Notes, a fraction the numerator of which is the outstanding principal balances of the Term Notes and the denominator of which is the Note Principal Balance.

“Discount Factor Reduction Event”: With respect to any date of determination, any of the conditions or events set forth in the table below under the heading “Discount Factor Reduction Event”:

Discount Factor Reduction Event	Discount Factor Reduction Percentage
(a) (i) with respect to all Eligible Receivables in a Securitization Trust, the Weighted Average Months to Liquidation with respect to such Securitization Trust exceeds eighteen (18) months.	[***]%;
(a) (ii) with respect to all Eligible Receivables in a Securitization Trust, the Weighted Average Months to Liquidation with respect to such Securitization Trust exceeds twenty-two (22) months.	[***]%;
(b) (i) with respect to all Eligible Receivables in a Securitization Trust, the Weighted Average Months Outstanding with respect to such Securitization Trust exceeds eighteen (18) months;	[***]%;
(b) (ii) with respect to all Eligible Receivables in a Securitization Trust, the Weighted Average Months Outstanding with respect to such Securitization Trust exceeds twenty-two (22) months;	[***]%;
(c) with respect to all Eligible Receivables in a Securitization Trust, the Weighted Average Foreclosure Timeline with respect to such Securitization Trust exceeds 24 months;	[***]%;
(d) (i) with respect to any Receivables owned by the Issuer that relate to a Mortgage Loan with respect to which a Foreclosure Moratorium Event has occurred, such date of determination is during the period from and including the date the Foreclosure Moratorium Event is enacted until (but excluding) such date that is 90 days after the date on which such Foreclosure Moratorium Event was enacted;
[***]%;
(d) (ii) with respect to any Receivables owned by the Issuer on such date of determination that relate to a Mortgage Loan with respect to which a Foreclosure Moratorium Event has occurred, such date of determination is during the period from and including the date that is 90 days after the date on which such Foreclosure Moratorium Event was enacted until (but excluding) such date that is 90 days thereafter;
[***]%;
(d) (iii) with respect to any Receivables owned by the Issuer on such date of determination that relate to a Mortgage Loan with respect to which a Foreclosure Moratorium Event has occurred, such date of determination is during the period from and including the date that is 180 days after the date on which such Foreclosure Moratorium Event was enacted until (but excluding) such date as such moratorium or cessation ceases to be effective pursuant to a governmental order;
[***]%;
(e)(i) with respect to all Eligible Receivables in a Securitization Trust, the Delinquency Ratio with respect to such Securitization Trust exceeds 45% but is less than or equal to 50%;	[***]%;
(e)(ii) with respect to all Eligible Receivables in a Securitization Trust, the Delinquency Ratio with respect to such Securitization Trust exceeds 50% but is less than or equal to 55%;	[***]%;
(f)(i) with respect to all Eligible Receivables in all Securitization Trusts, the Rolling Three Month Reimbursement Percentage is less than 18% but greater than or equal to 17%.	[***]%;
(f)(ii) with respect to all Eligible Receivables in all Securitization Trusts, the Rolling Three Month Reimbursement Percentage is less than 17% but greater than or equal to 16%.	[***]%;
(f)(iii) with respect to all Eligible Receivables in all Securitization Trusts, the Rolling Three Month Reimbursement Percentage is less than 16% but greater than or equal to 15%.	[***]%;
(f)(iv) with respect to all Eligible Receivables in all Securitization Trusts, the Rolling Three Month Reimbursement Percentage is less than 15%.	[***]%;

(g)(i) with respect to all Eligible Receivables related to a Mortgage Loan which is 30 or more days Delinquent or REO property and any date of determination after September 26, 2012 and on or prior to December 26, 2012, the ratio of (i) the Net Property Value to (ii) the aggregate Receivables Balance of all Receivables relating to Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees with respect to such Mortgage Loan or REO property is less than 1.5:1;
[***]%;
(g)(ii) with respect to all Eligible Receivables related to a Mortgage Loan which is 30 or more days Delinquent or REO property and any date of determination after December 26, 2012 and on or prior to March 26, 2013, the ratio of (i) the Net Property Value to (ii) the aggregate Receivables Balance of all Receivables relating to Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees with respect to such Mortgage Loan or REO property is less than 1.5:1;
[***]%;
(g)(iii) with respect to all Eligible Receivables related to a Mortgage Loan which is 30 or more days Delinquent or REO property and any date of determination after March 26, 2013, the ratio of (i) the Net Property Value to (ii) the aggregate Receivables Balance of all Receivables relating to Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees with respect to such Mortgage Loan or REO property is less than 1.5:1; and
[***]%;
(h) with respect to Aggregate Receivables related to outstanding Delinquency Advances related to Receivables related to a Securitization Trust, beginning one month after the Closing Date or the related Funding Date, as applicable, and on each Payment Date thereafter, a Lewtan Report has not been provided by the Issuer pursuant to the terms of Section 9.12 hereof.

[***]% (such Discount Factor Reduction Percentage shall be subject to increase in increments of [***]% for each additional one-month period that the Issuer fails to provide the related Lewtan Report to the Indenture Trustee)

“Discount Factor Reduction Percentage”: The percentage applicable upon the occurrence of a particular Discount Factor Reduction Event, which percentage is set forth opposite such Discount Factor Reduction Event in the table above under the definition of “Discount Factor Reduction Event”, and under the column titled “Discount Factor Reduction Percentage.”

“Early Amortization Event”: Immediately upon the sending of notice by the Agent to the Indenture Trustee and the Servicer of the occurrence of any of the following conditions or events:
(a)    the occurrence of any Event of Default under this Indenture;
(b)    the Servicer's status as an approved servicer of residential Mortgage Loans is terminated by Fannie Mae or Freddie Mac; provided, that, a termination of the Servicer's status as an approved servicer of residential mortgage loans by Fannie Mae or Freddie Mac due to the liquidation, dissolution, insolvency or receivership or the termination as a government sponsored enterprise of Fannie Mae or Freddie Mac, as applicable, shall not result in an Early Amortization Event under this clause (b);
(c)    the Rolling Three Month Reimbursement Percentage measured monthly is less than 14% for two (2) consecutive months;
(d)    the Verification Agent is terminated or resigns prior to the assumption of the Verification Agent's duties by a successor verification agent;

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

(e)    the Seller sells Receivables to the Depositor and/or the Depositor sells and/or contributes Receivables to the Issuer that are in breach of any representation or warranty set forth in the Receivables Purchase Agreement and such Receivables are not repurchased in accordance with the terms and provisions of Section 6.02 of the Receivables Purchase Agreement;

(f)    the Seller fails to transfer any and all outstanding Receivables relating to Securitization Trusts (to the extent applicable Delinquency Advances and Servicing Advances are made) on each Funding Date (other than in the event the related Additional Note Balances are not purchased by the Noteholders pursuant to the terms of Section 2.01 of the Note Purchase Agreement);
(g)    the sale by the Seller or the sale and/or contribution by the Depositor of Receivables relating to any Securitization Trust to any Person other than the Depositor or the Issuer, respectively, other than as permitted pursuant to the terms and provisions of the Transaction Documents;
(h)    any of the ratings of Nationstar assigned by S&P are either withdrawn by S&P or downgraded by S&P below the category of “Average” with respect to its rating as a Residential Subprime Loan Servicer; or
(i)    on any date of determination, (i)(A) Nationstar shall have given notice of resignation or termination under one or more Servicing Contracts and/or (B) with respect to any Subserviced Securitization Trusts, the related MSR Seller, as servicer, shall have given notice of resignation or termination or ceased to exist as a corporate entity under one or more Related Servicing Contracts; provided that the outstanding principal amount of all Receivables related to all such Servicing Contracts and Related Servicing Contracts with respect to which Nationstar or the related MSR Seller, as servicer, shall have given notice of resignation or termination shall constitute in the aggregate 10% or more of the aggregate outstanding principal amount of the Mortgage Loans under all of Servicing Contracts as of the date of such notice; or (ii) the occurrence of one or more Servicer Termination Events with respect to Nationstar as Servicer or the MSR Seller, as servicer, shall have occurred under one or more Servicing Contracts or Related Servicing Contracts, as applicable, that constitute in the aggregate 10% or more of the aggregate outstanding principal amount of the Mortgage Loans under all of Servicing Contracts as of such date; provided, however, that the occurrence of a Servicer Termination Event resulting solely from the failure of a Collateral Performance Test shall not result in an Early Amortization Event under this clause (i) unless and until a notice of termination is delivered to the Servicer or the applicable MSR Seller, as servicer, by an authorized Securitization Trustee or applicable servicing counterparty, as applicable; provided, further, that, with respect to clause (i)(B) or (ii) (as it relates to any Related Servicing Contract) above, in the event Nationstar shall become the successor servicer under any such servicing contract, then for so long as no other Early Amortization Event (including under this clause (i)) shall have occurred and be continuing, the occurrence and continuance of such Early Amortization Event shall cease to be of further effect;
(j)    the Weighted Average Months to Liquidation exceeds 18 months;
(k)    the Weighted Average Months Outstanding exceeds 18 months;
(l)    the Weighted Average Foreclosure Timeline exceeds 15 months;

(m)    as of the Business Day immediately preceding any Payment Date, the amount on deposit in the Reserve Account on such Business Day is less than the Required Reserve Amount as of the Payment Date immediately preceding such Payment Date;
(n)    the Servicer utilizes funds on deposit in the related Collection Account to make a Pool-Level Advance at a time when any Pool-Level Advance previously made to the related Securitization Trust has not been fully reimbursed, unless such utilization is the result of inadvertence and is corrected within two (2) Business Days after the Servicer is notified of, or otherwise becomes aware of, such occurrences;
(o)     the Collateral Coverage Requirement is not satisfied as of the close of business on any date and such failure is not remedied within two (2) Business Days of such date; provided, however, that if such failure results solely from Receivables no longer being Eligible Receivables due to a breach of a representation or warranty in the Receivables Purchase Agreement, such failure shall become an Early Amortization Event only upon the Seller not having repurchased such Receivables in accordance with the terms and provisions of Section 6.02 of the Receivables Purchase Agreement;
(p)     the Servicer shall modify, in each case without the consent of the Agent, its procedures or methodology relating to (i) the reimbursement mechanics of Delinquency Advances or Servicing Advances; or (ii) the way in which it determines that a Delinquency Advance or Servicing Advance is a Nonrecoverable Advance and the extent to which it is no longer obligated to make any such Delinquency Advance or Servicing Advance under the related Servicing Contract, in any case, in a manner that is material and adverse to the Secured Parties;
(q)     (A) a Change of Control shall have occurred without the consent of Agent (such consent not to be unreasonably withheld); (B) Nationstar shall cease to own 100% of the equity interest in the Depositor; or (C) the Depositor shall cease to own 100% of the Trust Certificates; or
(r)     on any date of determination, the Servicer shall have failed to make a Delinquency Advance or Servicing Advance in accordance with the terms and provisions of the applicable Servicing Contract (after giving effect to all applicable grace periods).
“Eligible Account”: Either (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated “A-1” or better by S&P, or, if no short term rating exists for such entity, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated “A+” or better by S&P, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR § 9.10(b), and which, in either case, has a combined capital and surplus of at least $75,000,000 and is subject to supervision or examination by federal or state authority. Eligible Accounts may bear interest.
“Eligible Receivable”: A Receivable which meets the following criteria; provided, however, that (A) following the occurrence of a Securitization Trust Termination Event under clause (a)(i), (a)(ii), (b) or (e) of the definition thereof with respect to the Securitization Trust related to such Receivable, such Receivable shall not be an Eligible Receivable, (B) following the occurrence of a Securitization Trust Termination Event under clause (a)(iii) of the definition thereof with respect to the Securitization Trust related to such Receivable, such Receivable shall not be an Eligible Receivable in the event that such Securitization Trust Termination Event is not cured in accordance with the terms and provisions of the related Servicing Contract, and (C) following the occurrence of a Securitization Trust Termination Event under clause (c), (d), (f) or (g) of the definition thereof with respect to the Securitization Trust related to such Receivable, such Receivable shall not be an Eligible Receivable until such time as such Securitization Trust Termination Event is cured and no Securitization Trust Termination Event has occurred with respect to such Securitization Trust for three (3) consecutive Collection Periods following such cure:
(a)such Receivable satisfies the applicable representations and warranties set forth in Section 6.01 of the Receivables Purchase Agreement;
(b)other than with respect to Bottom of the Waterfall Advances or as otherwise agreed to by the Agent (in its sole and absolute discretion), if the Delinquency Advance or Servicing Advance related to such Receivable becomes a Nonrecoverable Advance after the date of conveyance thereof, the related Servicing Contract provides for the reimbursement of such Advance from the general collections of the Securitization Trust prior to any payments to related Securitization Trust certificateholders;
(c)on any date of determination, such Receivable is not an obligation of a Securitization Trust for which a Securitization Trust Termination Event or a Servicer Termination Event has occurred and is continuing;
(d)such Receivable is not a Forbearance Receivable;
(e)such Receivable is an obligation of a Securitization Trust for which the Servicing Contract requires reimbursement in full of all applicable Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees in connection with any redemption of Securitization Trust certificates or termination of the Securitization Trust under such Servicing Contract prior to any payments to related Securitization Trust certificateholders;
(f)such Receivable does not relate to a Mortgage Loan with respect to which a Foreclosure Moratorium Event has occurred and, within 60 days of the occurrence of such Foreclosure Moratorium Event, such Foreclosure Moratorium Event shall continue to be in effect;
(g)if such Receivable is related to Bottom of the Waterfall Advances, such Bottom of the Waterfall Advance has not become a Nonrecoverable Advance;
(h)all Delinquency Advances and Servicing Advances related to such Receivable have been fully funded by the Servicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Servicing Contract and, with respect to any Subserviced Securitization Trust, any Related Servicing Contract) and/or funds made available therefor by the Issuer or the Noteholders or will be so funded on the related Funding Date;
(i)(1) other than with respect to a Legacy Deferred Servicing Fee, such Receivable has not been outstanding for more than 30 months; and (2) with respect to any Legacy Deferred Servicing Fee and any date of determination upon which the Agent determines the terms of this clause (i)(2), such Receivable has not been outstanding for the number of months so determined by the Agent;
(j)on any date of determination on or after September 26, 2012, if such Receivable relates to a Loan-Level Delinquency Advance or Servicing Advance with respect to a Mortgage Loan that is ninety (90) or more days Delinquent as of such date of determination, a Brokers Price Opinion shall have been completed; and
(k)such Receivable arises under and is outstanding under an Eligible Servicing Contract.
“Eligible Servicing Contract”: With respect to any Securitization Trust, a Servicing Contract that meets the following eligibility criteria:
(a) the Servicer is permitted to reimburse itself for Receivables from collections on the related Mortgage Loan, including from insurance proceeds and liquidation proceeds from the related Mortgage Loan prior to any distribution or payment of principal, interest, fees, expenses or other amounts to any holders of any securities backed by the related pool of Mortgage Loans, or any hedge or derivative termination fees, or to the related Servicing Counterparty or related trustee, custodian or credit enhancement provider;

(b) other than any Bottom of the Waterfall Advances or as otherwise agreed to by the Agent (in their sole and absolute discretion), if the related Delinquency Advance or Servicing Advance becomes a Nonrecoverable Advance or the related Legacy Deferred Servicing Fee is nonrecoverable after the related Funding Date, the related Servicing Contract provides for the reimbursement of such Delinquency Advance, Servicing Advance and Legacy Deferred Servicing Fee from the general collections of the Securitization Trust prior to any payments to related Securitization Trust certificateholders, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to any related Securitization Trust or any related Securitization Trustee, custodian, hedge counterparty or credit enhancer;
(c) not more than 5.00% of the aggregate outstanding principal amount of the Mortgage Loans serviced under such Servicing Contract are secured by second or more junior liens on the respective mortgaged properties;
(d) the Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract, does not require the Servicer to make Nonrecoverable Advances (as such term is defined in the Servicing Contracts);
(e) the Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract, provides that the Servicer may enter into an advance facility with any person which provides that such person may receive an assignment or pledge of the Servicer's rights to be reimbursed for Delinquency Advances and Servicing Advances under such Servicing Contract and all Delinquency Advances and Servicing Advances as to a mortgage loan are reimbursed on a First In First Out (“FIFO”) basis;
(f) the Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract, does not prohibit the modification of related Mortgage Loans that are in default or for which default is reasonably foreseeable, and, to the extent known to the Seller at the time of a material modification of a Mortgage Loan, all Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees related to such Mortgage Loan are reimbursable in full upon such modification;
(g) the Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract does not prohibit the sale and/or contribution to the Issuer of the rights to reimbursement for the Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees under the related Securitization Trust, and the assignment and Grant thereof to the Indenture Trustee, does not violate the terms of the related Servicing Contract, or with respect to any Subserviced Securitization Trust, the Related Servicing Contract or any other document or agreements to which the Seller is a party or to which its assets or properties are subject;
(h) the Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract is in full force and effect;
(i) the Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract arises under and is governed by the laws of the United States or a state within the United States;
(j) such Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract does not relate to a Securitization Trust sponsored or guaranteed by Fannie Mae, Freddie Mac or any other similar government-sponsored enterprise or as to which Fannie Mae, Freddie Mac or any other similar government-sponsored enterprise has the ability to exercise control over the servicing of the related Mortgage Loans or to elect not to reimburse or permit the reimbursement of Advances;

(k) as of any date of determination following July 2, 2012, to the extent required under such Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract, Servicer shall have received acknowledgment notices from the underlying trustee of each Securitization Trust acknowledging the receipt of notice therefrom, as applicable, of (i) the transfer of all Receivables to the Issuer, (ii) that the Indenture Trustee is an “Advancing Person” and (iii) that if there is an “Advance Facility” referenced in the applicable Servicing Contract related to any Securitization Trust or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract, the Transaction Documents shall constitute the “Advance Facility” (as and to the extent such terms or terms of substantially similar import are used in such Servicing Contract or Related Servicing Contract, as applicable);

(l) if a Legacy Deferred Servicing Fee arises under such Servicing Contract or, with respect to any Subserviced Securitization Trust, the Related Servicing Contract, the Servicing Contract or Related Servicing Contract, as applicable provides that (i) such Legacy Deferred Servicing Fee is paid prior to payments on the related securities, (ii) such Legacy Deferred Servicing Fee may be transferred and assigned, (iii) payment of such Legacy Deferred Servicing Fee is not subject to any rights of set-off (or such rights have been waived), (iv) as of any date of determination following July 2, 2012, the related Securitization Trustee has acknowledged the assignment and pledge of such Legacy Deferred Servicing Fee and (v) payments in respect of such Legacy Deferred Servicing Fee are not commingled with any other funds of the Servicer;
(m) with respect to any Servicing Contract that does not relate to a Subserviced Securitization Trust, the Seller has delivered to the Agent the MSR Transfer Evidence with respect to such Servicing Contract; and
(n) with respect to any Servicing Contract that relates to a Subserviced Securitization Trust, (i) the Related Servicing Contract provides that the “Master Servicer” thereunder is a servicing counterparty authorized to replace or succeed the “Primary Servicer” following a termination thereof under such Related Servicing Contract and (ii) other than with respect to an Exempted Subserviced Securitization Trust, Nationstar is the “Master Servicer” under such Related Servicing Contract.

“Entitlement Order”: As defined in Section 8-102(a)(8) of the UCC.
“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.
“Escrow Advance”: A Servicing Advance made by the Servicer pursuant to the terms and provisions of a Servicing Contract (which such Servicing Advance has not been repaid or reimbursed to the Seller) of tax and insurance escrow amounts required to be, but not, paid by a Mortgagor under the related Mortgage Loan, which is reported by the Servicer in the Monthly Servicer Report under the advance type heading “Escrow Advance”.
“Escrow Advance (Judicial States)”: All Escrow Advances related to Mortgage Loans for which the underlying property is located in a jurisdiction which provides for a judicial foreclosure process, as set forth in Schedule VI hereto.
“Escrow Advance (Non-Judicial States)”: All Escrow Advances related to Mortgage Loans for which the underlying property is located in a jurisdiction which provides for a non-judicial foreclosure process, as set forth in Schedule VI hereto.
“Event of Default”: As defined in Section 4.01 hereof.
“Excess Amount”: As of any date of determination, all amounts on deposit in the Reimbursement Account as of the close of business on the prior day minus the Expense Reserve as of such date.

“Exempted Subserviced Securitization Trust”: Each of HARBORVIEW 2007-2, LUMINENT 2006-6, LUMINENT 2006-5, MANA 2007-OAR3, BAYVIEW 2006-B, BAYVIEW 2006-D, SASCO 2002-9 and SASCO 2002-AL1.
“Expense Reserve”: As of any date, the amount required to make all of the payments specified in Section 2.10(c)(i) through (v) on the immediately succeeding Payment Date to the extent known on such date.
“Facility Fee”: As defined in the Fee Side Letter.
“Fannie Mae”: Fannie Mae, a body corporate organized and existing under the laws of the United States, or its successor in interest.
“FDIC”: Federal Deposit Insurance Corporation or any successor.
“Fee Side Letter”: That certain letter, identified as such, dated of even date herewith, entered into among the Issuer, the Seller, the Note Purchaser and the Agent.
“Final Payment Date”: The Payment Date on which the final payment on the Issuer Obligations is made hereunder by reason of all principal, interest and other amounts due and payable on such Issuer Obligations having been paid or the Collateral having been exhausted.
“Financial Asset”: As defined in Section 8-102(a)(9) of the UCC.
“Fitch”: Fitch, Inc., a nationally recognized statistical rating organization under the federal securities laws.
“Forbearance Agreement”:  With respect to each Mortgage Loan in the Securitization Trusts, if applicable, any related forbearance agreement or payment workout authorization agreement (or such other agreement of substantially similar import) effective between the related borrower and the Servicer or related mortgagee.
“Forbearance Receivable”: Any Receivable that relates to a Delinquency Advance or a Servicing Advance made on a Mortgage Loan with a Forbearance Agreement.
“Foreclosure Moratorium Event”: (i) Any applicable federal, state or local governmental authority has ordered a moratorium, cessation or suspension of foreclosure activity or (ii) the Servicer has voluntarily imposed a moratorium, cessation or suspension of foreclosure activity.
“Freddie Mac”: Freddie Mac, a body corporate organized and existing under the laws of the United States, or its successor in interest.
“Funding Account”: The segregated account, or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 2.09 and entitled “Wells Fargo Bank, N.A., as Indenture Trustee in trust for the Noteholders of the Nationstar Advance Funding Trust 2012-W Servicer Advance Receivables Backed Notes, Series 2012-W, Funding Account.” The Funding Account may be a sub-account of the Reimbursement Account.
“Funding Conditions”: As defined in Section 7.02.
“Funding Date”: During the Funding Period, (i) other than July 8, 2012, the 8th day of each calendar month or, if such day is not a Business Day, the immediately succeeding Business Day, (ii) the 18th day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day, (iii) the 26th day of each calendar month or, if such day is not a Business Day, the immediately succeeding Business Day, and (iv) any other date (in addition to the foregoing) agreed to among the Agent, the Issuer and the Indenture Trustee.
“Funding Date Report”: As defined in Section 6.02(c).
“Funding Imbalance”: As defined in Section 7.03.
“Funding Interruption Event”: Any condition or event that with notice or the passage of time, or both, would constitute an Early Amortization Event.
“Funding Notice”: As defined in Section 2.01(c) of the Receivables Purchase Agreement.
“Funding Period”: The period beginning on the Initial Funding Date and ending upon the earliest to occur of (i) the Stated Maturity Date, (ii) the occurrence of an Early Amortization Event, (iii) the occurrence of an Event of Default or (iv) the Redemption Date relating to a Total Redemption.
“GAAP”: Such accounting principles as are generally accepted in the United States.
“GMAC Transactions:” Each of GPMF 2006-AR6, GPMF 2006-AR8, GPMF 2007-AR2, LXS 2006-10N, LXS 2006-12N, LXS 2006-18N, LXS 2006-4N, LXS 2006-GP1 and LXS 2006-GP2.
“Global Term Note”:  Any Term Note in global form with respect to which the ownership and transfers are made through book entries by the Depository, in substantially the form attached hereto as Exhibit A-II-1.
“Governmental Authority”: As defined in the Receivables Purchase Agreement.
“Grant”: To mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Hedge Account”:  To the extent the Agent (on behalf of the Noteholders) enters into any Hedge Agreements pursuant to Section 2.20, the trust account or accounts created and maintained by the Indenture Trustee pursuant to Sections 2.09 and 2.20(c) which shall be entitled “Hedge Account, Wells Fargo Bank, N.A., as Indenture Trustee, in trust for the registered Noteholders of Nationstar Advance Funding Trust 2012-W Servicer Advance Receivables Backed Notes” and which must be an Eligible Account.
“Hedge Agreement”:  Any Cap Agreement or Swap Agreement, as applicable, approved by the Agent.
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*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Hedge Enforcement Party”: Initially, the Agent and to the extent the Hedge Provider and the Agent are Affiliates and at least one of the Term Notes shall be outstanding, the separate trustee, co-trustee or similar person appointed by the Indenture Trustee pursuant to Section 5.13 to enforce the provisions of the Hedge Agreement against the Hedge Provider.
“Hedge Payment Amount”:  With respect to any Payment Date, the aggregate amount deposited into the Hedge Account from any Hedge Agreements (other than any hedge termination payments), in the case of any Swap Agreement, net of all amounts then payable to the applicable Swap Provider by the Issuer.
“Hedge Payment Event”: On any date subsequent to the termination of the Funding Period, the remittance of funds by any Hedge Provider into the Hedge Account.
“Hedge Provider”: The Cap Provider or Swap Provider, as applicable, under any Hedge Agreement.
“Indemnified Parties”: As defined in Section 9.11(b) hereof.
“Indenture”: This instrument, including the schedules and exhibits hereto, as originally executed or as it may be supplemented or amended from time to time by one or more other indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
“Indenture Trustee”: Wells Fargo Bank, N.A., a national banking association, in its capacity as indenture trustee under this Indenture, or its successor in interest, or any successor indenture trustee appointed as provided in this Indenture.
“Indenture Trustee Fee”: $[***], per year, payable in monthly installments of $[***], to the Indenture Trustee on each Payment Date for services rendered under this Indenture. To the extent there is more than one Payment Date in any given month, the Indenture Trustee Fee in such month shall include an additional $[***] for each such additional Payment Date.

“Independent”: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Indenture Trustee, the Issuer, the Depositor, the Seller and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Indenture Trustee, the Issuer, the Depositor, the Seller or any Affiliate thereof, and (iii) is not connected with the Indenture Trustee, the Issuer, the Depositor, the Seller or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Indenture Trustee, the Issuer, the Depositor, the Seller or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Indenture Trustee, the Issuer, the Depositor, the Seller or any Affiliate thereof, as the case may be. The Indenture Trustee may rely, in the performance of any duty hereunder, upon the statement of any Person contained in any certificate or opinion that such Person is Independent according to this definition.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Independent Manager”: Means (i) a natural person and (ii) a Person who (A) shall not have been at the time of such Person's appointment, and may not have been at any time during the preceding five (5) years and shall not be as long as such Person is an Independent Manager of the Depositor (1) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates (excluding de minimus ownership interests), (2) a manager, member, officer, director, manager, partner, shareholder or employee of the Seller or any of its managers, members, partners, subsidiaries, shareholders or Affiliates other than the Depositor or any Affiliate of the Seller that is intended to be structured as a “bankruptcy remote” special purpose entity (collectively, the “Independent Parties”), (3) a supplier to any of the Independent Parties, (4) a person controlling or under common control with any directors, members, partners, shareholder or supplier of any of the Independent Parties or (5) a member of the immediate family of any director, member, partner, shareholder, officer, manager, employee or supplier of the Independent Parties, (B) has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (C) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided, that the indirect or beneficial ownership of stock of the Seller through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager.
“Initial Funding Date”: The first date upon which the Issuer requests a funding under the Note Purchase Agreement.
“Initial Note Balance”: The Collateral Value of the Initial Receivables transferred to the Issuer and Granted hereunder on the Initial Funding Date. The Initial Note Balance will be determined on the Initial Funding Date.
“Initial Receivables”: The Receivables sold by the Seller to the Depositor and sold and/or contributed by the Depositor to the Issuer on the Initial Funding Date pursuant to the Receivables Purchase Agreement and Granted by the Issuer to the Indenture Trustee to comprise part of the Trust Estate.
“Interest Coverage Amount”: On any date of determination, an amount equal to the sum of (i) the Term Note Interest Distributable Amount and (ii) the Variable Funding Note Interest Distributable Amount, which was due to the Term Noteholders and Variable Funding Noteholders, respectively, on such date, or if such date of determination is not a Payment Date, an amount equal to the sum of (i) the Term Note Interest Distributable Amount and (ii) the Variable Funding Note Interest Distributable Amount, which was due to the Term Noteholders and Variable Funding Noteholders, respectively, on the immediately preceding Payment Date.
“Interest Rate Adjustment Date”: For each Accrual Period, the second London Banking Day prior to the commencement of such Accrual Period.
“Interested Person”: As of any date of determination, Nationstar or any of its Affiliates.
“IRS”: The United States Internal Revenue Service.

“Issuer”: Nationstar Advance Funding Trust 2012-W, a Delaware statutory trust, or its successor in interest.
“Issuer Obligations”: All of the Issuer's obligations to pay all interest and principal of the Notes and all other obligations and liabilities of the Issuer arising under, or in connection with, the Transaction Documents, whether now existing or hereafter arising.
“Issuer Request” or “Issuer Order”: A written request or order signed in the name of the Issuer
“Legacy Deferred Servicing Fee”: The earned and unpaid servicing fees in the amounts set forth on Schedule VIII hereof and due and payable to the Servicer pursuant to the terms of the related Servicing Contract set forth on Schedule VIII hereof. Unless the context indicates otherwise, any reference to “reimbursement” of a Legacy Deferred Servicing Fee will be construed to mean payment of any Legacy Deferred Servicing Fee.
“Legacy Deferred Servicing Fee (Judicial States)”: All Legacy Deferred Servicing Fees related to Mortgage Loans for which the underlying property is located in a jurisdiction which provides for a judicial foreclosure process, as set forth in Schedule VI hereto.
“Legacy Deferred Servicing Fee (Non-Judicial States)”: All Legacy Deferred Servicing Fees related to Mortgage Loans for which the underlying property is located in a jurisdiction which provides for a non-judicial foreclosure process, as set forth in Schedule VI hereto.
“Lewtan Report”: The report to be furnished by the Administrator on behalf of the Issuer detailing the performance data and analytics including but not limited to aging, for Aggregate Receivables related to outstanding Delinquency Advances using the Lewtan ABS investor reporting system developed by Lewtan Technologies.
“LIBOR”: With respect to any Accrual Period, the rate per annum shown on the display designated as “LIBOR01” on the Reuters Money 3000 Service for a one-month period as of 11:00 A.M., London time, on the Interest Rate Adjustment Date in respect of such Accrual Period; provided, that in the event no such rate is shown, LIBOR shall be determined by reference to such other comparable available service for displaying Eurodollar rates as may be reasonably selected by the Agent; provided further, that in the event no such service is available, LIBOR shall be a rate per annum at which deposits in dollars are offered by the principal office of the Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on the Interest Rate Adjustment Date in respect of such Accrual Period for delivery on the first day of such Accrual Period and for a one-month period; provided further, however, that if, on any Interest Rate Adjustment Date, the Agent is unable to determine LIBOR in the manner provided above, LIBOR for the next Accrual Period will be LIBOR as determined on the previous Interest Rate Adjustment Date.
“Lien”: Any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, lease, easement, title defect, restriction, levy, execution, seizure, attachment, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
“Loan-Level Delinquency Advance”: Any Delinquency Advance relating to a Securitization Trust listed on Schedule I-A or Schedule I-B hereto.
“Loan-Level Delinquency Advance (Judicial States)”: All Loan-Level Delinquency Advances related to Mortgage Loans for which the underlying property is located in a jurisdiction which provides for a judicial foreclosure process, as set forth in Schedule VI hereto.
“Loan-Level Delinquency Advance (Non-Judicial States)”: All Loan-Level Delinquency Advances related to Mortgage Loans for which the underlying property is located in a jurisdiction which provides for a non-judicial foreclosure process, as set forth in Schedule VI hereto.
“Loan-Level Valuation Ratio”: With respect to any Mortgage Loan serviced by the Servicer under a Bottom of the Waterfall Securitization Trust which is ninety (90) days or more Delinquent, a ratio, the numerator of which is the Net Property Value related to such Mortgage Loan, and the denominator of which is the aggregate Receivables Balance related to Servicing Advances and Legacy Deferred Servicing Fees related to such Mortgage Loan.
“London Banking Day”: Any day on which commercial banks and foreign exchange markets settle payments in both London and New York City.
“Majority Noteholders”: As of any date of determination, Noteholders evidencing collectively more than 50% of the sum of (i) the aggregate Commitments set forth in the Note Purchase Agreement (in the case of the Variable Funding Notes) on such date of determination plus (ii) the Term Note Principal Balance of the Outstanding Term Notes on such date of determination.
“Maturity Date”: The date as of which the principal of and interest on the Notes has become due and payable as herein provided, whether at the Stated Maturity Date, by acceleration or otherwise.
“Maximum Note Balance”: As of any date of determination, the sum of the Variable Funding Note Maximum Balance on such date of determination plus the Term Note Principal Balance on such date of determination.
“Monthly Payment”: As such term (or term of substantially similar import howsoever denominated or defined) is defined in the Servicing Contracts.
“Monthly Servicer Report”: As defined in Section 6.02(a).
“Moody's”: Moody's Investors Service, Inc., or any successor thereto.
“Mortgage Loans”: As such term (or term of substantially similar import howsoever denominated or defined) is defined in the Servicing Contracts.
“Mortgagor”: As such term (or term of substantially similar import howsoever denominated or defined) is defined in the Servicing Contracts.
“MSR Sellers”: Aurora Bank FSB and Aurora Loan Services LLC.
“MSR Transfer Evidence”: With respect to each Servicing Contract, evidence reasonably satisfactory to the Agent that (i) all conditions to transfer servicing with respect thereto to the Seller set forth in such Servicing Contract, if any, have been satisfied, and (ii) the mortgage loan servicing rights relating to the Mortgage Loans held by the related Securitization Trust have been properly transferred from the applicable MSR Seller to Seller under the Asset Purchase Agreement, which in each case shall include, but not be limited to, (A) copies of all acknowledgments and consents from each related Servicing Counterparty and unqualified rating agency confirmations, in each case, to the extent required under such Servicing Contract, (B) copies of each notice, if any, regarding the transfer of servicing from the applicable MSR Seller to Seller required under such Servicing Contract to be delivered to a Servicing Counterparty, (C) executed copies of the assignment and assumption agreement, bill of sale and any other documentation required under the Asset Purchase Agreement to effect such servicing rights transfer from the applicable MSR Seller to Seller which provides, among other things, that (1) the MSR Sellers agree to remit to Nationstar, within two (2) Business Days of receipt thereof, any collections and reimbursements of Delinquency Advances and Servicing Advances it receives, without set-off, in accordance with the terms and provisions of the related Subservicing Agreement, (2) the MSR Sellers agree to reasonably cooperate with Nationstar to obtain reimbursement of Delinquency Advances and Servicing Advances including, if either of the MSR Sellers, as servicers, or Nationstar, as subservicer, is terminated, by seeking immediate reimbursement therefor from the successor servicer or, failing that, on a first-in-first-out basis, and (3) the MSR Sellers sell and assign to Nationstar all right to reimbursement for Delinquency Advances and Servicing Advances made by Nationstar, as subservicer and agent of the MSR Sellers, under the related Subservicing Agreement to the extent the same shall be deemed to be Receivables of the MSR Sellers and (D) all other items set forth on Schedule X hereto with respect to a Securitization Trust.
“Nationstar”: Nationstar Mortgage LLC, a Delaware limited liability company.
“Net Property Value”: With respect an underlying residential property subject to a Mortgage Loan or an REO property, an amount equal to the product of (i) the most recent Reconciled Market Value for such property and (ii) 95%.
“Nonrecoverable Advance”: Any Delinquency Advance or Servicing Advance made in respect of a Mortgage Loan or REO property that, determined in accordance with the related Servicing Contract, will not be ultimately recoverable from late collections, insurance proceeds, liquidation proceeds or condemnation proceeds on such Mortgage Loan or REO property, or as such term (or term of substantially similar import howsoever denominated or defined) is defined in the relevant Servicing Contract.
“Note”:  Any of the Issuer's Variable Funding Notes or Term Notes, executed, authenticated and delivered hereunder, and/or any applicable supplement.
“Note Payment Account”: The trust account or accounts created and maintained by the Indenture Trustee pursuant to Section 2.09 which shall be entitled “Wells Fargo Bank, N.A., as Indenture Trustee, in trust for the registered Noteholders of Nationstar Advance Funding Trust 2012-W Servicer Advance Receivables Backed Notes, Series 2012-W, Note Payment Account” and which must be an Eligible Account.
“Note Principal Balance”: With respect to the Notes, as of any date of determination, the sum of the Variable Funding Note Principal Balance on such date of determination and the Term Note Principal Balance on such date of determination.
“Note Purchase Agreement”: The Note Purchase Agreement, dated as of June 26, 2012, among the Issuer, the Note Purchaser and the Agent.
“Note Purchaser”: The Person party to the Note Purchase Agreement, identified as a “Purchaser” as defined thereunder.
“Note Redemption Amount”: With respect to any Clean-up Call Date or Redemption Date related to a Total Redemption, an amount, without duplication, equal to the sum of (i) the then outstanding Note Principal Balance of the Notes, plus the aggregate accrued but unpaid Variable Funding Note Interest Distributable Amount, Variable Funding Note Additional Interest Distributable Amount, Variable Funding Note Default Interest Distributable Amount, Term Note Interest Distributable Amount, Term Note Additional

Interest Distributable Amount and Term Note Default Interest Distributable Amount as of the related Redemption Date or Clean-up Call Date, as applicable, (ii) the aggregate of any accrued but unpaid Variable Funding Note Interest Carryover Shortfall, Variable Funding Note Additional Interest Carryover Shortfall, Variable Funding Note Default Interest Carryover Shortfall, Term Note Interest Carryover Shortfall, Term Note Additional Interest Carryover Shortfall and Term Note Default Interest Carryover Shortfall as of the related Redemption Date or Clean-up Call Date, as applicable, (iii) any payments due to the applicable Swap Provider under any Swap Agreement (including any termination payments), and (iv) any fees, indemnities and expenses due and unpaid, including, but not limited to, any accrued and unpaid Cumulative Facility Fee Payment Amounts on such Redemption Date or Clean-up Call Date, as applicable.

With respect to any Redemption Date and a Partial Redemption, an amount, without duplication, equal to the sum of (i) the Term Note Collateral Value plus the Variable Funding Note Collateral Value of the Receivables relating to the Securitization Trusts identified on the related Redemption Notice, (ii) the product of (a) the Applicable Redemption Percentage and (b) the sum of (1) the aggregate accrued but unpaid Variable Funding Note Interest Distributable Amount, Variable Funding Note Additional Interest Distributable Amount, Variable Funding Note Default Interest Distributable Amount, Term Note Interest Distributable Amount, Term Note Additional Interest Distributable Amount and Term Note Default Interest Distributable Amount as of the related Redemption Date, (2) the aggregate of any accrued but unpaid Variable Funding Note Interest Carryover Shortfall, Variable Funding Note Additional Interest Carryover Shortfall, Variable Funding Note Default Interest Carryover Shortfall, Term Note Interest Carryover Shortfall, Term Note Additional Interest Carryover Shortfall and Term Note Default Interest Carryover Shortfall as of the related Redemption Date, and (3) any fees, indemnities and expenses related to such Redemption Date, and (iii) any termination payments required to be made in connection with a corresponding reduction in the notional balance of the Swap Agreements.

“Note Register”: As defined in Section 2.05(a) hereof.
“Note Registrar”: As defined in Section 2.05(a) hereof.
“Noteholder” or “Holder”: With respect to any Note, the Person in whose name such Note is registered on the Note Register maintained pursuant to Section 2.05 hereof or, for purposes of voting and determinations hereunder, as long as such Note is in global form, a beneficial owner thereof. In the case of any Global Term Notes, all references herein to “Holders” or “Noteholders” shall reflect the rights of the beneficial owners thereof as they may indirectly exercise such rights through the Depository and the Agent Members, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Noteholder” or “Holder” only the Person in whose name a Note is registered in the Note Register as of the related Record Date.
“Officer's Certificate”: A certificate signed by any Authorized Officer of the Issuer or a Responsible Officer of the Indenture Trustee, as the case may be, or, with respect to Sections 8.01, 8.02, 9.08 and 11.02, a Responsible Officer of the Administrator.
“Opinion of Counsel”: A written opinion of counsel, who shall be selected by the Person required to provide such Opinion of Counsel (and reasonably acceptable to the Indenture Trustee). The cost of obtaining such opinion shall be borne by the Person required to provide such Opinion of Counsel.
“Option Notice”: As defined in Section 2.19 hereof.
“Option Purchase Date”: As defined in Section 2.19 hereof.

“OTS”: Office of Thrift Supervision or any successor thereto.
“Outstanding”: When used with respect to Notes, means, as of any date of determination, any Note theretofore authenticated and delivered under this Indenture, except:
(i)    Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation (other than any Note as to which any amount that has become due and payable in respect thereof has not been paid in full); and
(ii)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Note Registrar proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;
provided, however, that in determining whether the Holders of the requisite aggregate Note Principal Balance of Outstanding Notes have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, Notes owned by an Interested Person shall be disregarded and deemed not to be Outstanding (unless any such Person or Persons owns all the Notes), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, vote, direction, notice, consent or waiver, only Notes which the Note Registrar knows to be so owned shall be so disregarded. Notes owned by an Interested Person which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Registrar in its sole discretion the pledgee's right to act with respect to such Notes and that the pledgee is not an Interested Person.
“Ownership Interest”: As to any Note, any ownership or security interest in such Note as held by the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.
“Owner Trustee”: Wilmington Trust, National Association and its successors and assigns, acting not in its individual capacity, but solely as owner trustee under the Trust Agreement.
“Partial Redemption”: As defined in Section 2.16(a).
“Payment Date”: The 27th day of each calendar month, or, if such 27th day is not a Business Day, the next succeeding Business Day, commencing in July 2012, or, with respect to a Total Redemption or a Clean-up Call Option, the applicable Redemption Date or the Clean-up Call Date, as applicable.
“Payment Date Report”: As defined in Section 6.02(b).
“Percentage Interest”: With respect to any Note and as of any date of determination, the percentage equal to a fraction, the numerator of which is the principal balance of such Note as of such date of determination and the denominator of which is the Note Principal Balance.

“Permitted Holders”: Fortress Investment Group LLC and any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Fortress Investment Group LLC. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Permitted Investments”: Any one or more of the following obligations and securities:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States Treasury or units of money market funds which invest solely in direct obligations of and repurchase agreements backed by direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States Treasury; provided, however; any such repurchase agreement backed by direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States Treasury shall not have a stated maturity greater than 30 days;
(ii)    repurchase agreements on obligations specified in clause (i) maturing not more than thirty days from the date of acquisition thereof; provided, that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each of Moody's and S&P in the following rating categories for unsecured short-term debt: “A-1+” or “A-1” for S&P and “P-1” for Moody's;
(iii)    certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by a federal and/or state banking authority of the United States; provided, that at the date of acquisition thereof, such depository institution or trust company is rated by each of Moody's and S&P in the following rating categories for unsecured short-term debt: “A-1+” or “A-1” for S&P and “P-1” for Moody's or, with respect to the Indenture Trustee or any Affiliate thereof, the unsecured short-term debt obligations of the Indenture Trustee or any Affiliate thereof at the date of acquisition thereof satisfy the requirements of an Eligible Account; and
(iv)    additional obligations and/or securities which are approved in writing by the Agent in its sole and absolute discretion and which may, at any time after being approved by the Agent, subsequently be determined to be ineligible by the Agent, in its sole and absolute discretion;
provided, that each of the foregoing investments shall mature no later than the Business Day prior to the Payment Date immediately following the date of purchase thereof (other than in the case of the investment of moneys in instruments of which the Indenture Trustee is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity; and provided further, that each of the Permitted Investments may be purchased and/or managed by the Indenture Trustee through an Affiliate of the Indenture Trustee.
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*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Permitted Investments are only those which are acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee, and with respect to which (A) the Indenture Trustee has noted its interest therein on its books and records, and (B) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC, without acting in collusion with a Securities Intermediary in violating such Securities Intermediary's obligations to entitlement holders in such assets, under Section 8-504 of the UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (C) either (i) such investments are in the possession of the Indenture Trustee or (ii) such investments, (x) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or if in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (y) if uncertificated securities, ownership of such securities has been registered in the name of the

Indenture Trustee on the books of the issuer thereof (or another person, other than a Securities Intermediary, either has become the registered owner of the uncertificated security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (z) if securities entitlements representing interests in securities or other financial assets (or interests therein) held by a Securities Intermediary, a Securities Intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee's Securities Account with such Securities Intermediary. No instrument described hereunder may be purchased at a price greater than par, if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.
“Permitted Lien”: Any of the following:
(i)     Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
(ii) judgment Liens in respect of judgments against the Seller that have been stayed pending appeal; and
(iii)    Any Lien arising pursuant to the terms and provisions of the Transaction Documents.
“Person”: Any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, or any federal, state, county or municipal government or any political subdivision thereof.
“Plan”: As defined in Section 2.05(c) hereof.
“Pool-Level Advance”: Any Delinquency Advance relating to a Securitization Trust listed on Schedule II hereto.
“Pool Factor Event”: On any date of determination, the occurrence of an event such that a Securitization Trust has a Pool Factor less than or equal to [***]%.
“Pool Factor”: On any date of determination, the outstanding unpaid principal balance of Mortgage Loans serviced by the Servicer in a Securitization Trust divided by the original unpaid principal balance of such Mortgage Loans in such Securitization Trust, expressed as a percentage.
“Post-ARD Additional Rate”: The Variable Funding Note Post-ARD Additional Rate or the Term Note Post-ARD Additional Rate, as applicable.
“Posted Collateral”: As such term (or term of substantially similar import howsoever denominated or defined) is defined in any Hedge Agreement.
“Posted Collateral Account”: As defined in Section 2.20(d) herein.
“Posted Collateral Custodian”: As defined in Section 2.20(d) herein.
“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“P&I Borrowing Base Amount”:  With respect to any Eligible Receivable relating to a Delinquency Advance, an amount equal to the difference between (a) the related Receivables Balance and (b) the sum of

Amounts Held for Future Distribution borrowed by the Servicer with respect to such Delinquency Advance and not reimbursed to the related Securitization Trust. With respect to any Receivable that is not an Eligible Receivable, the P&I Borrowing Base Amount shall be $0.00.
“QIB”: A “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.
“Rating Agency”: S&P or its successors in interest. If such rating agency or any related successor does not remain in existence, “Rating Agency” shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Issuer, and specific S&P ratings referenced herein shall be deemed to refer to the equivalent ratings of the party so designated. References herein to “applicable rating category” (other than any such references to “highest applicable rating category”) shall be deemed to refer to such applicable rating category of S&P without regard to any plus or minus or other comparable rating qualification.
“Receivable”: The right to reimbursement from a Securitization Trust for a Delinquency Advance or Servicing Advance not theretofore reimbursed, the right to payment from a Securitization Trust for a Legacy Deferred Servicing Fee not theretofore paid and all rights of the Servicer, as applicable, to enforce payment of such obligations under the related Servicing Contract. Unless the context indicates otherwise, any reference to “reimbursement” of a Legacy Deferred Servicing Fee will be construed to mean payment of any Legacy Deferred Servicing Fee.
“Receivable File”: With respect to each Receivable, collectively, the following documents:
(i)    a copy of the related Servicing Contract and each amendment and modification thereto (unless previously provided in another Receivable File);
(ii)    a copy of the electronic file setting forth the Monthly Servicer Reports listing the current Receivables Balance Granted to the Indenture Trustee to comprise part of the Trust Estate; and
(iii)    a copy of the electronic file containing the related Funding Date Report.
“Receivables Balance”: As of any date of determination and with respect to a Receivable, the outstanding unreimbursed amount of such Receivable.
“Receivables Purchase Agreement”: The Receivables Purchase Agreement, dated of June 26, 2012, among the Seller, the Depositor and the Issuer.
“Reconciled Market Value”: With respect to any date of determination and an underlying residential property subject to a Mortgage Loan or an REO property, the value of such property as reflected on the Servicer's system of record.
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*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Record Date”: (i) With respect to any Payment Date and any Variable Funding Note or Certificated Term Note, the last Business Day of the month immediately preceding the month in which such Payment Date occurs and (ii) with respect to any Payment Date and any Global Term Note, the Business Day

immediately preceding the Payment Date.
“Redemption Date”: The date specified in the Redemption Notice as of which all or the applicable portion of the outstanding Note Principal Balance is redeemed in accordance with Section 2.16 of the Indenture.
“Redemption Notice”: As defined in Section 2.16 hereof.
“Redemption Option”: The right of the Issuer to redeem the Notes in accordance with Section 2.16 of the Indenture.
“Reference Rate”: The rate of interest publicly announced by Wells Fargo Bank, N.A., its successors or any other commercial bank designated by the Agent from time to time, in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by such bank as a means of pricing loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by such bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.
“Reimbursement Account”: The account or accounts created and maintained pursuant to Section 2.09, which shall be entitled “Wells Fargo Bank, N.A., as Indenture Trustee, in trust for registered Holders of Nationstar Advance Funding Trust 2012-W Servicer Advance Receivables Backed Notes, Series 2012-W, Reimbursement Account” and which must be an Eligible Account.
“Related Servicing Contract”: With respect to any Subserviced Securitization Trust, the pooling and servicing agreement, securitization servicing agreement, sale and servicing agreement, servicing agreement, transfer and servicing agreement, subservicing agreement, trust agreement, indenture and other agreement (howsoever denominated or defined) pursuant to which the related MSR Seller, as servicer, is servicing Mortgage Loans for and on behalf of such Subserviced Securitization Trust.
“Repurchase Price”: As defined in Section 6.02 of the Receivables Purchase Agreement.
“Required Noteholders”: Noteholders with 66 2/3% or more in aggregate of the sum of Commitments set forth in the Note Purchase Agreement (in the case of the Variable Funding Notes) plus the Term Note Principal Balance.
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*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Required Reserve Amount”: On any date of determination, an amount equal to [***]% of the Note Principal Balance (after giving effect to all payments of principal in respect of the Notes on such date or, if such date is not a Payment Date, on the immediately preceding Payment Date and Funding Dates).
“Reserve Account”: The segregated account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 2.09 and entitled, “Wells Fargo Bank, N.A., as Indenture Trustee in trust for the Noteholders of the Nationstar Advance Funding Trust 2012-W Servicer Advance Receivables Backed Notes, Series 2012-W, Reserve Account.”

“Responsible Officer”: With respect to the Indenture Trustee, any officer of the Indenture Trustee assigned to its corporate trust services group, including any vice president, assistant vice president, assistant treasurer or trust officer customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Indenture, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture.
“Rolling Three Month Reimbursement Percentage”: With respect to any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is the aggregate Advance Reimbursement Amounts deposited to the Reimbursement Account during the prior three related Collection Periods related solely to the Servicing Advances, Legacy Deferred Servicing Fees and Loan-Level Delinquency Advances referenced in clause (ii) below and (ii) the denominator for which is the aggregate Receivables Balance with respect to Servicing Advances, Legacy Deferred Servicing Fees and Loan-Level Delinquency Advances outstanding as of the beginning of the first Collection Period specified in clause (i) above.
“Rule 144A”: Rule 144A under the 1933 Act.
“S&P”: Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc.
“Schedule of Additional Receivables”: An electronic file, maintained by the Indenture Trustee, listing by loan number and indicating the amount of advance, applicable Securitization Trust and Advance Category, all the Additional Receivables sold and/or contributed to the Issuer under the Receivables Purchase Agreement and Granted to the Indenture Trustee since the most recent previously delivered such schedule, as set forth on Schedule V hereto, as updated from time to time to list Additional Receivables Granted to the Indenture Trustee and deducting any amounts paid against the Receivables as of such date.
“Schedule of Initial Receivables”: An electronic file listing by loan number, amount of advance, applicable Securitization Trust and Advance Category, all the Initial Receivables sold and/or contributed to the Issuer under the Receivables Purchase Agreement and Granted to the Indenture Trustee on the Initial Funding Date, as set forth on Schedule IV hereto.
“Secured Parties”: The Noteholders, the Agent, any Swap Provider, the Indemnified Parties and the Indenture Trustee.
“Securities Intermediary”: Shall have the meaning given such term in Section 8-102(a)(14) of the UCC, and where appropriate, shall have the meaning set forth in Section 2.17(a) hereof.
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*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Securitization Trust”: Each real estate mortgage investment conduit within the meaning of Section 860A-860G of the Code or other mortgage-backed securities issuance set forth on Schedule I through Schedule III hereto, as such schedules may be amended from time to time, and collectively referred to herein as the “Securitization Trusts.”
“Securitization Trust Termination Event”: With respect to any Securitization Trust, any of the following conditions or events:
(l)the (i) giving or receiving of notice of resignation or termination as Servicer by

Nationstar with respect to such Securitization Trust by any Person authorized to deliver such notice pursuant to the applicable Servicing Contract (ii) receipt by the Servicer of notice of an event of default by the Servicer under any Servicing Contract with respect to such Securitization Trust that is not cured or waived within the time periods specified in the related Servicing Contract, or (iii) threatened termination of the Servicer by the related Securitization Trustee in writing related to any default by the Servicer under the related Servicing Contract existing for 45 or more days by the Servicer under the related Servicing Contract; provided, however, that any such termination related to a default resulting solely from the failure of a Collateral Performance Test shall not result in a Securitization Trust Termination Event under this clause (a)(iii) unless and until a notice of termination is delivered to the Servicer by any Person authorized to deliver such notice pursuant to the applicable Servicing Contract;
(m)(i) the unpaid Principal Balance of the related Mortgage Loans is less than $[***] (a “Low Balance Securitization Trust”) or (ii) the Securitization Trust contains fewer than [***] Mortgage Loans (a “Low Count Securitization Trust”; together, the Low Balance Securitization Trusts and Low Count Securitization Trusts, the “Low Threshold Securitization Trusts”); provided, that, notwithstanding the foregoing, to the extent the unpaid Principal Balance of and such Low Balance Securitization Trust is greater than $[***] or such Low Count Securitization Trust is greater than [***] Mortgage Loans, and such Low Balance Securitization Trust or Low Count Securitization Trust, when added to the aggregate number of (A) Low Balance Securitization Trusts with unpaid Principal Balances greater than $[***] and (B) Low Count Securitization Trusts with greater than [***] Mortgage Loans, causes the aggregate outstanding principal balance of the Mortgage Loans related to such Low Threshold Securitization Trusts to exceed 3% of the aggregate outstanding principal balance of the Mortgage Loans related to all Securitization Trusts, then there shall not occur a Servicer Termination Event with respect to such Low Threshold Securitization Trust;
(n)the Delinquency Ratio with respect to such Securitization Trust exceeds [***]%;
(o)the Advance Ratio exceeds [***]%;
(p)on any date of determination with respect to the Eligible Receivables in such Securitization Trust, the Rolling Three Month Reimbursement Percentage is less than [***]%; or
(g)     (i) a Pool Factor Event has occurred and (ii) (A) the sum of (1) the aggregate Receivables Balance of all Receivables (not including any portion thereof relating to Delinquency Advances to the extent such Delinquency Advances were funded using Amounts Held for Future Distribution) with respect to such Securitization Trust and (2) the aggregate receivables balance of the Aggregate GMAC Receivables relating to such Securitization Trust, if applicable, when divided by (B) the Net Property Value of all Mortgaged Property serviced by the Servicer included in such Securitization Trust is greater than [***]%.
“Securitization Trustee”: Each trustee appointed under a Servicing Contract in connection with a Securitization Trust.
“Security Entitlement”: As defined in Section 8-102(a)(17) of the UCC.
“Seller”: Nationstar.
“Servicer”: Nationstar, in its capacity as successor servicer to the applicable MSR Seller or master servicer or subservicer of the Mortgage Loans in the related the Securitization Trust pursuant to the related Servicing Contract and any successor servicer appointed thereunder, as applicable.
“Servicer Termination Event”: Means (i) with respect to any Servicing Contract, the occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Servicer of
*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

any required notices, as a result of which any Person has the present right to terminate the Servicer as Servicer under such Servicing Contract, which event has not been waived or (ii) with respect to any Related Servicing Contract, the occurrence of any events or conditions, and the passage of any cure period and giving to and receipt by the related MSR Seller, as servicer, of any required notices, as a result of which any Person has the present right to terminate such MSR Seller as servicer under such servicing contract, which event has not been waived.
“Servicing Advances”: As such term (or term of substantially similar import howsoever denominated or defined) is defined in the relevant Servicing Contracts (including but not limited to Corporate Advances and Escrow Advances) and are reported by the Servicer in the Monthly Servicer Report under the advance type headings “Servicing Advance”, “Corporate Advance”, “Escrow Advance” or a similar heading.
“Servicing Compensation”: Servicing Fees (other than any Legacy Deferred Servicing Fees), late payment charges, assumption fees, insufficient funds charges and ancillary income (other than prepayment charges) related to the Mortgage Loans payable to the Servicer under the related Servicing Contract.

“Servicing Contract”: Each pooling and servicing agreement, securitization servicing agreement, sale and servicing agreement, servicing agreement, transfer and servicing agreement, subservicing agreement (including, but not limited to, the Subservicing Agreement), trust agreement, indenture and other agreement (howsoever denominated or defined) pursuant to which the Servicer is servicing Mortgage Loans for and on behalf of a Securitization Trust (including, but not limited to, any Subserviced Securitization Trust), each as may be amended, modified or supplemented from time to time, and collectively referred to herein as the “Servicing Contract”; provided, that, with respect to each Subserviced Securitization Trust, as the context requires, the term “Servicing Contract” shall be deemed to include both the Related Servicing Contract and the related Subservicing Agreement, as applicable.
“Servicing Counterparties”: Means any of the related issuing entities, Mortgage Loan owners or other parties to any Servicing Contract in respect of any Securitization Transaction.
“Servicing Fee”: As such term (or term of substantially similar import howsoever denominated or defined) is defined in the Servicing Contracts.
“Servicing Standards”: As defined in Section 9.04 of the Receivables Purchase Agreement.
“Skip Funding Date” As defined in Section 2.01 of the Receivables Purchase Agreement.
“Stated Maturity Date”: With respect to the Notes, the date that is twelve (12) months after the Initial Funding Date, as such date may be amended from time to time, as of which date the principal of and accrued but unpaid interest on the Notes shall become due and payable as herein provided.
“Subservicing Agreement”: With respect to each Subserviced Securitization Trust, either subservicing agreement among the MSR Sellers and the Servicer which provides, among other things, that: (i) each such applicable Subserviced Securitization Trust is subject to the terms and provisions of such Subservicing Agreement; (ii) Nationstar, as subservicer, shall be required to make both Delinquency Advances and Servicing Advances required under the Related Servicing Contract; (iii) Nationstar, as subservicer, shall be entitled to reimburse itself for Delinquency Advances and Servicing Advances from all permitted sources under the Related Servicing Contract, including general collections; (iv) each MSR Seller agrees to remit to Nationstar, within two (2) Business Days of receipt thereof, any collections and reimbursements of Delinquency Advances and Servicing Advances it receives, without set-off; (v) the MSR Sellers agree to reasonably cooperate with Nationstar to obtain reimbursement of Delinquency Advances and Servicing Advances including, if either of the MSR Sellers, as servicers, or Nationstar, as subservicer, is terminated, by seeking immediate reimbursement therefor from the successor servicer or, failing that, on a first-in-first-out basis; (vi) the MSR Sellers sell and assign to Nationstar all right to reimbursement for Delinquency Advances and Servicing Advances made by Nationstar, as subservicer and agent of the MSR Sellers, to the extent the same shall be deemed to be Receivables of the MSR Sellers; and (vi) the MSR Sellers may only terminate Nationstar for cause after a reasonable cure period and may not terminate Nationstar without cause.
“Subserviced Securitization Trust Schedule”: The list of Subserviced Securitization Trusts attached hereto as Schedule IX or, after any revision to such schedule, the schedule maintained by the Indenture Trustee pursuant to Section 7.04 hereof.
“Subserviced Securitization Trusts”: The Securitization Trusts, with respect to which the Servicer is acting as subservicer pursuant to the Subservicing Agreement and that are listed on the Subserviced Securitization Trust Schedule, as such schedule may be amended, modified or supplemented from time to time in accordance with this Indenture.
“Successor Person”: As defined in Section 9.09(a)(i) herein.
“Swap Agreement”: Any interest rate swap agreement or agreements entered into from time to time, between the Swap Provider and the Hedge Enforcement Party, on behalf of the Issuer, including any schedule, confirmations, credit support annex or other credit support document relating thereto.
“Swap Provider”: The swap provider under any Swap Agreement and thereafter, any successors and assigns in such capacity that at least meet the requirements for a replacement swap provider as set forth under the applicable Swap Agreement and Section 2.20(b) hereof.
“Tangible Net Worth” shall mean, with respect to the Seller, an amount equal to (A) its Net Worth, minus (B) any of its Intangible Assets (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs, but excluding any originated or purchased servicing rights or retained residual securities) and any and all advances to, investments in and receivables held from Affiliates, provided, however, that the non-cash effect (gain or loss) of mark-to market adjustments made directly to stockholders' equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.
“Tax Opinion”: An opinion of Independent counsel to the effect that (A) if any Notes are being issued or are deemed to be issued on the date of such Tax Opinion and such Notes are considered to be both issued and outstanding for U.S. federal income tax purposes, (i) the Issuer will not be subject to tax on its net income as (x) an association taxable as a corporation, (y) a publicly traded partnership taxable as a corporation or (z) a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes and (ii) the Notes being issued or deemed to be issued on such date that are considered to be both issued and outstanding for U.S. federal income tax purposes will be treated as debt for U.S. federal income tax purposes or (B) in all other cases, the Issuer will not become subject to U.S. federal income taxation on its net income.
“Term Note”:  The Issuer's Advance Receivables Backed Term Notes, Series 2012-W, that may be executed, authenticated and delivered hereunder. As of the date hereof, no Term Notes have been issued and are Outstanding.
“Term Note Additional Interest Carryover Shortfall”: With respect to any Payment Date and the Term Notes, the excess of (i) the sum of (a) the Term Note Additional Interest Distributable Amount for the Term Notes for such Payment Date and (b) without duplication, any unpaid Term Note Additional Interest Carryover Shortfall for the Term Notes for any preceding Payment Date plus interest thereon accrued with respect to each Accrual Period since such preceding Payment Date to the current Payment Date at a rate equal to the Term Note Interest Rate for the Term Notes plus the Term Note Post-ARD Additional Rate for the Term Notes over (ii) the amount of such interest described in clause (i) above, if any, actually paid to the Term Noteholders on such Payment Date pursuant to Section 2.10(c)(viii)(E).

“Term Note Additional Interest Distributable Amount”: With respect to any Payment Date, the related Accrual Period and the Term Notes, an amount equal to the sum of the Daily Interest Amounts (Post-ARD) for the Term Notes for all days in the related Accrual Period.
“Term Note Collateral Value”: With respect to the Collateral and any Outstanding Term Notes as of any date, the sum of: (a) with respect to any Pool-Level Advance, the difference between (1) the product of (i) the P&I Borrowing Base Amount relating to such Pool-Level Advances and (ii) the applicable Term Note Discount Factor and (2) the related component of the Variable Funding Note Collateral Value; (b) with respect to any Loan-Level Delinquency Advance (Non-Judicial States), the difference between (1) the product of (i) the P&I Borrowing Base Amount relating to such Loan-Level Delinquency Advances and (ii) the applicable Term Note Discount Factor and (2) the related component of the Variable Funding Note Collateral Value; (c) with respect to any Loan-Level Delinquency Advance (Judicial States), the difference between (1) the product of (i) the P&I Borrowing Base Amount relating to such Loan-Level Delinquency Advances and (ii) the applicable Term Note Discount Factor and (2) the related component of the Variable Funding Note Collateral Value; (d) with respect to any Escrow Advances (Judicial States), the difference between (1) the product of (i) the Receivables Balance of the Eligible Receivables related to such Escrow Advances and (ii) the applicable Term Note Discount Factor and (2) the related component of the Variable Funding Note Collateral Value; (e) with respect to any Escrow Advances (Non-Judicial States), the difference between (1) the product of (i) the Receivables Balance of the Eligible Receivables related to such Escrow Advances and (ii) the applicable Term Note Discount Factor and (2) the related component of the Variable Funding Note Collateral Value; (f) with respect to any Corporate Advances (Judicial States), the difference between (1) the product of (i) the Receivables Balance of the Eligible Receivables related to such Corporate Advances and (ii) the applicable Term Note Discount Factor and (2) the related Variable Funding Note Collateral Value; (g) with respect to any Corporate Advances (Non-Judicial States), the difference between (1) the product of (i) the Receivables Balance of the Eligible Receivables related to such Corporate Advances and (ii) the applicable Term Note Discount Factor and (2) the related component of the Variable Funding Note Collateral Value; (h) with respect to any Legacy Deferred Servicing Fees (Judicial States), the difference between (1) the product of  (i) the Receivables Balance of the Eligible Receivables related to such Legacy Deferred Servicing Fees and (ii) the applicable Term Note Discount Factor and (2) the related component of the Variable Funding Note Collateral Value and (i) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), the difference between (1) the product of  (i) the Receivables Balance of the Eligible Receivables related to such Legacy Deferred Servicing Fees and (ii) the applicable Term Note Discount Factor and (2) the related component of the Variable Funding Note Collateral Value.
“Term Note Default Additional Rate”: With respect to the Term Notes and each Accrual Period during the occurrence and continuance of an Event of Default, the per annum rate agreed to upon issuance of the related Term Notes.

“Term Note Default Interest Carryover Shortfall”: With respect to any Payment Date and the Term Notes, the excess of (i) the sum of (a) the Term Note Default Interest Distributable Amount for the Term Notes for such Payment Date and (b) without duplication, any applicable unpaid Term Note Default Interest Carryover Shortfall for the Term Notes for any preceding Payment Date plus interest thereon accrued with respect to each Accrual Period since such preceding Payment Date to the current Payment Date at a rate equal to the Term Note Interest Rate for the Term Notes plus the Term Note Default Additional Rate for the Term Notes over (ii) the amount of such interest described in clause (i) above, if any, actually paid to the Term Noteholders on such Payment Date pursuant to Section 2.10(c)(viii)(E).

“Term Note Default Interest Distributable Amount”: With respect to any Payment Date, the related Accrual Period and the Term Notes, an amount equal to the sum of the Daily Interest Amounts (Post-EOD) for the Term Notes for all days in the related Accrual Period.
“Term Note Discount Factor”: With respect to any Receivables and the Term Notes, the advance rates agreed to upon the related date of issuance of such Term Notes; provided, however, that, if on any Funding Date a Discount Factor Reduction Event shall have occurred and be continuing with respect to the related Securitization Trust, each percentage set forth in this definition with respect to any such Receivables immediately above shall be decreased by an amount equal to the product of (A) the applicable Discount Factor Reduction Percentage and (B) the applicable Discount Factor Proportional Weighting Ratio.

“Term Note Initial Principal Balance”:  With respect to the Term Notes, the dollar value agreed to upon the date of issuance of such Term Notes.
“Term Note Interest Carryover Shortfall”: With respect to any Payment Date and the Term Notes, the excess of (i) the sum of (a) the Term Note Interest Distributable Amount for the Term Notes for such Payment Date and (b) without duplication, any unpaid Term Note Interest Carryover Shortfall for the Term Notes for any preceding Payment Date plus interest thereon accrued with respect to each Accrual Period since such preceding Payment Date to the current Payment Date at a rate equal to the sum of the Term Note Interest Rate for the Term Notes plus the Term Note Default Additional Rate for the Term Notes over (ii) the amount of such interest described in clause (i) above, if any, actually paid to the Term Noteholders on such Payment Date pursuant to Section 2.10(c)(v).

“Term Note Interest Distributable Amount”: With respect to any Payment Date, the related Accrual Period and the Term Notes, an amount equal to the sum of the Daily Interest Amounts for the Term Notes for all days in the related Accrual Period.
“Term Note Interest Rate”: With respect to the Term Notes, the per annum rate agreed to upon the related date of issuance of such Term Notes.
“Term Note Principal Balance”:  As of any date of determination, the Term Note Initial Principal Balance of the Term Notes less all amounts previously distributed in respect of principal of the Term Notes on or prior to such date.
“Term Note Post-ARD Additional Rate”: With respect to the Term Notes, the per annum rate agreed to upon the related date of issuance of such Term Notes.
“Term Noteholder”: The Person in whose names a Term Note is registered on the Note Register maintained pursuant to Section 2.05 hereof.
“Total Redemption”: As defined in Section 2.16(a).

“Transaction Documents”: This Indenture, the Receivables Purchase Agreement, the Note Purchase Agreement, the Trust Agreement, the Verification Agent Letter, the Notes, the Administration Agreement, any Hedge Agreements, and any other instrument, certificate or agreement relating to the transactions contemplated hereunder or thereunder, but not including the Servicing Contracts.
“Treasury Regulations”: Temporary, final or proposed regulations (to the extent that by reason of their proposed effective date such proposed regulations would apply to the Issuer) of the United States Department of the Treasury.
“Trust Agreement”: The Amended and Restated Trust Agreement dated June 26, 2012 by and among the Administrator, the Depositor and the Owner Trustee.
“Trust Certificate”: As defined in the Trust Agreement.
“Trust Estate”: As defined in the Granting Clause.
“Trustee Report”: As defined in Section 6.01(a) herein.
“UCC”: The Uniform Commercial Code as in effect in any applicable jurisdiction.
“UCC Financing Statement”: A financing statement in form sufficient for filing pursuant to the UCC, as in effect in the relevant jurisdiction.
“Variable Funding Note”:  The Issuer's Advance Receivables Backed Variable Funding Notes, Series 2012-W executed, authenticated and delivered hereunder.
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*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Variable Funding Note Additional Interest Carryover Shortfall”: With respect to any Payment Date and the Variable Funding Notes, the excess of (i) the sum of (a) the Variable Funding Note Additional Interest Distributable Amount for such Payment Date and (b) without duplication, any unpaid Variable Funding Note Additional Interest Carryover Shortfall for any preceding Payment Date plus interest thereon accrued with respect to each Accrual Period since such preceding Payment Date to the current Payment Date at a rate equal to the sum of the Variable Funding Note Floating Rate plus the Variable Funding Note Post-ARD Additional Rate over (ii) the amount of such interest described in clause (i) above, if any, actually paid to the Variable Funding Noteholders on such Payment Date pursuant to Section 2.10(c)(viii)(D).
“Variable Funding Note Additional Interest Distributable Amount”: With respect to any Payment Date, the related Accrual Period and the Variable Funding Notes, an amount equal to the sum of the Daily Interest Amounts (Post-ARD) for the Variable Funding Notes and all days in the related Accrual Period.

“Variable Funding Note Collateral Value”: With respect to the Collateral that in each case is an Eligible Receivable, and the Variable Funding Notes as of any date, the sum of: (a) with respect to any Pool-Level Advance, the product of (i) the P&I Borrowing Base Amount relating to such Pool-Level Advances and (ii) the applicable Variable Funding Note Discount ________________________________

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Factor; (b) with respect to any Loan-Level Delinquency Advance (Non-Judicial States), the product of (i) the P&I Borrowing Base Amount relating to such Loan-Level Delinquency Advances and (ii) the applicable Variable Funding Note Discount Factor; (c) with respect to any Loan-Level Delinquency Advance (Judicial States), the product of (i) the P&I Borrowing Base Amount relating to such Loan-Level Delinquency Advances and (ii) the applicable Variable Funding Note Discount Factor; (d) with respect to any Escrow Advances (Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Escrow Advances and (ii) the applicable Variable Funding Note Discount Factor; (e) with respect to any Escrow Advances (Non-Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Escrow Advances and (ii) the applicable Variable Funding Note Discount Factor; (f) with respect to any Corporate Advances (Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Corporate Advances and (ii) the applicable Variable Funding Note Discount Factor; (g) with respect to any Corporate Advances (Non-Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Corporate Advances and (ii) the applicable Variable Funding Note Discount Factor; (h) with respect to any Legacy Deferred Servicing Fees (Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Legacy Deferred Servicing Fees and (ii) the applicable Variable Funding Note Discount Factor and (i) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Legacy Deferred Servicing Fees and (ii) the applicable Variable Funding Note Discount Factor.

For purposes of determining the Variable Funding Note Collateral Value of a Receivable, a Receivable shall be deemed unreimbursed until the cash reimbursement thereof is deposited into the Reimbursement Account.
Notwithstanding any provisions to the contrary herein, the “Variable Funding Note Collateral Value” shall be $0.00 in respect of any Receivable that:
(i) is not an Eligible Receivable; or
(ii) the Receivables Balance of such Receivable:
(a)    when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables related to any Securitization Trust to exceed [***]% of the aggregate Receivables Balance of the Aggregate Receivables;
(b)    when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables with respect to Loan-Level Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees that relate to Mortgage Loans secured by second or more junior liens on the respective mortgaged properties to exceed [***]% of the aggregate outstanding principal amount of all Receivables with respect to Loan-Level Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees;
(c)    to the extent such Receivable is related to a Bottom of the Waterfall Advance with respect to a Mortgage Loan which is 90 or more days Delinquent, when added to the aggregate Receivables Balance of all Receivables relating to Bottom of the Waterfall Advances with respect to such Mortgage Loan, causes the Loan-Level Valuation Ratio related to such Mortgage Loan to be less than [***];
(d)    when added to the aggregate Receivables Balance of the Aggregate Receivables,

causes the aggregate Receivables Balance of all Receivables relating to Bottom of the Waterfall Advances to exceed [***]% of the aggregate Receivables Balance of the Aggregate Receivables;
(e)    when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables relating to Servicing Advances to equal or exceed [***]% of the aggregate Receivables Balance of the Aggregate Receivables;
(f)     when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables relating to the same Securitization Trust to exceed: (i) [***]% of the aggregate outstanding principal balance of all Mortgage Loans included in such Securitization Trust if such date of determination is before the date which is five (5) months after the Closing Date; (ii) [***]% of the aggregate outstanding principal balance of all Mortgage Loans included in such Securitization Trust if such date of determination is on or after the date which is five (5) months after the Closing Date; (iii) [***]% of the aggregate outstanding principal balance of all Mortgage Loans included in such Securitization Trust that are 30 days or less Delinquent if such date of determination is before the date which is five (5) months after the Closing Date; or (iv) [***]% of the aggregate outstanding principal balance of all Mortgage Loans included in such Securitization Trust that are 30 days or less Delinquent if such date of determination is on or after the date which is five (5) months after the Closing Date; or
(g)     to the extent such Receivable has not been outstanding for thirty (30) months or more, when added to the Receivables Balance of the Aggregate Receivables, causes the aggregate Receivables Balance of all Receivables in a Securitization Trust that have been outstanding for more than eighteen (18) months to exceed: (i) [***]% of the aggregate outstanding principal amount of all Receivables included in such Securitization Trust if such date of determination is before the date which is seven (7) months after the Closing Date; or (ii) [***]% of the aggregate Receivables Balance of all Receivables included in such Securitization Trust if such date of determination is on or after the date which is seven (7) months after the Closing Date.
“Variable Funding Note Default Additional Rate”: With respect to the Variable Funding Notes and each Accrual Period during the occurrence and continuance of an Event of Default, the per annum rate equal to [***]%.
“Variable Funding Note Default Interest Carryover Shortfall”: With respect to any Payment Date and the Variable Funding Notes, the excess of (i) the sum of (a) the Variable Funding Note Default Interest Distributable Amount for such Payment Date and (b) without duplication, any unpaid Variable Funding Note Default Interest Carryover Shortfall for any preceding Payment Date plus interest thereon accrued with respect to each Accrual Period since such preceding Payment Date to the current Payment Date at a rate equal to the sum of the Variable Funding Note Floating Rate plus the Variable Funding Note Default Additional Rate over (ii) the amount of such interest described in clause (i) above, if any, actually paid to the Variable Funding Noteholders on such Payment Date pursuant to pursuant to Section 2.10(c)(viii)(D).
“Variable Funding Note Default Interest Distributable Amount”: With respect to any Payment Date, the related Accrual Period and the Variable Funding Notes, an amount equal to the sum of the Daily Interest Amounts (Post-EOD) for the Variable Funding Notes and all days in the related Accrual Period.
“Variable Funding Note Discount Factor”: With respect to any Receivables, (A) with respect to Pool-Level Advances, [***]%, (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States),

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

[***]%, (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***]%, (D) with respect to Escrow Advances (Non-Judicial States), [***]%, (E) with respect to Escrow Advances (Judicial States), [***]%, (F) with respect to Corporate Advances (Non-Judicial States), [***]%, (G) with respect to Corporate Advances (Judicial States), [***]%, (H) with respect to Legacy Deferred Servicing Fees (Judicial States), [***]% and (I) with respect to Legacy Deferred Servicing Fees (Non-Judicial States), [***]%; provided, however, that, if on any Funding Date a Discount Factor Reduction Event shall have occurred and be continuing with respect to the related Securitization Trust, each percentage set forth in this definition with respect to any such Receivables immediately above shall be decreased by an amount equal to the product of (A) the applicable Discount Factor Reduction Percentage and (B) the applicable Discount Factor Proportional Weighting Ratio.
“Variable Funding Note Floating Rate”: With respect to each Accrual Period and the Variable Funding Notes, the per annum rate equal to the sum of (a) LIBOR for such Accrual Period, and (b) the Variable Funding Note Margin Rate.
“Variable Funding Note Interest Carryover Shortfall”: With respect to any Payment Date and the Variable Funding Notes, the excess of (i) the sum of (a) the Variable Funding Note Interest Distributable Amount for such Payment Date and (b) without duplication, any unpaid Variable Funding Note Interest Carryover Shortfall for any preceding Payment Date plus interest thereon accrued with respect to each Accrual Period since such preceding Payment Date to the current Payment Date at a rate equal to the sum of the Variable Funding Note Floating Rate plus the Variable Funding Note Default Additional Rate over (ii) the amount of such interest described in clause (i) above, if any, actually paid to the Variable Funding Noteholders on such Payment Date pursuant to pursuant to Section 2.10(c)(iv).

“Variable Funding Note Interest Distributable Amount”: With respect to any Payment Date, the related Accrual Period and the Variable Funding Notes, an amount equal to the sum of the Daily Interest Amounts for the Variable Funding Notes and all days in the related Accrual Period.
“Variable Funding Note Margin Rate”: [***]%.
“Variable Funding Note Maximum Balance”: $450,000,000.
“Variable Funding Note Post-ARD Additional Rate”: With respect to the Variable Funding Notes and any date of determination during the occurrence and continuance of an Early Amortization Event (other than under clause (a) of the definition thereof), the following per annum rates: (i) for the period beginning on the first day after the termination of the Funding Period and ending three (3) months thereafter, the rate equal to the product of (a) 0.25 and (b) the applicable Variable Funding Note Margin Rate; (ii) for the period beginning at the end of the previous three (3) month period set forth in clause (i) of this definition and ending three (3) months thereafter, the rate equal to the product of (a) 0.50 and (b) the applicable Variable Funding Note Margin Rate; and (iii) after the period set forth in clause (ii) of this definition, the rate equal to 3.00% per annum.
“Variable Funding Note Principal Balance”:  With respect to the Variable Funding Notes, as of any date of determination, (A) the sum of (i) the balance of the Variable Funding Note as of the Closing Date

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

and (ii) all Additional Note Balances purchased on or prior to such date pursuant to the Note Purchase Agreement minus (B) all amounts previously distributed in respect of principal of the Variable Funding Notes on or prior to such date.

“Variable Funding Noteholder”: The Person in whose name any Variable Funding Note is registered on the Note Register maintained pursuant to Section 2.05 hereof.
“Verification Agent”: American Mortgage Consultants, Inc., or another verification agent selected by the Seller and consented to in writing by the Agent (such consent not to be unreasonably withheld), or its successor as verification agent in respect of the Aggregate Receivables under the Verification Agent Letter..

“Verification Agent Fee”: The amount payable to the Verification Agent for its services under the Verification Agent Letter.
“Verification Agent Letter”: The letter agreement, dated as of June 26, 2012, among the Seller, the Agent and the Verification Agent, regarding the scope of services, as the same relate to the services to be provided pursuant to Exhibit A thereto, to be provided by the Verification Agent in respect of the Aggregate Receivables, and any other agreement with the Verification Agent approved by the Seller, the Issuer and the Noteholders.
    60

“Weighted Average Foreclosure Timeline”: As of any date of determination, with respect to the Loan-Level Delinquency Advances and Servicing Advances pertaining to a Securitization Trust, the average sum of (i) the higher of the then current (in either case, measured from initiation of foreclosure through foreclosure sale) (a) Fannie Mae state foreclosure timelines or (b) Freddie Mac state foreclosure timelines, plus (ii) any
*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

announced or currently in force federal or state foreclosure moratorium period not already incorporated into the Fannie Mae or Freddie Mac state foreclosure timelines (expressed in months and weighted by the aggregate Receivables Balance of all Receivables with respect to such Loan-Level Delinquency Advances and Servicing Advances sold by the Seller); provided, however, that in the event that one of either Fannie Mae or Freddie Mac ceases to exist as an entity or to publish state foreclosure timelines, the state foreclosure timelines of the agency still in existence shall be used for purposes of clause (i) of this definition; provided, further, that in the event both Freddie Mac and Fannie Mae cease to exist as entities or to publish state foreclosure timelines, the Agent (in its sole and absolute discretion) shall determine a successor entity whose state foreclosure timelines will be used for purposes of clause (i) of this definition.
“Weighted Average Months to Liquidation”:  As of any date of determination, with respect to all Servicing Advances, Loan-Level Delinquency Advances and Legacy Deferred Servicing Fees outstanding as of the end of the preceding Collection Period and the Receivables of which were owned by the Issuer and repaid in full during the preceding six Collection Periods, the six month rolling average of the number of Collection Periods (expressed in months and weighted by the aggregate Receivables Balance of all Receivables with respect to such Servicing Advances, Loan-Level Delinquency Advances and Legacy Deferred Servicing Fees sold by the Seller) from the respective dates such Servicing Advances, Loan-Level

Delinquency Advances and Legacy Deferred Servicing Fees arose to the dates that such Receivables were repaid in full, whether as the result of liquidation or otherwise.
“Weighted Average Months Outstanding”:  As of any date of determination, with respect to all Servicing Advances and Loan-Level Delinquency Advances outstanding as of the end of the preceding Collection Period and the Receivables of which are owned by the Issuer which constituted all outstanding and unreimbursed Eligible Receivables, calculated as of the end of the preceding Collection Period, the period (expressed in months and weighted by the aggregate Receivables Balance of all Receivables with respect to such Servicing Advances and Loan-Level Delinquency Advances sold by the Seller) from the respective dates such Servicing Advances and Loan-Level Delinquency Advances arose to the end of the preceding Collection Period.
Section 1.02.    Rules of Construction.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;
(3)    the word “including” shall be construed to be followed by the words “without limitation”;
(4)    article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;
(5)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision;
(6)    the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires;
(7)    any reference to “Mortgage Loan” or “Current-Paying Mortgage Loan”, or any similar reference to a mortgage loan owned by a Securitization Trust, in this Indenture and any other Transaction Document, shall only mean any such mortgage loan serviced by the Servicer under the related Servicing Contract; and
(8)    any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, restated, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
THE NOTES
Section 2.01.    Forms; Denominations; Conditions Precedent.

(a)The Variable Funding Notes shall be substantially in the form attached hereto as Exhibit A-I and the Term Notes shall be substantially in the form attached hereto as Exhibits A-II-1 and A-II-2; provided, that any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage. Variable Funding Notes shall be issued in the form of certificated notes in definitive, fully registered form without interest coupons in substantially the form attached hereto as Exhibit A, and shall be registered in the name of the beneficial owner or nominee thereof, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. Term Notes shall be issued in the form of Global Term Notes in definitive, fully registered form without interest coupons in substantially the form attached hereto as Exhibit A-II-1, which shall be deposited with the Indenture Trustee, as custodian for and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. The Notes will be issuable only in denominations of not less than $100,000 and in integral multiples of $1,000 in excess thereof.
(b)The Notes to be issued under this Indenture may be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request, upon compliance with the terms and provisions of this Indenture and the following: (i) satisfaction of the conditions precedent contained in Section 4.01 of the Note Purchase Agreement as evidenced by an Officer's Certificate by the Issuer; (ii) satisfaction of the conditions precedent contained in Section 3.01 of the Receivables Purchase Agreement as evidenced by an Officer's Certificate by the Issuer; and (iii) with respect to the issuance of the Term Notes, receipt by the Agent of a favorable opinion dated as of the date of issuance of the Term Notes and satisfactory in form and substance to the Agent and the Indenture Trustee, setting forth that the statements made in any applicable term sheet or offering materials related to ERISA considerations, to the extent those statements constitute matters of United States federal or state of New York law or legal conclusions with respect thereto are correct in all material respects with respect to those consequences or matters that are discussed therein.
(c)This Section 2.01(c) shall apply only to Global Term Notes deposited with or on behalf of the Depository.  The Issuer shall execute and the Indenture Trustee shall, in accordance with Article II of this Indenture, authenticate and deliver initially one or more Global Term Notes that (i) shall be registered in the name of the Depository for such Global Term Note or Global Term Notes or the nominee of such Depository and (ii) shall be delivered by the Indenture Trustee to such Depository or pursuant to such Depository's instructions held by the Indenture Trustee, as custodian for the Depository.  Agent Members shall have no rights under this Indenture with respect to any Global Term Note held on their behalf by the Depository or under the Global Term Note, and the Depository may be treated by the Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Indenture Trustee or the Note Registrar as the absolute owner of such Global Term Note for all purposes whatsoever (except to the extent otherwise provided herein). Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Indenture Trustee, the Note Registrar or any agent of the Issuer, the Indenture Trustee or the Note Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of the Term Notes.  Except as provided in this Section 2.01, owners of beneficial interests in Global Term Notes will not be entitled to receive physical delivery of Certificated Term Notes.
(d)A Global Term Note deposited with the Depository pursuant to this Section 2.01 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.05 and the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Term Note or if at any time such Depository ceases to be a clearing agency and a successor depository is not appointed by the Issuer within ninety (90) days of such notice.  Any Global Term Note that is transferable to the beneficial owners thereof pursuant to this Section 2.01 shall be surrendered by the Depository to the Indenture Trustee's

Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge, and the Indenture Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Term Note, an equal aggregate principal amount of the applicable Term Notes of authorized denominations. Any portion of a Global Term Note transferred pursuant to this Section 2.01 shall be registered in such names as the Depository shall direct. Subject to the provisions of this Section 2.01, the registered Holder of a Global Term Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Term Notes.  Upon receipt of notice from the Depository of the occurrence of the event specified in the first sentence of this Section 2.01(d), the Issuer shall use its best efforts to make arrangements with the Depository for the exchange of interests in the Global Term Notes for individual Certificated Term Notes, and cause the requested individual Certificated Term Notes to be executed and delivered to the Note Registrar in sufficient quantities and authenticated by or on behalf of the Indenture Trustee for delivery to Noteholders.  Persons exchanging interests in a Global Term Note for individual Certificated Term Notes will be required to provide to the Indenture Trustee and the Note Registrar, through the Depository, (i) written instructions and other information required by the Issuer and the Indenture Trustee to complete, execute and deliver such individual Certificated Term Notes and (ii) such certification as to QIB status pursuant to Rule 144A and Qualified Purchaser status under Section 2(a)(51) of the 1940 Act as the Issuer shall require. In all cases, individual Certificated Term Notes delivered in exchange for any Global Term Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by the Depository.
Section 2.02.    Execution, Authentication, Delivery and Dating.
(a)The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Authorized Officer of the Issuer. Notes bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication.
(b)Upon the written request of the Issuer, the Indenture Trustee shall and, at the election of the Indenture Trustee, the Indenture Trustee may appoint one or more agents (each an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with the transfers and exchanges under Sections 2.05 and 2.06, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the initial Authenticating Agent.
Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.
Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any

Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may, or at the direction of the Issuer shall, promptly appoint a successor Authenticating Agent, give written notice of such appointment to the Issuer and give notice of such appointment to the Noteholders. Upon the resignation or termination of the Authenticating Agent and prior to the appointment of a successor, the Indenture Trustee shall act as Authenticating Agent.
Each Authenticating Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as if it were the Indenture Trustee.
Section 2.03.    Acknowledgment of Receipt of the Receivables.
(a)Upon receipt by it of the Receivable Files with respect to the Initial Receivables and all other assets to be delivered to it in accordance with this Indenture and included in the Trust Estate on the Initial Funding Date, the Indenture Trustee shall notify the Issuer and the Noteholders and acknowledge such receipt. In each case, such receipt shall be in good faith and without notice of any adverse claim. The Indenture Trustee declares that it will hold such documents and the other documents received by it that constitute portions of the Receivables Files received after the Initial Funding Date, and that it will hold all assets included in the Trust Estate, on behalf of all present and future Secured Parties.
(b)The Indenture Trustee shall not be under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Receivables delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form if recordation is required, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.
The Indenture Trustee shall not assign, sell, dispose of or transfer any interest in the Receivables or any other asset constituting the Trust Estate (except as expressly provided herein) or knowingly permit the Receivables or any other asset constituting the Trust Estate to be subjected to any lien (other than Permitted Liens), claim or encumbrance arising by, through or under the Indenture Trustee or any Person claiming by, through or under the Indenture Trustee.
Section 2.04.    The Notes Generally.
(a)The aggregate Note Principal Balance of the Notes that may be authenticated and delivered under this Indenture is limited to the Variable Funding Note Maximum Balance plus the Term Note Initial Principal Balance, as set forth in this Indenture, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05 and 2.06 below.
(b)Each Note of a Class shall rank pari passu with each other Note of such Class and be equally and ratably secured by the Trust Estate. All Notes shall be substantially identical except as otherwise to denominations and as expressly permitted in this Indenture.
(c)This Indenture shall evidence a continuing lien on and security interest in the Trust Estate to secure the full payment of the principal, interest and other amounts on all the Notes, which (except as otherwise expressly provided herein) shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of such Notes.
Section 2.05.    Registration of Transfer and Exchange of Notes.
(a)At all times during the term of this Indenture, there shall be maintained at the office of a registrar appointed by the Issuer (the “Note Registrar”) a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Indenture Trustee may appoint, by a written instrument delivered to the Issuer, any other bank or trust company to act a

s Note Registrar under such conditions as the Indenture Trustee may prescribe; provided, that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder as Note Registrar by reason of such appointment. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor indenture trustee shall immediately succeed to its predecessor's duties as Note Registrar. The Issuer and the Noteholders shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times upon reasonable prior notice, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.
(b)No transfer, sale, pledge or other disposition of any Note or beneficial ownership interest therein shall be made unless the Note Registrar and the Indenture Trustee shall have received (i) either (x) the prior written consent of the Depositor (which such consent shall not be unreasonably withheld) or (y) a certificate from the transferor that such Noteholder is transferring, selling, pledging or otherwise disposing of either (1) a participating interest in all or a portion of any Note or (2) such Note to a Person without a transfer or sale of its Commitment under the Note Purchase Agreement and (ii) a certificate from the prospective transferee substantially in the form attached as Exhibit B hereto. If a transfer of any Note or any beneficial ownership interest therein is made without the receipt by the Note Registrar and the Indenture Trustee of the prior written consent of the Depositor (which such consent shall not be unreasonably withheld) or certificate of the transferor and a certificate from the prospective transferee substantially in the form attached as Exhibit B hereto, the Note Registrar shall refuse to register such transfer unless it and the Indenture Trustee receive (and upon receipt, may conclusively rely upon) such items. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the 1933 Act or any other securities law.
(c)By acquiring a Note, each purchaser of a Variable Funding Note or a Certificated Term Note shall and, each purchaser of a Global Term Note will be deemed to, represent, warrant and covenant that either (i) it is not acquiring such Note with the assets of an employee benefit plan or plan subject to Section 406 of ERISA or Section 4975 of the Code (each, a “Plan”) or any other plan subject to a federal, state, local, non-U.S. or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, or (ii) the acquisition, holding and disposition of such Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation of any federal, state, local, non-U.S. or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code. Furthermore, by acquiring a Note, the Note Purchaser will be deemed to give the Indenture Trustee on behalf of the Issuer a binding instruction to enter into the Hedge Agreements and the transactions thereunder, and each transferee will, by the acquisition of such Note, be deemed to have given the Indenture Trustee on behalf of the Issuer a binding instruction to enter into transactions pursuant to the Hedge Agreements.
(d)If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to certify that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b) and (c) of this Section 2.05.
(e)Subject to the preceding provisions of this Section 2.05, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of a like aggregate Note Principal Balance.
(f)At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized denominations of a like aggregate Note Principal Balance, upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive.
(g)Every Note presented or surrendered for transfer or exchange shall (if so required by the Note R egistrar or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.
(h)No service charge shall be imposed for any transfer or exchange of Notes or beneficial ownership interest therein, but the Issuer, the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes or beneficial ownership interests therein.
(i)All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.
(j)The Note Registrar shall provide to each of the Issuer and any Noteholder, upon reasonable written request and at the expense of the requesting party, an updated copy of the Note Register.
(k)Subject to Section 9.07(b) of the Note Purchase Agreement, the Indenture Trustee shall not permit a transfer of any Variable Funding Note unless such transfer, is consented to in writing by the Depositor (which such consent shall not be unreasonably withheld); provided, however, this Section 2.05(k) does not apply to the transfer of a participation interest of a Variable Funding Note or the transfer of all or a portion of a Variable Funding Note that does not include the Commitment of the related Note Purchaser under the Note Purchase Agreement.
Section 2.06.    Mutilated, Destroyed, Lost or Stolen Notes.
If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange therefor, a new Note of the same principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof, and (ii) such security or indemnity as may be reasonably required by them to hold each of them, and any agent of any of them harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.
Upon the issuance of any new Note under this Section 2.06, the Issuer, the Indenture Trustee and the Note Registrar may require the payment by the Noteholder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Authenticating Agent, the Note Registrar and the Indenture Trustee) in connection therewith.
Every new Note issued pursuant to this Section 2.06 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by any Person, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section 2.06 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.07.    Noteholder Lists.
The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Variable Funding Noteholders and Term Noteholders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Noteholder at the Noteholder's expense made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder with a list of the other Variable Funding Noteholders and Term Noteholders of record identified in the Note Register at the time of the request. Every Noteholder, by receiving such access, agrees with the Note Registrar that the Note Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.
Section 2.08.    Persons Deemed Owners.
The Issuer, the Indenture Trustee, the Note Registrar and any agents of any of them may treat the Person in whose name a Note is registered as the owner of such Note for the purpose of receiving payments of principal, interest and other amounts in respect of such Note and for all other purposes, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Term Notes, and owners of beneficial interests in Global Term Notes will not be considered the owners of any Notes for the purpose of receiving notices.
Section 2.09.    Accounts.
(a)On or prior to the date hereof, the Indenture Trustee shall establish in its name, as Indenture Trustee, the Reimbursement Account, the Note Payment Account, the Reserve Account and the Funding Account. The Indenture Trustee shall establish a Hedge Account and Posted Collateral Account in accordance with Section 2.20. Except as provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Accounts. Funds in the Accounts shall not be commingled with any other moneys. All moneys deposited from time to time in the Accounts (including any securities or instruments in which such moneys are invested) shall be held by and under the control of the Indenture Trustee in the Accounts for the benefit of the Secured Parties and the Issuer as herein provided. All amounts received by the Indenture Trustee, including, without limitation, amounts received from the Servicer in respect of the Aggregate Receivables and amounts received from the Seller as Repurchase Prices, shall be deposited into the Reimbursement Account within one (1) Business Day following receipt by the Indenture Trustee and shall be applied in accordance with the terms of this Indenture. In addition, the Issuer may, from time to time, remit additional funds to the Indenture Trustee for deposit into the Reimbursement Account to be applied for the purposes set forth herein.
(b)All of the funds on deposit in the Accounts other than the Posted Collateral Account may be invested and reinvested by the Indenture Trustee at the written direction of the Agent in one or more Permitted Investments, subject to the following requirements:
(i)such Permitted Investments shall mature not later than one (1) Business Day prior to the next Payment Date or Funding Date, whichever is sooner (except that if such Permitted Investment is an obligation of or is managed by the Indenture Trustee or its Affiliate, such Permitted Investment shall not mature later than the next Payment Date or Funding Date, whichever is sooner);
(ii)the securities purchased with the moneys in the Accounts shall be deemed to be funds deposited in the related Accounts;
(iii)each such Permitted Investment shall be made in the name of the Indenture Trustee (in its capacity as such) or in the name of a nominee of the Indenture Trustee under the Indenture Trustee's complete and exclusive dominion and control (or, if applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, a Permitted Investment may be made in such instrument notwithstanding that such instrument is not under the dominion and control of the Indenture Trustee, provided that such pledge is so registered);
(iv)other than the investments described in the second parenthetical phrase in clause (iii) above, the Indenture Trustee shall have the sole control over such investment, the income thereon and the proceeds thereof;
(v)other than the investments described in the second parenthetical phrase in clause (iii) above, any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee or its agent; and
(vi)the proceeds of each investment shall be remitted by the purchaser thereof directly to the Indenture Trustee for deposit in the related Account, subject to withdrawal by the Indenture Trustee as provided herein.
Cash collateral posted by an applicable Hedge Provider in accordance with the terms and provisions of the credit support annex under the applicable Hedge Agreement shall be invested at the direction of the applicable Hedge Provider in Permitted Investments in accordance with the requirements of such Hedge Agreement. In the absence of written direction from the Agent, with respect to the Accounts other than the Posted Collateral Account, and from the Hedge Provider, with respect to the Posted Collateral Account, funds on deposit in the Accounts shall remain un-invested. All amounts earned on Permitted Investments during the prior calendar month shall be deposited into the Note Payment Account on each Payment Date and shall be included in the Available Funds for such Payment Date.
(c)    Each of the Accounts shall remain at all times as Eligible Accounts. In the event that any of the Accounts no longer qualifies as an Eligible Account under the definition thereof, the Issuer shall promptly, and in no event later than thirty (30) calendar days following such Account failing to qualify as an Eligible Account, direct the Indenture Trustee to remit all funds in such Account to a specified Eligible Account.
(d)    The Servicer shall cause all collections in respect of the Mortgage Loans included in each Securitization Trust to be deposited into the related Collection Account pursuant to the related Servicing Contract. No less frequently than each Business Day, the Servicer shall withdraw all amounts available to reimburse Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees from the related Collection Account or from related proceeds and shall remit such amounts to the Indenture Trustee for deposit into the Reimbursement Account.
(e)    Upon the satisfaction and discharge of this Indenture pursuant to Section 3.01 of this Indenture, the Indenture Trustee shall release to the Issuer all amounts, if any, held by it remaining as part of the Trust Estate.
Section 2.10.    Payments on the Notes.
(a)Subject to Section 2.10(b), the Issuer agrees to pay:
(i)prior to the Stated Maturity Date, on each Payment Date and any Redemption Date relating to a Total Redemption, interest on and principal of the Notes in the amounts and in accordance with the priorities set forth in Section 2.10(c), and on each Redemption Date relating to a Partial Redemption, interest on and principal of the Notes in the amounts and in accordance with Section 2.16(a); and
(ii)on the Stated Maturity Date, the entire Note Principal Balance of the Notes, together with all accrued and unpaid interest thereon and all fees, costs, expenses, indemnities and all other amounts then due and payable by Issuer (excluding contingent obligations) to the Agent, the Indenture Trustee and the Noteholders pursuant to this Indenture or any other Transaction Document.
Amounts properly withheld under the Code by any Person from a payment to any holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note as provided in Section 2.10(b), shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

(b)With respect to each Payment Date, any interest, principal and other amounts payable on the Variable Funding Notes and Certificated Term Notes shall be paid to the Person that is the registered holder thereof at the close of business on the related Record Date, and any interest, principal and other amounts payable on the Global Term Notes shall be distributed by the Indenture Trustee by wire transfer in immediately available funds to an account maintained by the Depository or its nominee or, if a wire transfer cannot be effected, by a check in immediately available funds delivered to the Depository or its nominee; provided, however, that interest, principal and other amounts payable at the Final Payment Date of any Note shall be payable only against surrender thereof at the Corporate Trust Office of the Indenture Trustee. Payments of interest, principal and other amounts on the Notes shall be made on the applicable Payment Date other than the Final Payment Date, subject to applicable laws and regulations, by wire transfer to such account as such Noteholder shall designate by written instruction received by the Indenture Trustee not later than the Record Date related to the applicable Payment Date or otherwise by check mailed on or before the Payment Date to the Person entitled thereto at such Person's address appearing on the Note Register. The Indenture Trustee shall pay each Note in whole or in part as provided herein on its Final Payment Date in immediately available funds from funds in the Note Payment Account as promptly as possible after presentation to the Indenture Trustee of such Note at its Corporate Trust Office but shall initiate such payment no later than 3:00 p.m., New York City time, on the day of such presentation; provided, that such presentation has been made no later than 1:00 p.m., New York City time. If presentation is made after 1:00 p.m., New York City time, on any day, such presentation shall be deemed to have been made on the immediately succeeding Business Day.
Except as provided in the following sentence, if a Note is issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on any Record Date and ending before the opening of business at such office or agency on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note. Interest, principal and other amounts payable on any Note issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on the Record Date immediately preceding the Final Payment Date for such Notes and ending on the Final Payment Date for such Notes, shall be payable to the Person that surrenders the new Note as provided in this Section 2.10(b).
All payments of interest, principal and other amounts made with respect to any Note of a Class will be allocated pro rata among the Outstanding Notes of such Class based on the Percentage Interest of that Note within such Class. Monthly interest and principal with respect to the Notes shall be determined, allocated and paid in accordance with the procedures set forth in this Indenture.
If any Note on which the final payment was due is not presented for payment on its Final Payment Date, then the Indenture Trustee shall set aside such payment in a segregated account separate from the Note Payment Account but which constitutes an Eligible Account, and the Indenture Trustee and the Issuer shall act in accordance with Section 5.10 in respect of the unclaimed funds.
(c)On each Payment Date and any Redemption Date relating to a Total Redemption, the Indenture Trustee shall deposit into the Note Payment Account all funds on deposit in the Reimbursement Account and, to the extent required pursuant to Section 2.20, amounts from the Hedge Account and the Posted Collateral Account and, to the extent required pursuant to Section 2.15, amounts from the Reserve Account and, if applicable, any payments received from the Seller on an Option Purchase Date pursuant to Section 2.19 and any payments received from the Seller or its designee pursuant to Section 7.03(b) and withdraw from the Note Payment Account and apply the Available Funds for such Payment Date or Redemption Date, as applicable, for the following purposes a nd in the following order of priority, in each case to the extent of remaining funds:
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*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

30389792

(i)pro rata,

(A)	to the Issuer, an amount equal to the sum of its actual expenses (including the fees, expenses and indemnities of the Owner Trustee),

(B)
pro rata, to Wells Fargo Bank, N.A. in its capacities as Indenture Trustee, Calculation Agent, Posted Collateral Custodian, Securities Intermediary, Authenticating Agent, Note Registrar and Certificate Registrar, an amount equal to the sum of (1) the Indenture Trustee Fee and the Calculation Agent Fee for such Payment Date or Redemption Date, as applicable, (2) any accrued and unpaid Indenture Trustee Fees and Calculation Agent Fees for prior Payment Dates, and (3) any other amounts to which Wells Fargo Bank, N.A., in its capacities as Indenture Trustee, Calculation Agent, Posted Collateral Custodian, Securities Intermediary, Authenticating Agent, Note Registrar and Certificate Registrar are entitled to reimbursement pursuant to this Indenture and the other Transaction Documents; provided, however, that amounts payable pursuant to this clause (i)(B)(I)(3) shall not exceed (a) in the event that no Event of Default has occurred and shall be continuing, $[***] per annum and (b) in the event that an Event of Default has occurred and shall be continuing, $[***] per annum; and

(C)
to the Agent, (a) the Cumulative Facility Fee Payment Amount and (b) all costs, expenses and indemnities to which the Agent, in its capacity as Agent, is entitled to reimbursement pursuant to this Indenture and the other Transaction Documents; provided, that (1) prior to an Event of Default, such amounts paid under this clause (i)(C)(b) shall not exceed $[***] per annum and (2) on and following the occurrence of an Event of Default, such amounts paid under this clause (i)(C)(b) shall not exceed $[***] per annum, in each case, unless consented to by 100% of the Noteholders;

(ii)to the Verification Agent, an amount equal to the sum of all accrued and unpaid Verification Agent Fees, in an amount not greater than the amount set forth in the Verification Agent Letter;
(iii)to each Swap Provider, the amount (including termination payments, other than any Defaulted Swap Termination Payment) due under the applicable Swap Agreements, if any;

(iv)to the Holders of the Variable Funding Notes, an amount equal to the Variable Funding Note Interest Distributable Amount for such Payment Date, plus any Variable Funding Note Interest Carryover Shortfall for prior Payment Dates,
(v)to the Holders of the Term Notes, if any, an amount equal to the sum of the Term Note Interest Distributable Amount for such Payment Date, plus any Term Note Interest Carryover Shortfall for prior Payment Dates;
(vi)up to and including the earlier of (a) the occurrence of an Event of Default and (b) the Stated Maturity Date, to the Reserve Account until the amount on deposit in the Reserve Account equals the Required Reserve Amount;
(vii)during the Funding Period, in the following order of priority:

(A)
to the Variable Funding Noteholders, as a payment of principal in an amount equal to the excess of (x) the sum the Variable Funding Note Principal Balance and the Term Note Principal Balance over (y) the Aggregate Collateral Value (after giving effect to any transfer of Receivables on such Payment Date);

(B)	to the Funding Account, the Collateral Value of any Additional Receivables to be acquired by the Issuer and Granted to the Indenture Trustee on such Payment Date in accordance with Article VII;

(C)
to the Agent and the Noteholders, any other amounts payable by the Seller, the Depositor or the Issuer pursuant to the terms and provisions of the Transaction Documents, including but not limited to any amounts then due as indemnification and any other amounts payable to the Agent and the Noteholders, to the extent not paid previously under the terms and provisions of this Section 2.10(c);

(D)	to each Swap Provider, any Defaulted Swap Termination Payments due under the applicable Swap Agreements, if any;

(E)
to the Indemnified Parties, to the extent not paid pursuant to clauses (i) through (vii)(D) above, any amounts then due to such Indemnified Parties under Section 9.11 of this Indenture (which are invoiced to the Issuer and the Indenture Trustee at least three (3) Business Days prior to the Payment Date or Redemption Date, as applicable) and for which reimbursement is not available under clauses (i) through (vii)(D) above or from any other source pursuant to the provisions of the Transaction Documents; and

________________________________

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

(F)
if directed by the Administrator in accordance with Section 2.16 hereof two (2) Business Days prior to any Payment Date, to the Variable Funding Noteholders, to the payment of principal, the related amount specified by the Administrator;

(G)
to the Issuer for payment to the Administrator, an amount equal to any fees or expenses incurred by the Administrator in connection with the performance of its obligations under the Administration Agreement, provided that payments to the Issuer for the benefit of the Administrator pursuant to this clause (G) shall not exceed $5,000 in any calendar year; and

(H)	to the Certificateholders, the remaining Available Funds; provided, however, that any amounts due and owing to the Owner Trustee shall be paid prior to such payment;
(viii)following the termination of the Funding Period, in the following order of priority:

(A)	to the Variable Funding Noteholders, any remaining Available Funds as a payment of principal until the Variable Funding Note Principal Balance is reduced to zero;

(B)	to the Term Noteholders, any remaining Available Funds as a payment of principal until the Term Note Principal Balance is reduced to zero;

(C)	to the Persons entitled thereto, any amounts (other than Defaulted Swap Termination Payments payable under clause (viii)(F) below) payable by the

Seller, the Depositor and the Issuer pursuant to the Transaction Documents, including but not limited to any amounts then due as indemnification and any other amounts payable to any Person, to the extent not paid previously under the terms and provisions of this Section 2.10(c); provided, that amounts payable under this clause (viii)(C) may be paid under clause (viii)(G) below with the agreement of the Person entitled to receive such payment in the sole and absolute discretion of such Person;

(D)
to the Variable Funding Noteholders, (i) an amount equal to the sum of (a) the Variable Funding Note Additional Interest Distributable Amount for such Payment Date, plus (b) any Variable Funding Note Additional Interest Carryover Shortfall, if any, for prior Payment Dates, and (b) an amount equal to the sum of (x) in the event of the occurrence and continuance of an Event of Default, the Variable Funding Note Default Interest Distributable Amount for such Payment Date, plus (y) any Variable Funding Note Default Interest Carryover Shortfall, if any, for prior Payment Dates;

(E)
to the Term Noteholders, (i) an amount equal to the sum of (a) the Term Note Additional Interest Distributable Amount for such Payment Date, plus (b) any Term Note Additional Interest Carryover Shortfall, if any, for prior Payment Dates, and (b) an amount equal to the sum of (x) in the event of the occurrence and continuance of an Event of Default, the Term Note Default Interest Distributable Amount for such Payment Date, plus (y) any Term Note Default Interest Carryover Shortfall, if any, for prior Payment Dates;

(F)	to each Swap Provider, any Defaulted Swap Termination Payments due under the applicable Swap Agreements, if any;

(G)
to the Indemnified Parties, to the extent not paid pursuant to clauses (i) through (viii)(F) above, any amounts then due to such Indemnified Parties under Section 9.11 of this Indenture (which are invoiced to the Issuer and the Indenture Trustee at least three (3) Business Days prior to the Payment Date or Redemption Date, as applicable) and for which reimbursement is not available under the Transaction Documents from an alternative source (including the Seller) or for which the Indemnified Parties have been unable to obtain reimbursement after reasonable efforts; and

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

(H)	to the Certificateholders, the remaining Available Funds; provided, however, that any amounts due and owing to the Owner Trustee shall be paid prior to such payment.
(d)On each date that is a Funding Date but not a Payment Date (whether or not any Additional Receivables are purchased by the Issuer on such date), the Indenture Trustee shall deposit any Excess Amount from the Reimbursement Account into the Note Payment Account and withdraw from the Note Payment Account and apply such Excess Amount as follows:
(i) first, in accordance with Section 2.10(c)(vi);
(ii) second, in accordance with Sections 2.10(c)(vii)(A) (after giving effect to any transfer of Receivables to be made on such Funding Date); and
(iii) third, in accordance with Sections 2.10(c)(vii)(B) if Additional Receivables are to be

purchased by the Issuer on such Funding Date in accordance with Section 7.02.
(e)Upon the occurrence of the initial Hedge Payment Event following the termination of the Funding Period, the Indenture Trustee shall provide written notice of such Hedge Payment Event to the Noteholders, the Agent, the Seller, the Depositor and the Issuer.
Section 2.11.    Final Payment Notice.
(a)Notice of final payment under Section 2.10(b) shall be given by the Indenture Trustee not later than the 5th Business Day prior to the Final Payment Date to each Noteholder as of the close of business on the Record Date preceding the Final Payment Date at such Noteholder's address appearing in the Note Register, and also to the Agent and the Issuer.
(b)All notices of final payment in respect of the Notes shall state (i) the Final Payment Date, (ii) the amount of the final payment for such Notes and (iii) the place where such Notes are to be surrendered for payment, which shall be the Corporate Trust Office of the Indenture Trustee.
(c)Notice of final payment of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of final payment, or any defect therein, to any Noteholder shall not impair or affect the validity of the final payment of any other Note;
provided, however, that the Indenture Trustee shall not be required to provide any notice required by this Section 2.11 to the extent that such notice has not been provided to the Indenture Trustee by the Issuer or the Servicer at least five (5) Business Days prior to the date on which the Indenture Trustee is required to deliver such notice hereunder.
Section 2.12    Compliance with Withholding Requirements.
Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal and state withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding. All Noteholders shall be required to deliver to the Indenture Trustee prior to the first Payment Date a correct, complete and properly executed U.S. Internal Revenue Service Form W-9, W-8BEN, W-8ECI or W-8IMY (with appropriate attachments), as applicable.
Section 2.13.    Cancellation.
The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar.
All Notes delivered to the Indenture Trustee for payment shall be forwarded to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.
Section 2.14.    Additional Note Balance.
(a)In the event of the purchase of any Additional Note Balances by the Note Purchaser as provided in the Note Purchase Agreement, the Note Purchaser shall, and is hereby authorized to, record on the schedule attached to its Variable Funding Note the date and amount of any Additional Note Balance purchased by it, and each repayment thereof; provided, that failure to make any such recordation on such schedule or any error in such schedule shall not adversely affect any Variable Funding Noteholder's rights with respect to its Additional Note Balance and its right to receive interest payments in respect of the Additional Note Balance held by such Noteholder.
(b)Absent manifest error, the Note Principal Balance of each Variable Funding Note as set forth in the notations made by the related Variable Funding Noteholder on such Variable Funding Note shall be binding upon the Indenture Trustee and the Issuer; provided, that failure by a Variable Funding Noteholder t

o make such recordation on its Variable Funding Note or any error in such notation shall not adversely affect any Variable Funding Noteholder's rights with respect to its Variable Funding Note Principal Balance and its right to receive principal and interest payments in respect thereof.
Section 2.15.     Reserve Account.
On or prior to the Initial Funding Date, the Issuer shall cause the Required Reserve Amount to be deposited into the Reserve Account. The Indenture Trustee shall deposit in the Reserve Account (i) on each Payment Date the amount, if any, distributed for deposit in the Reserve Account pursuant to Section 2.10(c)(vi) and (ii) on each Funding Date that is not a Payment Date, the Excess Amount, if any, in accordance with Section 2.10(d)(i).
If, on any Payment Date prior to the Stated Maturity Date, the Available Funds (calculated for this purposes without clause (iii) of the definition thereof) for such Payment Date are insufficient to pay the amounts required to be paid pursuant to clauses (i) through (v) of Section 2.10(c) and, following the occurrence of an Early Amortization Event (assuming no Event of Default shall have occurred and be continuing) the amounts required to be paid pursuant to clauses (viii) (A) and (viii)(B) of Section 2.10(c) and following the earlier to occur of an Event of Default or the Stated Maturity Date, to pay all amounts under clause (viii) of Section 2.10(c), the Indenture Trustee shall withdraw the amount of such shortfall from the Reserve Account and deposit the same into the Note Payment Account to be applied to the payment of such items.
Upon payment in full of all of the Issuer Obligations, the Indenture Trustee shall release all amounts remaining in the Reserve Account to or at the direction of the Issuer.
Section 2.16.    Redemption; Clean-up Call Option.
(a)The Notes shall be subject to optional redemption in whole (such redemption, a “Total Redemption”) or in part (such redemption, a “Partial Redemption”); provided, however, that (I) the Issuer shall not conduct a Partial Redemption of aggregate Note Principal Balances without the prior written consent of the Agent if (i) the cumulative amount of Note Principal Balances previously redeemed plus the amount of Note Principal Balances requested to be redeemed exceeds the lesser of (A) the product of 0.375 and the outstanding Note Principal Balance on the proposed Redemption Date and (B) $75,000,000 or (ii) such redemption would result in the occurrence of an Event of Default, an Early Amortization Event, a Securitization Trust Termination Event, a Servicer Termination Event, a Funding Interruption Event or a Discount Factor Reduction Event and (II) any Partial Redemption of Note Principal Balance of the Notes shall be applied pro rata among the Term Notes and the Variable Funding Notes. The Issuer shall give written notice (a “Redemption Notice”) of its intent to redeem all or the Applicable Redemption Percentage of the Notes pursuant to this Section 2.16 to the Indenture Trustee (for subsequent distribution to the Noteholders), each Swap Provider and, to the extent the Agent's consent is not required to conduct such redemption, the Agent, at least 5 Business Days prior to the Redemption Date (which date shall be specified in such notice as the “Redemption Date”). Each Redemption Notice shall include a list of Securitization Trusts the Receivables of which the Issuer desires to purchase on the related Redemption Date. Following issuance of the Redemption Notice by the Issuer, the Issuer shall be required to purchase the entire Outstanding or the Applicable Redemption Percentage of Note Principal Balance of the Notes, as of the Redemption Date, for the Note Redemption Amount on such Redemption Date. Each Secured Party, by its acceptance of a Note or any interest or rights under any Transaction Document, as applicable, hereby consents to the release of lien of this Indenture, in whole or in part, as applicable, upon the Issuer's deposit of the applicable Note Redemption Amount. On any Redemption Date relating to a Partial Redemption, the Indenture Trustee shall remit the applicable Note Redemption Amount as follows:  (a)  with respect to the amounts set forth under clauses (i) and (ii) of the applicable definition of Note Redemption Amount, pro rata, to the Variable Funding Noteholders (based on the Variable Funding Note Principal Balance) and to the Term Noteholders (based on the Term Note Principal Balance), and (b) with respect to the amounts set forth under clause (iii) of the a pplicable definition of Note Redemption Amount, pro rata, to any Swap Providers based on the aggregate amounts owed to each such Swap Provider. Upon the Issuer's payment of the Note Redemption Amount with respect to a Partial Redemption, (i) the Indenture Trustee, acting on behalf of the Noteholders, shall release its lien with respect to all outstanding Receivables related to the Securitization Trusts specified in the applicable Redemption Notice and shall, at the direction of the Agent, execute a lien release or similar instrument with respect thereto, such instrument to be provided to the Indenture Trustee, and (ii) Schedules I through IV attached hereto shall be updated accordingly. Upon the Issuer's payment of the Redemption Amount with respect to a Total Redemption, the Commitment of the Note Purchaser under Section 2.01 of the Note Purchase Agreement to purchase Additional Note Balances shall terminate.
(b)On any Payment Date following an Early Amortization Event (including clauses (a) and (n) under the definition thereof) on which the aggregate Note Principal Balance of the Notes is less than or equal to 10% of the sum of (i) the aggregate of the Term Note Initial Principal Balance for the Term Notes, (ii) the balance of the Variable Funding Note as of the Closing Date and (iii) the aggregate of all Additional Note Balances purchased on or prior to such date pursuant to the Note Purchase Agreement (the sum of (ii) and (iii) not to be greater than the Variable Funding Note Maximum Balance), the Agent may effect a put of the entire Outstanding Note Principal Balance of the Notes, as of the applicable Payment Date, to the Issuer by exercise of the Clean-up Call Option. The Agent shall give written notice (a “Clean-up Call Notice”) of its intent to put the Notes pursuant to this Section 2.16(b) to the Issuer and the Indenture Trustee and each Swap Provider at least 30 days prior to the related Payment Date. Upon exercise of the Clean-up Call Option by the Agent, the Issuer shall be required to purchase the entire Outstanding Note Principal Balance of the Notes, as of the applicable Payment Date, for the Note Redemption Amount on the applicable Payment Date (such Payment Date, the “Clean-up Call Date”).
(c)Unless otherwise agreed by the Agent, on the third Business Day prior to the applicable Redemption Date, the Clean-up Call Date or Stated Maturity Date, as applicable, the Issuer shall cause there to be deposited the Note Redemption Amount into the Note Payment Account.
(d)    On any Business Day during the Funding Period, the Variable Funding Notes may be subject to an optional paydown by the Issuer. The Administrator, on behalf of the Issuer, shall give written notice to the Agent, each Hedge Provider and the Noteholders of its intent to paydown the Variable Funding Note Principal Balances at least five (5) Business Days prior to the date on which such paydown shall occur (the “Paydown Date”). The Administrator, on behalf of the Issuer, shall remit the paydown amount to the Note Payment Account, as applicable, and the Indenture Trustee shall withdraw such amounts and allocate such amounts to reduce the Variable Funding Note Principal Balance of the Variable Funding Notes on a pro rata basis after remitting any termination payments due to the Hedge Provider under the applicable Swap Agreement; provided, that, if the Paydown Date is a Payment Date, such paydown amount will be remitted in accordance with Section 2.10(c)(vii)(F) after all prior payments in accordance with Section 2.10(c) have been made and that the Variable Funding Note Principal Balance of the Notes used to calculate such payments pursuant to Section 2.10(c) shall be the Variable Funding Note Principal Balance prior to distribution of the paydown amount. Notwithstanding any optional paydown as provided in this Section 2.16(d), the Commitment of the Holders of the Variable Funding Notes shall not be reduced.
Section 2.17.    Securities Accounts
(a)    The Issuer and the Indenture Trustee hereby appoint Wells Fargo Bank, N.A. as securities intermediary (in such capacity, the “Securities Intermediary”) with respect to each of the Accounts. The Security Entitlements and all Financial Assets credited to the Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof, held from time to time in the Accounts will continue to be held by the Securities Intermediary for the Indenture Trustee for the benefit of the Secured Parties. Upon the termination of this Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Notes or interests therein, the Noteholders and all beneficial owners of Notes shall be deemed to have appointed Wells Fargo Bank, N.A. as Securities Intermediary. Wells Fargo Bank, N.A. hereby accepts such appointment as Securities Intermediary.
(i)    With respect to any portion of the Trust Estate that is credited to the Accounts, the Securities Intermediary agrees that:
(A)    with respect to any portion of the Trust Estate that is held in deposit accounts, each such deposit account shall be subject to the security interest granted pursuant to this Indenture, and the Securities Intermediary shall comply with instructions originated by the Indenture Trustee directing dispositions of funds in the deposit accounts without further consent of the Issuer and otherwise shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;
(B)    the sole assets permitted in the Accounts shall be those that the Securities Intermediary agrees to treat as Financial Assets;
(C)    any portion of the Trust Estate that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Account in accordance with the Securities Intermediary's customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has control; and
(D)    it will use reasonable efforts to promptly notify the Indenture Trustee and the Issuer if any other Person claims that it has a property interest in a Financial Asset in any Account and that it is a violation of that Person's rights for anyone else to hold, transfer or deal with such Financial Asset.
(ii)    The Securities Intermediary hereby confirms that (A) each Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Indenture, treat the Indenture Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Account, (B) any portion of the Trust Estate in respect of any Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Account be registered in the name of the Issuer, the Servicer or the Seller, payable to the order of the Issuer, the Servicer or the Seller or specially endorsed to any of such Persons.
(iii)    If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Issuer, the Servicer, the Seller or any other Person. If at any time the Indenture Trustee notifies the Securities Intermediary in writing that this Indenture has been discharged in accordance herewith, then thereafter if the Securities Intermediary shall receive any order from the Issuer directing transfer or redemption of any Financial Asset relating to any Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person.

(iv)    In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Account or any Financial Asset or Security Entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets and Security Entitlements credited to the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Indenture Trustee in the case of the Accounts.
(v)    There are no other agreements entered into between the Securities Intermediary in such capacity, and the Securities Intermediary agrees that it will not enter into any agreement with, the Issuer, the Servicer, the Seller or any other Person with respect to any Account. In the event of any conflict between this Indenture (or any provision of this Indenture) and any other agreement now existing or hereafter entered into, the terms of this Indenture shall prevail.
(vi)    The rights and powers granted herein to the Indenture Trustee have been granted in order to perfect its interest in the Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer, the Servicer or the Seller nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the interest of the Indenture Trustee in the Accounts and in such Security Entitlements, has been terminated pursuant to the terms of this Indenture and the Indenture Trustee has notified the Securities Intermediary of such termination in writing.
(b)    Capitalized terms used in this Section 2.17 and not defined herein shall have the meanings assigned to such terms in the New York UCC. For purposes of Section 8-110(e) of the New York UCC, the “securities intermediary's jurisdiction” shall be the State of New York.
(c)    None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Secured Parties for any action taken, or not taken, in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Secured Parties which would otherwise be imposed by reason of the Securities Intermediary's willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Indenture and carrying out it duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Indenture or the resignation or removal of the Securities Intermediary.
(d)    Prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all of the Notes, the Securities Intermediary will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction.
Section 2.18.    Tax Treatment of the Notes.
The Issuer intends that, for U.S. federal, state or local income tax, franchise tax and any other income tax purposes, the Notes be treated as debt. Each prospective purchaser and any subsequent transferee of a

Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes, unless otherwise required by law in a proceeding of final -determination.
Section 2.19.    Purchase Option.
The Seller shall have the option at any time, and from time to time, to purchase from the Issuer up to three percent (3%) of the Aggregate Receivables outstanding on the date of such purchase for an amount equal to the Receivables Balance of the Receivables to be purchased. The Seller shall give written notice (an “Option Notice”) of its intent to exercise the purchase option to the Issuer, the Indenture Trustee, each Hedge Provider and the Noteholders at least ten (10) days prior to the date on which such purchase will occur (the “Option Purchase Date”). The Receivables to be sold to the Seller on any such Option Purchase Date shall be selected by the Seller and shall not exceed three percent (3%) of the Aggregate Receivables; provided, however, that the Seller shall purchase Receivables pursuant to this Section 2.19 in whole, and not in part, with respect to any Securitization Trust. If the Seller exercises its purchase option pursuant to this Section 2.19, upon deposit of an amount equal to the Receivables Balance of such purchased Receivables into the Note Payment Account and any termination payments required to be made pursuant to any Swap Agreements, the Indenture Trustee shall release the lien of this Indenture with respect to such purchased Receivables.  If the Seller exercises this option, the option shall expire with respect to the Aggregate Receivables existing on such Option Purchase Date; provided, however, that the Seller shall have the option to purchase up to three percent (3%) of any Additional Receivables sold to the Issuer following such Option Purchase Date.
Section 2.20    Hedge Agreements
(a)On or prior to the Initial Funding Date, the Issuer, shall have entered into and, after the Initial Funding Date, may further enter into one or more Hedge Agreements with respect to the Notes.  The Issuer hereby requests that the Hedge Enforcement Party, and the Hedge Enforcement Party hereby agrees to, execute and deliver any such Hedge Agreements on behalf of the Issuer, as owner thereof (for the benefit of the Noteholders) and exercise the rights, perform the obligations and make the representations of the Issuer thereunder, solely in its capacity as Hedge Enforcement Party on behalf of the Issuer and not in its individual capacity. The parties hereto agree that the Hedge Enforcement Party shall have no obligation to take any action under any Hedge Agreement without direction to do so unless such action is specifically set forth in this Section 2.20. Further, the parties hereto also agree that the Indenture Trustee shall have no obligation to take any action under the Hedge Agreement.
(b)As of the effective date of each Hedge Agreement, the related Hedge Provider shall have credit ratings at least equal to (i) a short-term unsecured and unsubordinated debt rating of “A-2” from S&P, or if such Hedge Provider does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “BBB+” from S&P and (ii) a long-term unsecured and unsubordinated debt rating of “BBB-” from Fitch. In addition, each Hedge Agreement entered into with respect to which Wells Fargo Bank, N.A. is not the Hedge Provider, if any, shall satisfy, in all respects, the “Revised Framework for Applying Counterparty and Supporting Party Criteria,” published by S&P on May 8, 2007, as supplemented by “Methodology And Assumptions: Update And Clarification To Counterparty Criteria For Interest Rate Swap Counterparties In 'AAA' Rated Transactions”, published by S&P on April 1, 2009 or any more recent publications released by S&P updating such criteria.
(c)The Indenture Trustee shall, prior to the applicable effective date of any Hedge Agreement, establish a segregated trust account in accordance with Section 2.09 that shall be designated as a Hedge Account, at such financial institution as necessary to ensure that the Hedge Account is at all times an Eligible Account or a sub-account of an Eligible Account, in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders, over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which neither the Issuer nor any other Person shall have any legal or beneficial interest.

(d)If a Hedge Provider is required to deliver Posted Collateral to the Indenture Trustee under the applicable Hedge Agreement, within one (1) Business Day of receipt of such Posted Collateral, the Indenture Trustee shall deliver written notice to the Seller, the Agent and the Noteholders that Posted Collateral has been delivered. Such written notice shall include such Hedge Provider's calculations with respect to the “Delivery Amount”, the “Return Amount” and the “Credit Support Amount” (as such terms or terms of substantially similar import are defined in the applicable Hedge Agreement) to the extent such calculations are received by the Indenture Trustee. Upon a finding by the Agent (in its sole and absolute discretion) that a Hedge Provider has not delivered adequate Posted Collateral as required under the applicable Hedge Agreement, the Agent shall direct the Indenture Trustee to carry out its rights, remedies and obligations on behalf of the “Secured Party” (as such term or terms of substantially similar import are defined in such Hedge Agreement) as set forth in such Hedge Agreement.
With respect to any applicable Hedge Agreement, the Indenture Trustee is hereby directed to perform the obligations of the “Custodian” (as defined under the applicable credit support annex) (the “Posted Collateral Custodian”). Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall apply to the performance of its duties and satisfaction of its obligations under such Hedge Agreement with respect to the applicable credit support annex.  On or before the Initial Funding Date, to the extent the Indenture Trustee enters into a Hedge Agreement pursuant to this Section 2.20 and such Hedge Agreement requires that the parties thereto post collateral from time to time, the Indenture Trustee, as Posted Collateral Custodian, shall establish a Posted Collateral Account (the “Posted Collateral Account”). The Posted Collateral Custodian shall credit to the Posted Collateral Account all Posted Collateral posted by an applicable Hedge Provider to secure the obligations of such Hedge Provider in accordance with the terms of the applicable Hedge Agreements. Except for investment earnings, such Hedge Provider shall not have any legal, equitable or beneficial interest in the Posted Collateral Account other than in accordance with this Indenture, the applicable Hedge Agreements and applicable law. The Posted Collateral Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Posted Collateral Account in accordance with the terms and provisions of the credit support annex under the applicable Hedge Agreement.  All amounts earned on amounts on deposit in the Posted Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the applicable Hedge Provider.
Upon the occurrence of an “Event of Default” where a Hedge Provider is the “Defaulting Party” (each such term, as defined in the applicable Hedge Agreement) and the designation of an “Early Termination Date” (as defined in the applicable Hedge Agreement) as a result of such “Event of Default”, any collateral posted by a Hedge Provider in accordance with the terms and provisions of the credit support annex under the applicable Hedge Agreement shall be applied in accordance with the terms and provisions of such credit support annex. Any excess amounts held in such Posted Collateral Account after payment of all amounts owing to “Party B” under such Hedge Agreement shall be withdrawn from the Posted Collateral Account and paid to the applicable Hedge Provider in accordance with the terms and provisions of the credit support annex under such Hedge Agreement.
(e)Subject to the remaining terms of this Section 2.20(e), during the Funding Period, at the direction of the Issuer and subject to the prior written consent of the Agent (in its sole and absolute discretion), the Hedge Enforcement Party shall exercise its right in accordance with the terms and provisions of the applicable Hedge Agreement to amend the notional schedule of such Hedge Agreement in order to increase or reduce the notional amount thereof.  Upon the occurrence of a Partial Redemption, at the direction of the Issuer, the Hedge Enforcement Party shall exercise its right in accordance with the terms and provisions of the applicable Hedge Agreement to amend the notional schedule of such Hedge Agreement in order to reduce the notional amount thereof by the amount required under such Hedge Agreement.  Upon the occurrence and continuance of an Early Amortization Event of which a Responsible Officer of the Indenture Trustee shall have actual k nowledge, the Hedge Enforcement Party (at the direction of the Administrator) shall exercise its right in accordance with the terms and provisions of the applicable Hedge Agreement to amend the notional schedule of such Hedge Agreement in order to reduce the notional amount thereof by the amount required in such Hedge Agreement.  Following any such increase or reduction of the notional amount under any such Hedge Agreement, the Indenture Trustee shall notify the Agent, the Noteholders and the Hedge Providers in writing of the amount of increase or reduction in the notional amount under the applicable Hedge Agreement.
(f)Subject to Section 4.01(s), upon the occurrence of (i) any “Event of Default” under any Hedge Agreement arising from any action taken, or failure to act, by the related Hedge Provider and with respect to which such Hedge Provider is the “Defaulting Party” (each quoted term in this clause (i) as defined in such Hedge Agreement), or (ii) any “Termination Event” under such Hedge Agreement with respect to which the related Hedge Provider is an “Affected Party” (each quoted term in this clause (ii) as defined in such Hedge Agreement), the Indenture Trustee may and shall, at the direction of Majority Noteholders by notice to such Hedge Provider and the Indenture Trustee, designate the occurrence of the termination of such Hedge Agreement.
In the event that a Hedge Provider fails to perform any of its obligations under the applicable Hedge Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that such Hedge Agreement is terminated in accordance with the terms and provisions of this Section 2.20(f), the Hedge Enforcement Party shall, promptly following notice of such failure, breach or event, notify the Issuer and send any notices and make any demands, on behalf of and at the direction the Issuer, required to enforce the rights of the Issuer under such Hedge Agreement; provided, however, that notwithstanding the foregoing, upon the occurrence of an “Event of Default” under such Hedge Agreement (as defined in such Hedge Agreement) as a result of the insolvency or bankruptcy of such Hedge Provider, upon receipt of notice from any Noteholder, the Agent, the Issuer, the Depositor or the Seller of such insolvency or bankruptcy, the Hedge Enforcement Party shall terminate such Hedge Agreement.
(g)Each Swap Agreement and this Indenture explicitly provide that in the event that any termination payment is required to be made by the Issuer to a Swap Provider, due to either an “Event of Default” of such Swap Agreement (i) with respect to which such Swap Provider is the “Defaulting Party” (as defined in such Swap Agreement) or (ii) with respect to a “Termination Event” other than “Illegality” or “Tax Event” (each such term as defined in such Swap Agreement) with respect to which such Swap Provider is the sole “Affected Party” (as defined in such Swap Agreement), such termination payment shall be a “Defaulted Swap Termination Payment” payable on a subordinate basis to the rights of the Noteholders in accordance with Section 2.10(c).
(h)Notwithstanding anything contained herein to the contrary, in the event that a Hedge Agreement is terminated due to an “Event of Default” or “Termination Event” (each as defined in such Hedge Agreement), any and all amounts paid by the applicable Hedge Provider to the Issuer representing termination payments under such Hedge Agreement shall be remitted to the Hedge Account and shall be used by the Hedge Enforcement Party, on behalf of and the direction of the Issuer (for the benefit of the Noteholders), to enter into one or more replacement Hedge Agreements with a related Hedge Provider that at least meets the requirements for a replacement Hedge Provider as set forth under the applicable Hedge Agreement and Section 2.20(b) hereunder, and subject to the prior written consent of the Majority Noteholders. To the extent that such termination payments owed by the related Hedge Provider under such terminated Hedge Agreement, if any, exceed the costs of entering into the replacement Hedge Agreements, such excess amounts shall be become part of Available Funds to be distributed in accordance with Section 2.10(c) on the immediately following Payment Date.
Any amounts received from a replacement Hedge Provider in consideration for entering into a replacement Hedge Agreement for a terminated Hedge Agreement shall be remitted by the Hedge

Enforcement Party directly to such terminated Hedge Provider; provided, however, that any such remittance to such terminated Hedge Provider shall not exceed the amounts, if any, owed to such Hedge Provider under such terminated Hedge Agreement.  To the extent not fully paid from amounts received from a replacement Hedge Provider, any termination payment owed by the Issuer to a terminated Hedge Provider pursuant to a terminated  Hedge Agreement shall be payable to such Hedge Provider on each following Payment Date in accordance with Section 2.10(c). To the extent that any amounts received from a replacement Hedge Provider in consideration for entering into a replacement Hedge Agreement exceed any required termination payments (or if there are no termination payments), such amounts in excess of the required termination payments shall become part of Available Funds to be distributed in accordance with Section 2.10(c) on the immediately following Payment Date.
(i)The Noteholders (by acceptance of their Notes) acknowledge and agree that (i) the Hedge Enforcement Party shall execute and deliver any Hedge Agreement on behalf of the Issuer, (ii) the Hedge Enforcement Party shall exercise the rights, perform the obligations and make the representations of the Issuer thereunder, solely in its capacity as Hedge Enforcement Party on behalf of the Issuer and not in its individual capacity, (iii) under no circumstances shall the Hedge Enforcement Party in its individual capacity be personally liable for the payment on any indebtedness or expense or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under any Hedge Agreement, (iv) the Hedge Enforcement Party shall receive specific direction to take any action under any Hedge Agreement, other than any action specifically set forth herein and (v) that all amounts payable to any Hedge Provider pursuant to any Hedge Agreement are obligations of the Issuer, payable from the Trust Estate subject to the terms of this Indenture. Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Hedge Enforcement Party shall apply to the the Hedge Enforcement Party's execution of any Hedge Agreement, and the performance of its duties and satisfaction of its obligations thereunder.
(j)Quoted terms and defined terms used in this Section 2.20 but not defined herein have the meanings set forth in the applicable Hedge Agreements.

ARTICLE III
SATISFACTION AND DISCHARGE
Section 3.01.    Satisfaction and Discharge of Indenture.
This Indenture shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for, including any rights of transfer or exchange of Notes herein expressly provided for, (ii) in the case of clause (1)(B) below, the rights of the Noteholders hereunder to receive payment of the Note Principal Balance of and interest on the Notes and any other rights of the Noteholders hereunder, and (iii) the provisions of Section 3.02 herein, when:
(1)    either: (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (ii) Notes for which payment of money has theretofore been deposited in the Note Payment Account by the Indenture Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 5.10) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation (i) have become due and payable, or (ii) will become due and payable on the next Payment Date, and in the case of clause (B)(i) or (B)(ii) above, cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Note Registrar for cancellation or sufficient to pay the Note Principal Balance thereof and any interest thereon accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the end of the Accrual Period for the next Payment Date has been deposited with the Indenture Trustee as trust funds in trust for these purposes;

(2)    the Issuer has paid or caused to be paid all other sums payable or reasonably expected to become payable by the Issuer to the Indenture Trustee and each of the Secured Parties (including amounts payable to any Hedge Provider); and
(3)    the Issuer has delivered to the Indenture Trustee an Officer's Certificate of the Issuer stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the foregoing, (a) the obligations of the Issuer to the Indenture Trustee under Section 5.04 hereof, (b) the obligations of the Indenture Trustee to the Noteholders under Section 3.02 hereof, and (c) the obligations of the Issuer under Section 2.16(a) hereof shall survive satisfaction and discharge of this Indenture.
Section 3.02.    Application of Trust Money.
Subject to the provisions of Sections 2.09, 2.10, 2.15, 5.10 and 7.01, all Cash deposited with the Indenture Trustee pursuant to Section 3.01 shall be held in the Note Payment Account and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture to pay the Persons entitled thereto.

ARTICLE IV
EVENTS OF DEFAULT; REMEDIES
Section 4.01.    Events of Default.
“Event of Default” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)(i) any failure to pay any interest (other than interest payable pursuant to Section 2.10(c)(viii)(D) and 2.10(c)(viii)(E)) on any Note when the same shall be due and payable in accordance with the terms and provisions of this Indenture, without regard to Available Funds, or (ii) any failure to pay all accrued and unpaid interest on or the outstanding principal balance of the Notes in full in accordance with the terms and provisions of this Indenture on the Stated Maturity Date, without regard to Available Funds; or
(b)any failure by the Issuer, the Seller or the Servicer to make (or cause to be made) any payment, transfer or deposit of, or deliver (or cause to be delivered) to, the Indenture Trustee (i) any Advance Reimbursement Amounts when required to be so delivered under the terms of this Indenture or any of the other Transaction Documents, (ii) the Repurchase Price in accordance with the terms and provisions of Section 6.02 of the Receivables Purchase Agreement when required to be so delivered under the terms of this Indenture or any of the other Transaction Documents and a continuation of such failure under this clause (ii) for a period of ten (10) days after the earlier of (A) actual discovery by an officer of the Issuer, Depositor, the Servicer or the Seller, as applicable, of such failure and (B) there shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by any Noteholder, a written or electronic notice specifying such failure and requiring it to be remedied; or (iii) any fees, expenses, proceeds, payments or amounts (other than as set forth in clauses (i) and (ii) immediately above) when required to be so delivered under the terms of this Indenture or any of the other Transaction Documents and a continuation of such failure under this clause (iii) for a period of three (3) Business Days after there shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by any Noteholder, a written notice specifying such failure and requiring it to be remedied; or
(c)any failure on the part of the Issuer, the Depositor, the Servicer or the Seller duly to observe o

r perform any covenants or agreements of it in any of the Transaction Documents in any material respect and such failure continues for a period of five (5) days after the earlier of (i) the date on which such party receives written or electronic notice of such failure to observe or perform from the Indenture Trustee or any Noteholder and (ii) the date on which an officer of such party has actual knowledge of such failure to observe or perform; or
(d)the entry of a decree or order for relief by a court or agency or supervisory authority having jurisdiction in respect of the Issuer, the Depositor, the Servicer or the Seller for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings for the Issuer, the Depositor or the Seller or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer, the Depositor or the Seller and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
(e)the Issuer, the Depositor, the Servicer or the Seller shall voluntarily commence liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer, the Depositor or the Seller or of or relating to all or substantially all of its property; or the Issuer, the Depositor or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make a general assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
(f)the Issuer or the Trust Estate shall have become subject to registration as an “investment company” within the meaning of the 1940 Act; or
(g)(i) the Issuer shall fail to own the Trust Estate free and clear of liens other than Permitted Liens or the Indenture Trustee shall fail to have a first priority perfected security interest in the Trust Estate; or (ii) Nationstar has taken any action to impair the lien or rights of the Indenture Trustee or to cause the Issuer's funding of the Receivables to be characterized as a financing rather than a true sale for purposes of bankruptcy or similar laws; or
(h)the Depositor sells, transfers, pledges or otherwise disposes of any of the Trust Certificates, whether voluntarily or by operation of law, foreclosure or other enforcement by a Person of its remedies against the Depositor, except to a wholly-owned subsidiary of Nationstar; or
(i)the Servicer fails to deposit any collections in respect of the Mortgage Loans to the related Collection Account (except with respect to Advance Reimbursement Amounts deposited to the Reimbursement Account or Servicing Compensation that is not Legacy Deferred Servicing Fees, in each case as permitted by the terms of any related Servicing Contract), subject to any cure period as required by the terms of the related Servicing Contract; or
(j)the Servicer issues disbursement instructions to a Securitization Trustee or otherwise withdraws funds from a Collection Account, except as expressly authorized by the provisions of the Servicing Contracts and the Transaction Documents; or
(k)the Collateral Coverage Requirement is not satisfied as of the close of business on any date and such failure is not remedied within five (5) Business Days of such date; provided, however, that if such failure results solely from Receivables no longer being Eligible Receivables due to a breach of a representation or warranty in the Receivables Purchase Agreement, such failure shall become an Event of Default only upon the Seller not having repurchased such Receivables in accordance with the terms and provisions of Section 6.02 of the Receivables Purchase Agreement;
(l)any representation or warranty made by or on behalf of the Issuer, the Depositor, the Seller, the Servicer or by any officer of the foregoing under or in connection with any Transaction Document (other than any representation or warranty as to Receivables in the Receivables Purchase Agreement) or under or in connection with any report, certificate, or other document delivered to the Agent, the Indenture Trustee or the Noteholders pursuant to any Transaction Document shall have been incorrect or misleading in any material respect when made and the same remains unremedied for a period of five (5) days after the earlier t

o occur of (i) actual discovery by a Responsible Officer of the Issuer, Depositor, the Servicer, the Seller as applicable or (ii) the date on which written or electronic notice of such failure shall have been given by the Indenture Trustee or any Noteholder; or
(m)(i) any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Issuer, the Depositor, the Seller, the Servicer or any of their respective Affiliates intended to be a party thereto, (ii) the validity or enforceability of any Transaction Document shall be contested by the Issuer, the Depositor, the Seller, the Servicer or any of their respective Affiliates, (iii) a proceeding shall be commenced by the Issuer, the Depositor, the Seller, the Servicer or any of their respective Affiliates or any Governmental Authority having jurisdiction over the Issuer, the Depositor, the Seller, the Servicer or any of their respective Affiliates, seeking to establish the invalidity or unenforceability of any Transaction Document, or (iv) the Issuer, the Depositor, the Seller, the Servicer or any of their respective Affiliates shall deny in writing that it has any liability or obligation to be created under any Transaction Document; or
(n) a Change of Control shall have occurred without the consent of the Agent (such consent not to be unreasonably withheld), or Nationstar shall cease to own 100% of the equity interest in the Depositor or the Depositor shall cease to own 100% of the Trust Certificates; or
(o)the Seller, the Depositor, the Issuer or any of their respective Subsidiaries shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract between the Seller, the Depositor, the Issuer or any of their respective Subsidiaries on the one hand and the Agent or any of its Affiliates on the other hand; or the Seller, the Depositor, the Issuer or any of their respective Subsidiaries shall fail to make any payment in excess of $250,000 (whether of principal or interest or otherwise), or otherwise default under, or fail to perform as requested under, or materially breach the terms of any purchase agreement, repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds in an aggregate principal amount exceeding $10,000,000 entered into by the Seller, the Depositor, the Issuer or any of their respective Subsidiaries on the one hand and any third party on the other hand, which default or failure involves the failure to pay a matured obligation or entitles any party to require acceleration or prepayment of any indebtedness thereunder; or
(p)the occurrence of any event that has a material adverse effect on (a) the property, business, operations or financial condition of the Seller, the Depositor or the Issuer, (b) the ability of the Seller, the Depositor or the Issuer to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of the Agent or the Noteholders under any of the Transaction Documents, (e) the timely payment of amounts payable under the Transaction Documents or (f) the Receivables, in each case as determined by the Agent in its reasonable discretion; or
(q)any failure to comply with any of the Servicing Standards which is not cured within two (2) Business Days, (other than with respect to items (iv), (v) or (vi) of Section 9.04 of the Receivables Purchase Agreement), or thirty (30) days with respect to items (iv), (v) or (vi) of Section 9.04 of the Receivables Purchase Agreement, after Nationstar is notified by the Indenture Trustee or any Noteholder of, or a Responsible Officer of Nationstar has actual knowledge of, such occurrence; or
(r)the Administrator, as the Issuer's agent, shall fail to use commercially reasonable efforts, in the reasonable determination of the Agent, to refinance the Notes within the 30 days prior to and including the Stated Maturity Date or at any time after the termination of the Funding Period and such default shall continue for a period of fifteen (15) days; or
(s)(i) any failure by any Hedge Provider to make any payment required to be made by it under the applicable Hedge Agreement or (ii) any Hedge Provider is terminated under the related Hedge Agreement and, with respect to clauses (i) and (ii) above, the Issuer shall have failed to replace such Hedge Provider with a replacement Hedge Provider acceptable to the Majority Noteholders within ten (10) Business Days after the date of such failure;

(t)the Servicer fails to deliver any Funding Date Report, Monthly Servicer Report or Payment Date Report required to be delivered hereunder, the Servicer has received notice of such failure from the Agent, the Indenture Trustee, any Note Purchaser or any Noteholder and such failure is not remedied within five (5) Business Days; or
(u)any person shall be appointed as Independent Manager of the Depositor without the written acknowledgement by the Agent that such person conforms, to the reasonable satisfaction of the Agent, to the criteria set forth in the definition of Independent Manager.
Section 4.02.    Acceleration of Maturity; Rescission and Annulment.
If an Event of Default under any of Sections 4.01(a) through (c) or Sections 4.01(f) through (u) should occur and be continuing, then and in every such case the Indenture Trustee shall, at the direction of the Agent, acting with the consent of the Controlling Class Required Noteholders, declare all of the Notes to be immediately due and payable in full, by a notice in writing to the Issuer and any Swap Provider, and upon any such declaration the unpaid Note Principal Balance of such Notes, together with all accrued but unpaid interest thereon through the date of acceleration, shall become immediately due and payable in full. If an Event of Default specified in Section 4.01(d) or (e) occurs, the unpaid Note Principal Balance of the Notes, together with all accrued interest thereon through the date of acceleration, shall automatically become due and payable in full without any declaration or other act on the part of the Agent, the Indenture Trustee or any Noteholder.
At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due in respect of the Notes has been obtained by the Indenture Trustee as hereinafter provided in this Section 4.02, the Agent, acting with the consent of the Required Noteholders, by written notice to the Issuer, to the Indenture Trustee and to any Hedge Provider and to the Indenture Trustee, may rescind and annul such declaration and its consequences if:
(a)the Issuer has paid or deposited with the Indenture Trustee to the Note Payment Account a sum sufficient to pay:
(i)all payments of principal of and accrued but unpaid interest on the Notes through the date of such declaration and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and
(ii)all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and counsel, in each case incurred in connection with such Event of Default; and
(iii)any and all amounts then due and payable to the Hedge Providers; and
(b)all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by virtue of such acceleration, have been cured or waived as provided in Section 4.12.
No such rescission and annulment shall affect any subsequent default or impair any right consequent thereto.
Section 4.03.    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)If the Issuer fails to pay all amounts due upon an acceleration of the Notes under Section 4.02 forthwith upon demand and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee, in its capacity as Indenture Trustee and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Trust Estate, wherever situated, or may institute and prosecute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by applicable law.
(b)If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, p roceed to protect and enforce its rights and the rights of the Noteholders by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
(c)In case (x) there shall be pending, relative to the Issuer or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or shall have taken possession of the Issuer or its property or such Person or (z) there shall be pending a comparable judicial proceeding brought by creditors of the Issuer or affecting the property of the Issuer, the Indenture Trustee, irrespective of whether the principal of or interest on any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 4.03, shall be entitled and empowered, by intervention in such proceedings or otherwise:
(i)to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective attorneys, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee) and of the Noteholders allowed in such proceedings;
(ii)unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such proceedings;
(iii)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their and its behalf; and
(iv)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective attorneys, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or predecessor Indenture Trustee.
(d)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any related Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(e)In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

(f)In the event that the Indenture Trustee, following an Event of Default hereunder institutes proceedings to foreclose on the Trust Estate, the Indenture Trustee shall promptly give a notice to that effect to each Noteholder and each Hedge Provider.
(g)All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered, subject to the payment priorities of Section 2.10.

Section 4.04.    Remedies.
If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable pursuant to Section 4.02 hereof and such declaration and its consequences have not been rescinded and annulled, upon five (5) days' prior notice to each other Secured Party, the Indenture Trustee may do one or more of the following:
(a)institute, or cause to be instituted, Proceedings for the collection of all amounts then payable on or under this Indenture with respect to the Notes, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Trust Estate moneys adjudged due;
(b)sell, or cause to be sold, the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by applicable law; provided, however, that the Indenture Trustee shall give the Issuer written notice of any private sale called by or on behalf of the Indenture Trustee pursuant to this Section 4.04(b) at least ten (10) days prior to the date fixed for such private sale;
(c)institute, or cause to be instituted, Proceedings from time to time for the complete or partial foreclosure with respect to the Trust Estate;
(d)exercise, or cause to be exercised, any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Notes hereunder; and
(e)maintain possession of the Trust Estate and, in its own name or in the name of the Issuer or otherwise, collect and otherwise receive in accordance with this Indenture any money or property at any time payable or receivable on account of or in exchange for any of the Collateral; provided, however, that the Indenture Trustee shall not, unless required by law, sell or otherwise liquidate all or any portion of the Trust Estate following any Event of Default except in accordance with Section 4.15.

Section 4.05.    Application of Money Collected.
Any money collected by the Indenture Trustee pursuant to this Article IV shall be deposited in the Note Payment Account and, on each Payment Date, shall be applied in accordance with Section 2.10 hereof and, in case of the distribution of such money on account of the principal of or interest on the Notes, upon presentation and surrender of the Notes if fully paid.
Section 4.06.    Limitation on Suits.
Except as provided in Section 4.07, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(1)    such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(2)     the Controlling Class Majority Noteholders shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(3)    such Noteholder or Noteholders have offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(4)    the Indenture Trustee for 60 days, after its receipt of such notice, request and offer of indemnity or security satisfactory to it, has failed to institute any such proceeding;
(5)    no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Controlling Class Majority Noteholders; and
(6)    an Event of Default shall have occurred and be continuing; it being understood and intended that no one or more of such Noteholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Noteholders, or to obtain or to seek to obtain priority or preference over any other of such Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Noteholders. Subject to the foregoing restrictions, the Noteholders may exercise their rights under this Section 4.06 independently.
Section 4.07.    Unconditional Right of Noteholders to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture, following the Stated Maturity Date, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payments of interest, principal and other amounts then due on such Note (subject to Section 2.10) and to institute suit for the enforcement of any such payment (subject to Section 4.06), and such rights shall not be impaired without the consent of such Noteholder, unless a non-payment has been cured pursuant to Section 4.02. The Issuer shall, however, be subject to only one consolidated lawsuit by the Noteholders, or by the Indenture Trustee on behalf of the Noteholders, for any one cause of action arising under this Indenture or otherwise.
Section 4.08.    Restoration of Rights and Remedies.
If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued, waived, rescinded or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.
Section 4.09.    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 4.10    Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee, or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by applicable law, by the Indenture Trustee or the Noteholders, as the case may be.
Section 4.11.Control by Noteholders.
The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee; provided, that such direction shall not be in conflict with any rule of law or with this Indenture or involve the Indenture Trustee in personal liability; provided, further, that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. Notwithstanding the foregoing, the Noteholders will not be required to provide, and the Indenture Trustee will not be required to obtain, a Tax Opinion in the case of a direction by the Noteholders to the Indenture Trustee, following an Event of Default, to realize upon the Trust Estate by liquidating the Collateral or otherwise.
Section 4.12.    Waiver of Past Defaults.
Prior to acceleration or the Stated Maturity Date of the Notes, the Controlling Class Required Noteholders may, on behalf of the Noteholders of all the Notes, waive any past default hereunder and its consequences, except a default:
(1)    in the payment of principal of or interest on any Note, which waiver shall require the waiver by Noteholders holding 100% in aggregate Note Principal Balance of the Outstanding Notes affected;
(2)    in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, which waiver shall require the waiver by each Holder of an Outstanding Note affected;
(3)    depriving the Indenture Trustee or any Noteholder of a lien or the benefit of a lien, as the case may be, upon any part of the Trust Estate, which waiver shall require the consent of the Indenture Trustee or such Noteholder, as the case may be; or
(4)    depriving the Indenture Trustee of any fee, reimbursement for any expense incurred, or any indemnification to which the Indenture Trustee is entitled, which waiver shall require the consent of the Indenture Trustee.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided, that no such waiver shall restore any Hedge Agreement which has terminated pursuant to its terms. Any costs or expenses incurred by the Indenture Trustee in connection with such acceleration and prior to such waiver shall be reimbursable to the Indenture Trustee in accordance with Section 2.10(c).
Section 4.13.    Undertaking for Costs.
All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses based on time expended, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, or to any suit instituted by the Indenture Trustee, or to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate at least 25% in aggregate Note Principal Balance of Outstanding Notes or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity Date of such Note.
Section 4.14    Waiver of Stay or Extension Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of such law and covenants that it will not hinder, delay or impede the exercise of any power herein granted to the Indenture Trustee and any Hedge Provider, but will suffer and permit the exercise of every such power as though no such law had been enacted.
Section 4.15.    Sale of Trust Estate.
(a)The power to effect any public or private sale of any portion of the Trust Estate pursuant to Section 4.04 hereof shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until either the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any such sale but such waiver does not apply to any amounts to which the Indenture Trustee is otherwise entitled under Section 5.04 of this Indenture.
(b)The Indenture Trustee shall not sell the Trust Estate, or any portion thereof, unless:
(i)the Agent, with the consent and on behalf of the Controlling Class Required Noteholders and each Swap Provider consents to, or directs the Indenture Trustee to make, such sale; or
(ii)the proceeds of such sale would be not less than the entire amount which would be payable to the Holders of the Notes, in full payment thereof, and all amounts payable including termination payments, to all Hedge Providers in accordance with Section 4.05, on any date following the date of such sale, together with all other amounts due under this Indenture.
•The foregoing provisions of this Section 4.15 shall not preclude or limit the ability of the Indenture Trustee to purchase all or any portion of the Trust Estate at any sale, public or private, and the purchase by the Indenture Trustee of all or any portion of the Trust Estate at any sale shall not be deemed a sale or disposition thereof for purposes of this Section 4.15(b).
(c)Unless the Holders of all Outstanding Notes have otherwise consented or directed the Indenture Trustee, at any sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (ii) of subsection (b) of this Section 4.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall in accordance with paragraph (ii) of subsection (d) of this Section 4.15 bid an amount at least $1.00 more than the highest other bid in order to preserve the Trust Estate.
(d)In connection with a sale of all or any portion of the Trust Estate:
(i)any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any

Outstanding Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon in accordance with Section 2.10(c), shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;
(ii)the Indenture Trustee may bid for and acquire the property offered for sale in connection with any sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes as a result of such sale in accordance with Section 4.05 on the Payment Date next succeeding the date of such sale and (B) the expenses of the sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such sale or in order for the net sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;
(iii)the Indenture Trustee shall execute and deliver, without recourse, an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a sale thereof;
(iv)the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer's interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale; and
(v)no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
Section 4.16.    Action on Notes.
The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

ARTICLE V
THE INDENTURE TRUSTEE

Section 5.01.    Certain Duties and Responsibilities.
The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee and any Responsible Officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of the Issuer and in the name of the Issuer or in its own name or in the name of a nominee, from time to time in the Indenture Trustee's discretion, for the purpose of enforcing the rights, powers and remedies of the Issuer under the Receivables Purchase Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture and the Receivables Purchase Agreement, all as set forth in this Indenture.
(a)The rights, duties and liabilities of the Indenture Trustee in respect of this Indenture shall be as follows:
(i)The Indenture Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture that it may deem advisable in order to enforce the provisions hereof or to take any action with respect to a default or an Event of Default hereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto, or to protect the interests of the Noteholders. The Indenture Trustee shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Issuer shall prepare and file or cause to be filed, at the Issuer's expense, a UCC Financing Statement, describing the Issuer as debtor, the Indenture Trustee as secured party and the Trust Estate as the collateral, in all appropriate locations promptly following the initial issuance of the Notes, and the Issuer shall prepare and file at each such office, continuation statements with respect thereto, in each case within six months prior to each fifth anniversary of the original filing. The Issuer is hereby authorized and obligated to make, at the expense of the Issuer, all required filings and refilings of which the Issuer becomes aware, necessary to preserve the liens created by this Indenture to the extent not done by the Issuer as provided herein. The Indenture Trustee shall not be required to take any action to exercise or enforce the trusts hereby created which, in the opinion of the Indenture Trustee, shall be likely to involve expense or liability to the Indenture Trustee, unless the Indenture Trustee shall have received an agreement satisfactory to it in its sole reasonable discretion to indemnify it against such liability and expense. Except as otherwise expressly provided herein, the Indenture Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in the Receivables Purchase Agreement or in any other instruments to be performed or observed by the Issuer or any party to the Receivables Purchase Agreement.
(ii)Subject to the other provisions of this Article V, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provisions of this Indenture, shall examine them to determine whether they are on their face in the form required by this Indenture to the extent expressly set forth herein. If any such instrument is found on its face not to conform to the requirements of this Indenture in a material manner, the Indenture Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Indenture Trustee's reasonable satisfaction, the Indenture Trustee will provide notice thereof to the Noteholders. The Indenture Trustee shall not incur any liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine. In administering the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereunder directly or through its attorneys or custodians and the Indenture Trustee shall not be responsible for any negligence on the part of any custodian or attorney appointed by the Indenture Trustee with due care. The Indenture Trustee may, subject to Section 5.04, consult with counsel, accountants and other professionals to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.
(iii)The Indenture Trustee shall not have any duty to make, arrange or ensure the completion of any recording, filing or registration of any instrument or other document (including any UCC Financing Statements), or any amendments or supplements to any of said instruments or to determine if any such instrument or other document is in a form suitable for recording, filing or registration, and the Indenture Trustee shall not have any duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith.
(iv)Whenever in performing its duties hereunder, the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee may, in the absence of bad faith on the part of the Indenture Trustee, rely upon (unless other evidence in respect thereof be specifically prescribed herein) an Officer's Certificate of the Issuer, and such Officer's Certificate shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it on the faith thereof.
(v)The Indenture Trustee shall not have any obligations to see to the payment or discharge of any liens (other than the liens hereof) upon the Receivables, or to see to the application of any payment of the principal of or interest on any note secured thereby or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property. The Indenture Trustee (and any successor trustee or co-trustee in its individual capacity) nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens or encumbrances on the Receivables arising as a result of the Indenture Trustee (or such successor trustee or co-trustee, as the case may be) acting improperly in its capacity as Indenture Trustee (or such successor trustee or co-trustee, as the case may be).
(vi)The Indenture Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited moneys or of any property or securities or the proceeds thereof that shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Indenture Trustee shall not have any liability for the acts of other parties that are not in accordance with the provisions hereof.
(b)The rights, duties and liabilities of the Indenture Trustee in respect of the Receivables and this Indenture, in addition to those set forth in Section 5.01(a), shall be as follows:
(i)except during the continuance of an Event of Default with respect to the Notes, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and
(ii)the Indenture Trustee may, in the absence of bad faith on its part, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture, to the extent expressly set forth herein.
(c)Subject to Section 4.12 hereof, in case an Event of Default actually known to a Responsible Officer of the Indenture Trustee with respect to the Notes has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
(d)No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this subsection shall not be construed to limit the effect of subsections (a), (b) or (c) of this Section; (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;
(ii)the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Majority Noteholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and
(iii)the Indenture Trustee shall not be required to take notice or deemed to have notice of, or charged with knowledge of a default, an Event of Default or an Early Amortization Event unless either (i) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such default, Event of Default or Early Amortization Event or (ii) written notice of such default shall have been given by the Issuer or by any Noteholder to and received by a Responsible Officer of the Indenture

Trustee and in the absence of such notice or actual knowledge, the Indenture Trustee may conclusively assume that there is no default, Event of Default or Early Amortization Event.

Section 5.02.    Notice of Defaults.
(a)The Indenture Trustee, promptly but not later than two (2) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge of the occurrence of any Event of Default or any event which, after notice or lapse of time would become an Event of Default with respect to the Notes, shall notify the Issuer, the Noteholders, any Hedge Provider and the Agent of any such event, unless all such events known to the Indenture Trustee shall have been cured before the giving of such notice or unless the same is rescinded and annulled, or waived by the Noteholders pursuant to Section 4.02 or Section 4.12. For the purpose of this Section 5.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.
(b)The Indenture Trustee also agrees, promptly but no later than two (2) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge of the occurrence of any default or event of default under the Receivables Purchase Agreement, to notify the Issuer, the Noteholders and the Agent of such default or event of default.

Section 5.03.    Certain Rights of Indenture Trustee.
Subject to the provisions of Section 5.01, in connection with this Indenture:
(a)the Indenture Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties as may be required by such party or parties pursuant to the terms of this Indenture;
(b)any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order;
(c)whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;
(d)the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel rendered thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
(f)the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, coupon, other evidence of indebtedness or other paper or document, unless requested in writing to do so by the Controlling Class Majority Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it, in the opinion of the Indenture Trustee, is not assured to it by the security afforded to it under this Indenture, then it may request indemnity reasonably satisfactory to it before making such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)the Indenture Trustee may, subject to Section 5.04, execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys of the Indenture Trustee; provided, that the Indenture Trustee shall not be responsible for any negligence on the part of any such attorneys or agents appointed by the Indenture Trustee with due care;
(h)the Indenture Trustee shall not be required to provide any surety, bond or note of any kind in connection with the execution or performance of its duties hereunder;
(i)except with respect to the representations made by it in Section 5.06 (and the certificate of authenticity on the Notes), the Indenture Trustee shall not make any representations as to the validity or sufficiency of this Indenture or the Notes;
(j)the Indenture Trustee shall not at any time have any responsibility or liability with respect to the legality, validity or enforceability of the Receivables other than its failure to act in accordance with the terms of this Indenture;
(k)the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;
(l)anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(m)the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;
(n)the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not Indenture Trustee, and may otherwise deal with the parties hereto; and
(o)the Calculation Agent, the Posted Collateral Custodian, the Securities Intermediary, the Note Registrar and the Authenticating Agent shall be entitled to all of the rights benefits, immunities, indemnities and protections of the Indenture Trustee set forth in this Article V.
None of the provisions contained in this Indenture shall in any event require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
Section 5.04.    Compensation and Reimbursement.
(a)Subject to Section 5.04(b), the Issuer hereby agrees:
(1)     to pay or cause to be paid to Wells Fargo Bank, N.A. in its capacities as Indenture Trustee, Calculation Agent, Posted Collateral Custodian, Certificate Registrar, Securities Intermediary, Authenticating Agent and Note Registrar, on a monthly basis, the Indenture Trustee Fee and the Calculation Agent Fee as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and all reasonable expenses (including the reasonable expenses of its counsel), disbursements and advances incurred or made by the Indenture Trustee in connection with this Indenture, the Receivables or the Notes; provided, that the Issuer shall have no obligation to pay the Indenture Trustee's overhead or other internal costs or expenses;
(2)     to reimburse, indemnify and hold harmless Wells Fargo Bank, N.A. in its capacities as Indenture Trustee, Calculation Agent, Posted Collateral Custodian, Certificate Registrar, Securities Intermediary, Authenticating Agent and Note Registrar and any director, officer, employee, agent, Affiliate or Control Person of Wells Fargo Bank, N.A. in its capacities as Indenture Trustee, Calculation Agent, Posted Collateral Custodian, Certificate Registrar, Securities Intermediary, Authenticating Agent and Note Registrar for any loss, liability, expense or disbursements (including without limitation costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the acceptance of performance of the trusts and duties by Wells Fargo Bank, N.A. in its capacities as Indenture Trustee, Calculation Agent, Posted Collateral Custodian, Securities Intermediary, Authenticating Agent, Note Registrar and Certificate Registrar with respect to any Transaction Documents (other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties, or as may arise from a breach of any representation or warranty of the Indenture Trustee set forth herein).
With respect to any third party claim:
(i)the Indenture Trustee shall give the Issuer, the Noteholders and the Agent written notice thereof promptly after the Indenture Trustee shall have knowledge thereof;
(ii)while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and
(iii)notwithstanding the foregoing provisions of this Section 5.04(a), the Indenture Trustee shall not be entitled to reimbursement out of the Note Payment Account for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Issuer, which consent shall not be unreasonably withheld or delayed.
The Indenture Trustee agrees to fully perform its duties under this Indenture notwithstanding any failure on the part of the Issuer to make any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 5.04(a); provided, however, that (subject to Section 5.04(b)) nothing in this Section 5.04 shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture in the event of the Issuer's failure to pay any sums due the Indenture Trustee pursuant to this Section 5.04.
(b)The obligations of the Issuer set forth in Section 5.04(a) are nonrecourse obligations solely of the Issuer and will be payable only from the Trust Estate in accordance with Section 2.10(c). The Indenture Trustee hereby agrees that it has no rights or claims against the Issuer directly and shall only look to the Trust Estate to satisfy the Issuer's obligations under Section 5.04(a). The Indenture Trustee also hereby agrees not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer.
(c)The obligations of the Issuer under this Section 5.04 shall survive the termination of this Indenture, the payment of the Notes and the resignation or removal of the Indenture Trustee.

Section 5.05.    Corporate Indenture Trustee Required; Eligibility.
The Issuer hereby agrees, for the benefit of the Noteholders, that there shall at all times be an Indenture Trustee hereunder which (i) is Wells Fargo Bank, N.A., or (ii) is Deutsche Bank National Trust Company, or (iii) shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers, having aggregate capital, surplus and undivided profits of at least $100,000,000, and subject to supervision or examination by federal or state authority, the long term debt of which is rated not lower than “A” by the Rating Agency. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital, surplus and undivided profits of such bank shall be deemed to be its combined capital, surplus and undivided profits as set forth in its most recent report of condition so published. The Indenture Trustee shall at all times meet the requirements of Section 26(a)(1) of the 1940 Act and shall in no event be an Affiliate of the Issuer or an Affiliate of any Person involved in the organization or operation of the Issuer or be directly or indirectly controlled by the Issuer. If at any time a Responsible Officer of the Indenture Trustee becomes aware that the Indenture Trustee has ceased to be eligible in accordance with the provisions of this Section 5.05, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 5.06    Authorization of Indenture Trustee.
The Indenture Trustee represents and warrants as to itself: that it is duly authorized under applicable federal law and the law of the state of its organization, its charter and its by-laws to execute and deliver this Indenture, and to perform its obligations hereunder, including, without limitation, that it is duly authorized to accept the Grant to it for the benefit of the Noteholders of the Trust Estate and is authorized to authenticate the Notes, and that all corporate action necessary or required therefor has been duly and effectively taken or obtained and all federal and state governmental consents and approvals required with respect thereto have been obtained.
Section 5.07    Merger, Conversion, Consolidation or Succession to Business.
Any corporation, bank, trust company or association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder; provided, that such corporation, bank, trust company or association shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
Section 5.08.    Resignation and Removal; Appointment of Successor.
(a)No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article V shall become effective until (i) the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 5.09 and (ii) repayment to the predecessor Indenture Trustee of all unpaid fees and expenses.
(b)The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer, any Hedge Provider and the Agent. If the respective instruments of acceptance by a successor Indenture Trustee required by Section 5.09 shall not have been delivered to each such party within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
(c)The Indenture Trustee may be removed at any time by the Majority Noteholders and notice of such action by the Noteholders shall be delivered to the Indenture Trustee and the Issuer.
(d)If at any time:
(i)the Indenture Trustee shall cease to be eligible under Section 5.05, or the representations of the Indenture Trustee in Section 5.06 shall prove to be untrue in any material respect, and the Indenture Trustee shall fail to resign after written request therefor by the Issuer or Noteholders of 10% or more of the aggregate Note Principal Balance of the Outstanding Notes; or
(ii)the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuer may remove the Indenture Trustee, or (ii) subject to Section 4.13, any Noteholder may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
(e)If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Issuer shall promptly remove the Indenture Trustee and appoint a successor Indenture Trustee, subject to the Agent's consent, who shall comply with the applicable requirements of Section 5.09. If, within 60 days after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee shall not have been appointed by the Issuer and shall not have accepted such appointment in accordance with the applicable requirements of Section 5.09, then a successor Indenture Trustee shall be appointed by the Majority Noteholders by notice delivered to the Issuer and the retiring Indenture Trustee, and the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.09, become the successor Indenture Trustee with respect to the Notes.
If, within 120 days after such resignation, removal or incapacity, or the occurrence of such vacancy, no successor Indenture Trustee shall have been so appointed and accepted appointment in the manner required by Section 5.09, the resigning Indenture Trustee may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
(f)The Issuer shall give notice of any resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee by giving notice of such event to the Noteholders. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

Section 5.09.    Acceptance of Appointment by Successor.
In case of the appointment hereunder of a successor Indenture Trustee, the successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Issuer, any Hedge Provider, the Agent and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on the request of the Issuer or the successor Indenture Trustee such retiring Indenture Trustee shall, upon payment of each of its fees and expenses, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, and shall take such action as may be requested by the Administrator on behalf of the Issuer to provide for the appropriate interest in the Trust Estate to be vested in such successor Indenture Trustee, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing.
Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section 5.09.
No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article V.
Section 5.10.    Unclaimed Funds.
The Indenture Trustee is required to hold any payments received by it with respect to the Notes that are not paid to the Noteholders in trust for the Noteholders. Notwithstanding the foregoing, at the expiration of two (2) years following the Final Payment Date for the Notes, any moneys set aside in accordance with Section 2.10(b) for payment of principal, interest and other amounts on such Notes remain unclaimed by any lawful owner thereof, such unclaimed funds and, to the extent required by applicable law, any accrued interest thereon shall be remitted to the Issuer to be held in trust by the Issuer for the benefit of the applicable Noteholder until distributed in accordance with applicable law, and all liability of the Indenture Trustee with respect to such money shall thereupon cease; provided, that the Indenture Trustee, before being required to make any such repayment, may, at the expense of the applicable Noteholder, payable out of such unclaimed funds, to the extent permitted by applicable law, and otherwise at the expense of the Issuer, cause to be published at least once but not more than three times in two newspapers in the English language customarily published on each Business Day and of general circulation, in New York, New York, a notice to the effect that such moneys remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than 30 days after the date of first publication of said notice, any unclaimed balance of such moneys then remaining in the hands of the Indenture Trustee will be paid to the Issuer upon its written directions to be held in trust for the benefit of the applicable Noteholder until distributed in accordance with applicable law. Any successor to the Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of the Issuer in a liquidation of the Issuer shall remain liable for the amount of any unclaimed balance paid to the Issuer pursuant to this Section 5.10.
Section 5.11.    Illegal Acts.
No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Indenture Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Indenture Trustee.
Section 5.12    Communications by the Indenture Trustee.
The Indenture Trustee shall send to the Issuer, within one (1) Business Day after the Maturity Date thereof, if any principal of or interest on such Notes due and payable hereunder is not paid, a written demand for payment thereof.
Section 5.13    Separate Indenture Trustees and Co-Trustees.
(a)Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting legal requirements applicable to it in the performance of its duties hereunder, the Indenture Trustee shall have the power to, and shall execute and deliver all instruments to, appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Indenture Trustee, of any of the Trust Estate subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture as shall be specified in the instrument appointing such Person but without thereby releasing the Indenture Trustee from any of its duties hereunder. For the avoidance of doubt, the Indenture Trustee has no duty under this Indenture to perform any obligations of the Hedge Enforcement Party. If the Indenture Trustee obtains the consent of the Agent and the Issuer to the retention of any such separate trustee or co-trustee, the Indenture Trustee shall not be responsible for any fees or expenses of any such separate trustee or co-trustee. If the Indenture Trustee shall request the Issuer to do so, the Issuer shall join with the Indenture Trustee in the execution of such instrument, but the Indenture Trustee shall have the power to make such appointment without making such request. A separate trustee or co-trustee appointed pursuant to this Section 5.13 need not meet the eligibility requirements of Section 5.05.
(b)Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:
(i)the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;
(ii)all powers, duties, obligations and rights conferred upon the Indenture Trustee, in respect of the custody of all cash deposited hereunder shall be exercised solely by the Indenture Trustee; and
(iii)the Indenture Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Indenture Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.
(c)Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instrument, jointly with the Indenture Trustee, and the Indenture Trustee shall take such action as may be necessary to provide for (i) the appropriate interest in the Trust Estate to be vested in such separate trustee or co-trustee, (ii) the execution and delivery of any transfer documentation or note powers that may be necessary to give effect to the transfer of the Receivables to the co-trustee. Any separate trustee or co-trustee may, at any time, by written instrument, constitute the Indenture Trustee its agent or attorney in fact with full power and authority, to the extent permitted by law, to do all acts and things and exercise all discretion authorized or permitted by it, for and on behalf of it and in its name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co-trustee is necessary as provided in this Indenture.
(d)Any notice, request or other writing, by or on behalf of any Noteholder, delivered to the Indenture Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.
(e)Although co-trustees may be jointly liable, no co-trustee or separate trustee shall be severally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder.

ARTICLE VI
REPORTS TO NOTEHOLDERS
Section 6.10.    Reports to Noteholders and Others.
(a)Based on information provided to the Indenture Trustee by the Servicer pursuant to the Servicing Contracts and the Transaction Documents, the Indenture Trustee shall prepare, or cause to be prepared, and deliver by first class mail or electronic means on each Payment Date, or as soon thereafter as is practicable, to the Issuer, any Interested Person, each Noteholder, Swap Provider and Certificateholder or any of their designees (the “Interested Parties”) a statement in respect of the payments made on such Payment Date setting forth the information set forth in Exhibit F hereto (the “Trustee Report”). On each Payment Date, the Indenture Trustee shall make the Trustee Report available each month to the Agent and Interested Parties via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at www.ctslink.com which may be accessed by Interested Parties with the use of an assigned password. The Indenture Trustee shall provide reasonable assistance in using the website to users that call the Indenture Trustee's customer service desk at (866) 846-4526. Parties that are unable to use the above d istribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating the need for assistance. The Indenture Trustee shall have the right to change the way the Trustee Report is distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Indenture Trustee's internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall be entitled to rely on, but shall not be responsible for the content or accuracy of, any information provided to it by any other party in accordance with the Transaction Documents and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.
(b)Within a reasonable period of time after the end of each calendar year, upon request unless required pursuant to the Code (but in no event more than 60 days following the end of such calendar year), the Indenture Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Noteholder (i) a statement containing the aggregate amount of principal and interest payments on the Notes for such calendar year or applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as the Indenture Trustee deems necessary or desirable for Noteholders to prepare their federal, state and local income tax returns. The obligations of the Indenture Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Noteholder in writing, the Indenture Trustee shall furnish to such Noteholder such information regarding the Receivables as such holder may reasonably request.
(c)The Agent hereby appoints Wells Fargo Bank, N.A. as Calculation Agent (the “Calculation Agent”) for the purpose of making calculations and verifications as provided in this Section 6.01(c). The Calculation Agent shall provide all services as set forth herein, applying a standard of care and diligence reasonably expected from a nationally reputable company performing the services contemplated of the Calculation Agent. The Calculation Agent may be removed by the Agent at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Agent, as described in the preceding sentence, the Agent will promptly appoint as a replacement Calculation Agent a leading bank or financial institution. No resignation or removal of the Calculation Agent shall be effective without a successor having been duly appointed. Wells Fargo Bank, N.A., as Calculation Agent under this Indenture, shall be entitled to the same rights, protections, expense reimbursements and indemnities afforded to the Indenture Trustee hereunder.
(i)On each Payment Date, based upon information provided to the Indenture Trustee and the Calculation Agent by the Servicer pursuant to the Servicing Contract and the Transaction Documents, as well as each applicable Payment Date Report and all available reports issued by the Securitization Trustee for the applicable Securitization Trust, the Calculation Agent shall prepare, or cause to be prepared, and deliver by first class mail or electronic means to Interested Parties, a report setting forth the information set forth in Exhibit G hereto (the “Calculation Agent Report”) which shall include, among other things, the following information:

(A)	Advance Ratio for each Securitization Trust;

(B)	Delinquency Ratio for each Securitization Trust;

(C)
The Variable Funding Note Collateral Value and the Term Note Collateral Value of each Receivable sold and/or contributed to the Issuer as of the date of such Calculation Agent Report and the Aggregate Variable Funding Note Collateral Value and the Aggregate Term Note Collateral Value thereof;

(D)	Whether the Collateral Coverage Requirement has been satisfied as of the date of the Calculation Agent Report;

(E)	Weighted Average Months Outstanding of all Loan-Level Delinquency Advances and Servicing Advances as of the date of such Calculation Agent Report;

(F)	Weighted Average Months to Liquidation of all Loan-Level Delinquency Advances and Servicing Advances as of the date of such Calculation Agent Report;

(G)	Weighted Average Foreclosure Timeline of all Loan-Level Delinquency Advances and Servicing Advances with respect to each Securitization Trust as of the date of such Calculation Agent Report;

(H)	Weighted Average Foreclosure Timeline as of the date of such Calculation Agent Report;

(I)	Whether all Receivables satisfy the eligibility requirements set forth in subsections (c), (d), (i) and (j) of the definition of Eligible Receivables;

(J)	Whether an Early Amortization Event has occurred under subsections (c), (j), (k), and/or (l) of the definition thereof;

(K)	Whether a Securitization Trust Termination Event has occurred under any of subsections (b) through (e) of the definition thereof.
(ii)In the event of any variance between a calculation as set forth by the Servicer and a calculation as set forth by the Calculation Agent, the calculation set forth by the Calculation Agent shall be conclusive and determinative.
Section 6.02.    Servicer Reports.
(a)    By no later than the 4th Business Day before each Payment Date, the Servicer shall deliver to the Agent a report in the form of Exhibit C hereto (the “Monthly Servicer Report”) (in electronic form) listing, among other things, (i) each Event of Default, Early Amortization Event and Securitization Trust Termination Event for each Securitization Trust with a yes or no answer beside each indicating whether each possible Event of Default, Early Amortization Event and Securitization Trust Termination Event has occurred as of the end of the preceding Collection Period, (ii) the occurrence of any net margin call under any of the Nationstar's financing arrangements with any Person other than the Agent or the Noteholders and (iii) the information described in Exhibit C with respect to the Aggregate Receivables and the Securitization Trusts. The Servicer shall deliver the Monthly Servicer Report to the Issuer, the Indenture Trustee, the Calculation Agent, the Agent, each Swap Provider and the Verification Agent (i) on the date on which the initial Funding Notice is delivered in accordance with Section 7.02 and (ii) by no later than four (4) Business Days prior to each Payment Date.
(b)    In addition, no later than the Business Day before each Payment Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Calculation Agent, the Verification Agent, each Swap Provider and the Agent a report in substantially the form of Exhibit D hereto (the “Payment Date Report”) containing the information described in Exhibit D. Each Payment Date Report shall also, among other things, (A) state the aggregate Variable Funding Note Collateral Value and Term Note Collateral Value as of the end of the preceding Collection Period and (B) demonstrate that the Collateral Coverage Requirement was met at such time and (C) contain any other information necessary for the Calculation Agent to prepare the Calculation Agent Report and for the Indenture Trustee to make the payments required by Section 2.10 on such Payment Date and all information necessary for the Indenture Trustee to make such statements available to Noteholders pursuant to Section 6.01(a) and such additional information as may be reasonably requested by the Indenture Trustee, the Calculation Agent, the Agent or the Verification Agent from time to time.
(c)    With respect to any Servicing Advances and Legacy Deferred Servicing Fees, by no later than 12:00 PM Eastern time one (1) Business Day prior to the Initial Funding Date (or, in the event the Initial Funding Date is on the Closing Date, on the Closing Date) and each subsequent Funding Date on which Additional Note Balances are to be purchased and, with respect to any Delinquency Advances, by no later than 10:00 AM Eastern time (or, in the case of a Delinquency Advance to be made on such Funding Date, such other time as the Servicer, the Seller, the Agent and the Indenture Trustee may mutually agree) on the

Initial Funding Date (or, in the event the Initial Funding Date is on the Closing Date, on the Closing Date) and each subsequent Funding Date on which Additional Note Balances are to be purchased, the Servicer shall deliver to the Issuer, the Indenture Trustee, Calculation Agent, the Verification Agent and the Agent a report in substantially the form of Exhibit E hereto (each, a “Funding Date Report”) containing the information described in Exhibit E and (A) listing all Receivables to be purchased as of the close of business on such Funding Date (summarized in each case by Pool-Level Advances, Loan-Level Delinquency Advances (Non-Judicial States), Loan-Level Delinquency Advances (Judicial States), Corporate Advances (Non-Judicial States), Corporate Advances (Judicial States), Escrow Advances (Non-Judicial States), Escrow Advances (Judicial States), Legacy Deferred Servicing Fees (Judicial States), and Legacy Deferred Servicing Fees (Non-Judicial States) for each Securitization Trust at such date and including each Delinquency Advance, Servicing Advance and Legacy Deferred Servicing Fee by loan number) and (B) stating the aggregate amount of the Collateral Value and Subordinate Loan Proceeds (as defined in the Receivables Purchase Agreement) to be paid on the Funding Date.
(d)    Notwithstanding anything contained herein to the contrary, none of the Verification Agent (except as described in the Verification Agent Letter), the Indenture Trustee nor the Agent shall have any obligation to verify or recalculate any information provided to them by the Servicer.
Section 6.03.    Access to Certain Information.
(a)The Indenture Trustee shall afford to the Issuer, the Agent, the Servicer, the Seller and any Holder or Holders of Notes, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Noteholder, access to any documentation regarding the Receivables within its control that may be required to be provided under this Indenture or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Indenture Trustee designated by it.
(b)The Indenture Trustee shall maintain at its office primarily responsible for administration of the Trust Estate and shall deliver to the Issuer, the Servicer, the Seller, the Agent and any Noteholder or Person identified to the Indenture Trustee as a prospective transferee of a Note or an interest therein (at the reasonable request and expense of the requesting party), copies of the following items (to the extent that such items have been delivered to the Indenture Trustee or the Indenture Trustee can cause such items to be delivered to it without unreasonable burden or expense): (i) this Indenture, the Receivables Purchase Agreement and any amendments hereto or thereto; (ii) all reports prepared by, and all reports delivered to, the Indenture Trustee or the Servicer since the Closing Date; (iii) all Officer's Certificates delivered by the Servicer since the Closing Date and all Officer's Certificates delivered by the Issuer since the Closing Date pursuant to Section 9.08 of this Indenture; (iv) all accountants' reports caused to be delivered by the Servicer since the Closing Date; and (v) each of the Receivables Files. The Indenture Trustee shall make available copies of any and all of the foregoing items upon request of any party set forth in the previous sentence. However, the Indenture Trustee shall be permitted to require of such party the payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies as are requested by such party.

ARTICLE VII
FUNDING ACCOUNT; PURCHASE OF ADDITIONAL RECEIVABLES
Section 7.01.    Funding Account.
On each Funding Date other than a Skip Funding Date, the Indenture Trustee shall deposit or cause to be deposited into the Funding Account based on the information set forth in the Funding Date Report: (i) the Initial Note Balance or Additional Note Balances, as applicable, purchased by the Note Purchaser pursuant to the Note Purchase Agreement on such Funding Date; and (ii) the Excess Amount, if any, deposited in the Note Payment Account in accordance with Section 2.10(d)(iii) to fund the Collateral Value of the Additional Receivables purchased on such Funding Date. On each Funding Date, subject to satisfaction of the Funding

Conditions and the other requirements of Section 7.02, the Indenture Trustee shall withdraw from the Funding Account and pay to the Servicer the Collateral Value for the Additional Receivables to be acquired by the Issuer on such Funding Date; provided, however, that on each Funding Date, subject to satisfaction of the Funding Conditions and the other requirements of Section 7.02, the Indenture Trustee shall, with respect to Additional Receivables consisting of Delinquency Advances required to be made by the Servicer on such Funding Date to one or more Securitization Trustees (and which have not yet been funded by the Servicer), withdraw from the Funding Account and pay to the appropriate Securitization Trustee, on behalf of the Seller/Servicer, the aggregate Collateral Value with respect to such Delinquency Advances payable to such Securitization Trustee in accordance with the instructions of the Servicer set forth in the related Funding Notice; provided, further, that the Funding Notice and Funding Date Report related to any such Delinquency Advance required to be made by the Servicer on such Funding Date shall be delivered no later than 10:00 AM Eastern time (or such other time as the Servicer, the Seller, the Agent and the Indenture Trustee may mutually agree) on such Funding Date.
Section 7.02    Purchase of Receivables.
With respect to Servicing Advances, one (1) Business Day prior to each Funding Date (or, in the event the Initial Funding Date is on the Closing Date, on the Closing Date) by no later than 12:00 PM Eastern time, with respect to Delinquency Advances, by no later than 10:00 AM Eastern time (or, in the case of a Delinquency Advance to be made on such Funding Date, such other time as the Servicer, the Seller, the Agent and the Indenture Trustee may mutually agree) on each Funding Date (or, in the event the Initial Funding Date is on the Closing Date, on the Closing Date), and with respect to Legacy Deferred Servicing Fees one (1) Business Day prior to the Initial Funding Date (or, in the event the Initial Funding Date is on the Closing Date, on the Closing Date) the Seller shall deliver a Funding Notice and, pursuant to Section 6.02(c), a Funding Date Report to the Indenture Trustee and the Agent. The Seller shall certify in the Funding Notice that the Funding Conditions set forth in clauses (ii), (iv), (v), (vi), (vii), (viii), (xii), (xiii), (xiv), (xv) and (xvi) of this Section 7.02 have been satisfied and, on the Funding Date, the Seller shall re-certify that such Funding Conditions are satisfied. Upon receipt of the Funding Notice and Funding Date Report by the Indenture Trustee and confirmation by the Indenture Trustee that the Funding Conditions set forth in clauses (i) (as to the Indenture Trustee's receipt), (iii), (iv) (based on the Funding Notice), (ix),(x), (xi), (xii), (xiv), (xv) and (xvi) of this Section 7.02 have been satisfied on or prior to such Funding Date (provided that with respect to conditions (i), (iii), (xii), (xiii), (xv) and (xvi), that the Indenture Trustee has not received notice from the Agent or any Noteholder that such condition has not been satisfied), on the Funding Date the Indenture Trustee shall apply funds on deposit in the Funding Account in the manner specified in Section 7.01 with respect to such Additional Receivables; provided, that the Noteholders shall not have any obligation to fund any Additional Note Balance if any of the Funding Conditions have not been satisfied. In the event that the Indenture Trustee determines that any of the Funding Conditions set forth in clauses (i), (iii), (iv) (based on the information set forth in the Funding Notice), (ix), (x), (xi) or (xii) of this Section 7.02 have not been satisfied on or prior to such Funding Date, the Indenture Trustee shall promptly notify the Seller and the Agent.
The funding by the Indenture Trustee of the Collateral Value with respect to any Initial Receivable or Additional Receivable, as applicable, shall be subject to the satisfaction on the related Funding Date of the following conditions precedent (the “Funding Conditions”):
(i)the Issuer shall have delivered (or caused to be delivered) to the Indenture Trustee and the Agent the related Schedule of Initial Receivables or Schedule of Additional Receivables, as applicable, along with the applicable Funding Notice and Bill of Sale pursuant to the Receivables Purchase Agreement;
(ii)as of such Funding Date, neither the Seller nor the Issuer shall (A) be insolvent, (B)

be made insolvent by the transfer of the related Receivables or (C) have reason to believe that its insolvency is imminent;
(iii)the Funding Period shall not have terminated;
(iv)as of such Funding Date (after giving effect to the transfer of the related Receivables on such Funding Date), the Collateral Coverage Requirement shall be satisfied;
(v)each of the representations and warranties made by the Seller under the Receivables Purchase Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such Funding Date with the same effect as if then made and each of the Seller and the Issuer shall have performed all obligations to be performed by it under the Transaction Documents on or prior to such Funding Date;
(vi)the Seller or the Issuer shall have taken any action requested by the Indenture Trustee or the Noteholders required to maintain the ownership interest of the Issuer and the first priority lien of the Indenture Trustee in the Trust Estate;
(vii)all conditions precedent to the transfer of the related Receivables pursuant to the Receivables Purchase Agreement shall have been fulfilled as of such Funding Date;
(viii)sufficient funds are on deposit in the Funding Account (after giving effect to the purchase by the Variable Funding Noteholders of Additional Note Balances) to pay the full Collateral Value under the Receivables Purchase Agreement with respect to such Receivables;
(ix)the Indenture Trustee has received confirmation from the Verification Agent that the verification procedures have been performed in accordance with the Verification Agent letter to the satisfaction of the Verification Agent;
(x)commencing with the first Funding Date after the Initial Funding Date, (1) an amount equal to not less than the Expense Reserve is on deposit in the Reimbursement Account (after taking into account the purchase of the related Additional Receivables) and (2) none of the related Receivables to be purchased consist of Legacy Deferred Servicing Fees;
(xi)the Note Principal Balance is equal to or less than the Maximum Note Balance, after taking into account the proposed increase in the Note Principal Balance;
(xii)a Funding Interruption Event, an Early Amortization Event or an Event of Default shall not have occurred and be continuing;
(xiii)none of the related Receivables relates to a Securitization Trust for which a Securitization Trust Termination Event has occurred and such event has not been waived by the Agent and the Required Noteholders;
(xiv)to the extent the Agent shall have requested that the Issuer enter into a Hedge Agreement, the aggregate notional amount of all such Hedge Agreements assigned and pledged to the Indenture Trustee pursuant to the terms and provisions of Section 2.20 shall be at least equal to the Variable Funding Note Principal Balance;
(xv)    (A) the Agent shall have received consent or acknowledgment notices from the Securitization Trustee of each Securitization Trust to the extent required by the terms of the related Servicing Contract either consenting to or acknowledging the receipt of notice from the Seller of, the pledge and assignment of the Receivables to the Issuer as an “Advancing Person” and that to the extent that there is an “Advance Facility” referenced in the applicable Servicing Contract or, with respect to any Subserviced Securitization Trust, Related Servicing Contract related to any Securitization Trust, the Transaction Documents shall be the “Advance Facility” (as and to the extent such terms or terms of substantially similar import are used in such Servicing Contract); and (B) with respect to the Initial Funding Date and each subsequent Funding Date on which any of Schedules I through III contain one or more Securitization Trusts pursuant to Section 7.04 that were not included on such schedule on the prior Funding Date, the Agent shall have received MSR Transfer Evidence reasonably satisfactory to the Agent; and

(xvi)    with respect to the Initial Funding Date and each subsequent Funding Date on which any of Schedules I through III contain one or more Securitization Trusts that were not included on such schedule on the prior Funding Date, the Agent and the Indenture Trustee shall have received evidence reasonably satisfactory to the Agent of (A) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignment by the Seller to the Depositor of the Seller's ownership interest in the Aggregate Receivables and the proceeds thereof and the assignment by the Depositor to the Issuer of the Depositor's ownership interest in the Aggregate Receivables and the proceeds thereof and (B) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the Grant of a first priority perfected security interest in the Issuer's ownership interest in the Trust Estate, in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Indenture.
Section 7.03.    Addition and Removal of Servicing Contracts.
(a)From time to time during the Funding Period, the Issuer may request the Agent's consent to add transactions to the definition of “Securitization Trusts”, and such additional transactions may be added to the definition of “Securitization Trusts” with the written consent of the Agent (such consent at the sole discretion of the Agent).  The Issuer understands and acknowledges that the Agent does not hereby commit to add any such transactions and any agreement to do so is subject to completion by the Agent of due diligence to its satisfaction regarding such transactions and execution of such additional documentation as the Agent deems appropriate in its sole discretion (such sole discretion to be exercised in good faith with regard to any such request to add transactions to the definition of “Securitization Trusts”). The Issuer shall promptly notify the Indenture Trustee, the Calculation Agent and the Verification Agent of any such designation of additional Securitization Trusts and shall provide certification to the Indenture Trustee in writing that the related Servicing Contract is an Eligible Servicing Contract and that all financing statements or amendments to financing statements as necessary to perfect the security interests of the Depositor, Issuer and Indenture Trustee have been filed. Upon execution by both the Seller and the Issuer of an updated Assignment of Receivables and Schedules of Securitization Trusts substantially in the form of Exhibit H hereto, and satisfaction of the conditions set forth in this Section 7.03, the definition of “Securitization Trusts” shall include all transactions set forth on the updated schedules of Securitization Trusts attached to the related Assignment of Receivables and Schedules of Securitization Trusts and the Seller shall thereupon sell to the Depositor and the Depositor shall thereupon sell and/or contribute all of its right, title and interest in, to and under all Receivables arising under each Securitization Trust on the schedules of Securitization Trusts attached to the related Assignment of Receivables and Schedules of Securitization Trusts.
(b)With the consent of the Agent (in its sole and absolute discretion), the Issuer may remove from the definition of Securitization Trust and the Trust Estate, any Securitization Trust and all Receivables with respect thereto with respect to which (i) the Servicer has transferred its rights as Servicer, (ii) a Securitization Trust Termination Event has occurred or (iii) a Discount Factor Reduction Event shall have occurred and still be in effect; provided, however, that the Issuer shall so remove transactions solely upon the occurrence of both (i) the sum of the Aggregate Collateral Value as of such date plus the Variable Funding Note Collateral Value and the Term Note Collateral Value of any Additional Receivables proposed to be purchased on the immediately succeeding Funding Date under the terms and provisions of the Transaction Documents being greater than the Maximum Note Balance (such, a “Funding Imbalance”) and (ii) the Agent having rejected any proposal of the Seller, the Depositor or the Issuer to amend or modify the definition of “Maximum Note Balance” pursuant to the terms and provisions of the Indenture subsequent to the determination of a Funding Imbalance; provided, further, that in connection with any such removal of a Securitization Trust, all Receivables related to such Securitization Trust must be purchased from the Issuer by the Seller or its designee, and a partial purchase shall not be permitted; provided, further, that the Issuer shall so remove Securitization Trusts such that the aggregate Receivables Balance with respect thereto is the s mallest amount necessary to correct the Funding Imbalance as of such date.  The Issuer shall promptly notify the Indenture Trustee of any such designation or removal and shall be able to remove any Securitization Trust, in addition to the conditions precedent set forth above in this Section 7.03, upon the Indenture Trustee having received certification from the Seller in writing that it has filed all financing statements or amendments to financing statements as necessary.  The Issuer may sell the unreimbursed Receivables with respect to a removed Securitization Trust to the Seller or its designee. In connection with any sale of Receivables to Seller or its designee pursuant to this Section 7.03(b), Seller shall deposit or cause to be deposited an amount equal to the Receivables Balance of each such Receivable purchased into the Note Payment Account and any termination payments required to be made pursuant to any Swap Agreements. Upon receipt of such amounts, the Indenture Trustee shall release the lien of this Indenture with respect to such purchased Receivables.

Section 7.04.    Removal of Subserviced Securitization Trusts.
On or prior to the Closing Date, the Seller, pursuant to the Receivables Purchase Agreement, shall deliver to the Administrative Agent such MSR Transfer Evidence with respect to all Securitization Trusts that are not Subserviced Securitization Trusts. Promptly after the Seller obtains complete MSR Transfer Evidence with respect to a Subserviced Securitization Trust, the Seller, pursuant to the Receivables Purchase Agreement, shall deliver to the Agent such MSR Transfer Evidence. Subject to the terms of clause (l)(ii) of the definition of Eligible Servicing Contract, on any date on which the Agent receives the MSR Transfer Evidence with respect to a Subserviced Securitization Trust, the related Securitization Trust shall no longer be a “Subserviced Securitization Trust” and the Administrator shall update the Subserviced Securitization Trust Schedule and furnish it to the Agent and the Indenture Trustee, and the most recently furnished schedule shall be maintained by the Indenture Trustee as the definitive Subserviced Securitization Trust Schedule.

ARTICLE VIII
SUPPLEMENTAL INDENTURES; AMENDMENTS

Section 8.01.    Supplemental Indentures or Amendments Without Consent of Noteholders.
Without the consent of the Noteholders but with the consent of the Agent, Nationstar (for so long as it holds, directly or indirectly, any interest in the Issuer), the Issuer, to the extent the Indenture Trustee is a party to the related Transaction Document, the Indenture Trustee and, to the extent the rights and obligations of any Hedge Provider are materially and adversely affected thereby, such Hedge Provider, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to any other Transaction Document, for any of the following purposes:
(1)     to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;
(2)     to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of this Indenture;
(3)     to modify the Indenture or any other Transaction Document as required by, or made necessary by any change in, applicable law;
(4)     to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; or
(5)     to amend any other provision of the Indenture or any other Transaction Document, as applicable.

No such supplemental indenture or amendment shall be effective unless (i) the Issuer obtains a Tax Opinion and furnishes such Tax Opinion to the Indenture Trustee in connection therewith, and (ii) with respect to clause (5) such supplemental indenture or amendment will not adversely affect the interests of any Noteholder under this Indenture in any material way as evidenced by the delivery to the Issuer, the Indenture Trustee and the Noteholders of an Opinion of Counsel to the effect that such action will not adversely affect the interests of any Noteholder under this Indenture in any material way.
Section 8.02.    Supplemental Indentures With Consent of Noteholders.
With the consent of the Required Noteholders, Nationstar (for so long as it holds any interest in the trust), the Issuer, the Indenture Trustee and each Hedge Provider (to the extent the rights and obligations of any Hedge Provider are materially and adversely affected thereby), may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof, modifying in any manner the rights of the Noteholders hereunder or thereunder or evidencing and providing for the acceptance of appointment by a successor Indenture Trustee or Servicer; provided, that no such supplemental indenture or amendment shall be effective unless the Issuer obtains a Tax Opinion and furnishes such Tax Opinion to the Indenture Trustee in connection therewith; provided, that no such supplemental indenture or amendment shall, without the consent of the Noteholders of 100% in aggregate Note Principal Balance of the Outstanding Notes:
(1)     change the Stated Maturity Date or the Payment Date of any principal, interest or other amount on any Note, or reduce the Note Principal Balance thereof or any of Term Note Default Additional Rate, Term Note Interest Rate, Term Note Post-ADR Additional Rate, Variable Funding Note Default Additional Rate, Variable Funding Note Floating Rate, Variable Funding Note Margin Rate or Variable Funding Note Post-ARD Additional Rate thereon, or authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on or in respect of, the Receivables except as provided herein or in the Receivables Purchase Agreement, or change the coin or currency in which the principal of any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof;
(2)     reduce the percentage of the then aggregate Note Principal Balance of the Outstanding Notes, the consent of whose Noteholders is required for any such supplemental indenture or amendment, or the consent of whose Noteholders is required for any waiver of defaults hereunder and their consequences provided for in this Indenture, or for any other reason under this Indenture (including for actions taken by the Indenture Trustee pursuant to Section 5.01(a) hereof);
(3)     change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in Section 9.01;
(4)     except as otherwise expressly provided in this Indenture, deprive any Noteholder of the benefit of a first priority security interest in the Trust Estate as provided in this Indenture;
(5)     modify Section 2.10 or Article VIII;
(6)    change the Variable Funding Note Discount Factor, the Term Note Discount Factor with respect to the Term Notes Outstanding immediately prior to the execution of the related supplemental indenture or amendment, or the Stated Maturity Date;
(7)     release from the lien of the Indenture (except as specifically permitted hereby on the date of execution hereof, including without limitation, in connection with any exercise of the Clean-

up Call Option or Redemption Option) all or any part of the Trust Estate; or
(8)    increase the fees payable in accordance with Section 2.10(c) to the Agent, the Issuer, the Owner Trustee, Wells Fargo Bank, N.A. (in its capacities as Indenture Trustee, Calculation Agent, Posted Collateral Custodian, Securities Intermediary, Authenticating Agent, Note Registrar or Certificate Registrar), or the Verification Agent; provided, however, that, for the avoidance of doubt, this clause (8) shall not apply to any fee payable to the Agent that is not payable in accordance with Section 2.10(c).
It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
Section 8.03.    Delivery of Supplements and Amendments.
Prior to the execution thereof, the Seller and the Issuer shall provide a copy to the Hedge Provider of any proposed amendment or supplement to this Indenture. Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture or amendment pursuant to the provisions hereof, the Indenture Trustee, at the expense of the Issuer payable out of the Trust Estate pursuant to Section 5.04, shall procure delivery of a fully executed copy of such supplemental indenture or amendment to each Hedge Provider, and shall furnish a notice setting forth in general terms the substance of such supplemental indenture or amendment to each Noteholder at the address for such Noteholder set forth in the Note Register.
Section 8.04.    Execution of Supplemental Indentures, etc.
In executing, or accepting the additional trusts created by any supplemental indenture or amendment permitted by this Article VIII or in accepting the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, at the Issuer's expense payable out of the Trust Estate pursuant to Section 5.04, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture, amendment or modification is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment or consent to any such modification which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.
Section 8.05    Note Issuance.
(a)At any time prior to the termination of the Funding Period, other than during the occurrence and continuance of a Funding Interruption Event, with the written approval of the Agent (in its sole and absolute discretion), the Issuer may, from time to time, direct the Indenture Trustee in writing to enter into an amendment to, amendment and restatement of, or a supplement to this Indenture, pursuant to which one or more Classes of  Term Notes will be issued. On or before the date of issuance of any such Notes, the Issuer and the Agent shall execute and deliver any required amendment or supplement which shall incorporate the principal terms with respect to such Notes. The Indenture Trustee (subject to Section 8.05(f)) shall execute the amendment or supplement without the consent of any Noteholders. The Issuer shall execute such Notes and such Notes shall be delivered to the Indenture Trustee for authentication and delivery. Any Notes to be issued must rank pari passu with or subordinate to any or all previously issued Notes.
(b)The issuance of the Notes shall be subject to the satisfaction of the following conditions:
(i)Receipt by the Indenture Trustee of an Issuer Order authorizing the execution and authentication of such Notes;
(ii)Unless waived by the Agent in writing, satisfaction of each of the conditions precedent contained in Section 4.01 of the Note Purchase Agreement;
(iii)Unless waived by the Agent in writing, satisfaction of each of the conditions precedent contained in Section 3.01 of the Receivables Purchase Agreement;

(iv)At the time of such issuance, the Issuer is solvent, has sufficient cash on hand to satisfy its current obligations, has capitalization commercially reasonable and adequate to conduct its business and, immediately prior to such refinancing, has adequate financial capacity to meet its ongoing financial commitments under this Indenture;
(v)Receipt by the Indenture Trustee of certain opinions of counsel and certain certifications with respect to such Notes and either (1) a tax opinion generally to the effect that such Notes “will be debt” for U.S. federal income tax purposes or (2) in the case of Term Notes where such tax opinion is not issued, no transfer of such additional Notes will be effective, and any such transfer will be void ab initio, unless such Notes have a minimum denomination so that such Notes (together with any other Notes issued without the requisite “will be debt” tax opinion) cannot have more than 95 holders. For Term Notes where a “will be debt” tax opinion is not issued, such Term Notes will be subject to transfer restrictions as provided in the related amendment or supplement generally to the effect that such Term Notes could only be held by or transferred to a Person if, among other things, the Person (i) represents to the Indenture Trustee and the Issuer that such Person is a U.S. Person (as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), (ii) represents to the Indenture Trustee and the Issuer that either (1) such beneficial owner is not a flow-through entity or (2) less than 50% of the value of each beneficial owner in such flow through entity is attributable to the flow-through entity's interest in such Term Notes or Trust Certificate and no purpose of the use of the flow-through entity is not to enable compliance with the 95-person limit and (iii) covenants to the Indenture Trustee and the Issuer that such beneficial owner (1) will not and will not allow such Term Notes to be used as collateral for the issuance of any securities that would cause the Issuer to become taxable as a corporation, (2) will not take any action that would cause representations (i) and (ii) to cease to be true, and (3) will not take and will not allow any other action that could cause the Issuer to become taxable as a corporation, each for U.S. federal income tax purposes;
(vi)Receipt by the Indenture Trustee of a tax opinion to the effect that the issuance of such Notes will not (A) adversely affect the U.S. federal income tax treatment as debt of Notes that (i) are issued and outstanding immediately prior to such issuance and (ii) received a Tax Opinion upon issuance or deemed issuance that they will be treated as debt for U.S. federal income tax purposes and (B) cause the Issuer to be subject to tax on its net income as (i) an association taxable as a corporation, (ii) a publicly traded partnership taxable as a corporation or (iii) a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes; and
(vii)to the extent the Hedge Provider and the Agent are Affiliates, the Indenture Trustee shall have appointed a Hedge Enforcement Party that is not an Affiliate of the Hedge Provider; provided, however, that all costs associated with the Hedge Enforcement Party shall not be paid from the Indenture Trustee's personal funds or the Indenture Trustee Fee.
(c)For purposes of this Section 8.05, any amendment and/or supplemental indenture executed in accordance with the issuance of any Notes shall not be considered an amendment or supplemental indenture for the purposes of this Article VIII.  Accordingly, notwithstanding anything else contained herein to the contrary, any amendment and/or supplemental indenture executed in accordance with the issuance of any Notes may amend, modify or supplement this Indenture and any other Transaction Document in any manner, in each case without the consent of the Noteholders and the Hedge Provider; provided, however, that no such amendment or indenture supplement may, without the consent of (A) each Noteholder holding any Notes affected thereby and (B) solely with respect clauses (ii), (v), (vi) and (vii) below, to the extent the rights and obligations of any Hedge Provider are materially and adversely affected thereby, the Hedge Provider (any such consent of the Hedge Provider not to be unreasonably withheld):
(i)change the Maturity Date or Payment Date with respect to the Notes, or any principal, interest or other amount on any Notes outstanding as of the date of such new issuance, or reduce the Maximum Note Balance, the Variable Funding Note Maximum Balance or the interest rate as set forth on the related Note, or change the coin or currency in which the principal of such Notes or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity;
(ii)amend or modify Section 2.10(c) (other than with respect to the inclusion of such new Notes issued pursuant to this Section 8.05);
(iii)change the Percentage Interest, the consent of whose Holders is required in order to perform any action pursuant to the terms and provisions of any Transaction Document;
(iv)change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in the Transaction Documents;
(v)except as otherwise expressly provided in the Transaction Documents, deprive any Secured Party of the benefit of a valid first priority perfected security interest in the Collateral;
(vi)except as otherwise expressly provided in the Transaction Documents, release from the Lien set forth in the Transaction Documents all or any portion of the Collateral; or
(vii)modify this Section 8.05.
(d)Each Noteholder, by its acceptance of a Note, hereby consents to the issuance of Notes in accordance with the terms and provisions of this Section 8.05.
(e)Each Noteholder, by its acceptance of a Note, hereby agrees that, for purposes of the terms and provisions of this Section 8.05, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Noteholders and that the Agent shall have no duty or liability whatsoever to any other Noteholder with respect to its approval, or failure to approve, of the issuance any series of Notes pursuant to this Section 8.05. In addition, each Noteholder, by its acceptance of a Note, and each party to this Indenture and to any other Transaction Document hereby agrees to an unconditional release of the Agent from any and all liability related to the approval, or failure to approve, of the issuance any series of Notes pursuant to this Section 8.05.
(f)     In executing any amendment to, amendment and restatement of, or supplement to this Indenture permitted by this Section 8.05, the Indenture Trustee shall be entitled to receive, at the Issuer's expense payable out of the Trust Estate pursuant to Section 5.04, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment, amendment and restatement or supplement is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment, amendment and restatement or supplement which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

ARTICLE IX
COVENANTS; WARRANTIES

Section 9.01.    Maintenance of Office or Agency.
The Issuer shall maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee and the Noteholders of the location, and any change in the location, of such office or agency.
The Issuer may also from time to time designate one or more other offices or agencies outside the United States where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth in the preceding paragraph. The Issuer shall give prompt written notice to the Indenture Trustee, any Hedge Provider and the Noteholders of any such designation or rescission and of any change in the location of such office or agency.
Section 9.02.    Existence.
Subject to Section 9.08, the Issuer will keep in full effect its existence, rights and franchises under the laws of its jurisdiction of organization, and the existence, rights and franchises (if any) of the Issuer under the laws of its jurisdiction of organization, except where failing to maintain any rights or franchises would not have a material adverse effect on any of the Receivables or the Issuer's ability to comply with its obligations hereunder.
Section 9.03.    Payment of Taxes and Other Claims.
The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, or shown to be due on the tax returns filed by the Issuer, except any such taxes, assessments, governmental charges or claims which the Issuer is in good faith contesting in appropriate proceedings and with respect to which reserves are established if required in accordance with GAAP; provided, that such failure to pay or discharge will not cause a forfeiture of, or a lien to encumber, any property included in the Trust Estate. The Indenture Trustee is authorized to pay out of the Note Payment Account, prior to making payments on the Notes, any such taxes, assessments, governmental charges or claims which, if not paid, would cause a forfeiture of, or a lien to encumber, any property included in the Trust Estate.
Section 9.04    Validity of the Notes; Title to the Trust Estate; Lien.
(a)The Issuer represents and warrants that the Issuer is duly authorized under applicable law to create and issue the Notes, to execute and deliver this Indenture, the other documents referred to herein to which it is a party and all instruments included in the Trust Estate which it has executed and delivered, and that all action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained. The Notes, when issued, will be, and this Indenture and such other documents are, valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law.
(b)The Issuer represents and warrants that, immediately prior to its Grant of the Trust Estate provided for herein, it was the sole obligee of each Receivable, free and clear of any pledge, lien, encumbrance or security interest.
(c)The Issuer represents and warrants that, upon the issuance of the Notes, the Indenture Trustee has a valid and enforceable first priority security interest in the Trust Estate, subject only to exceptions permitted hereby.
(d)The Issuer represents and warrants that the Indenture is not required to be qualified under the 1939 Act and that the Issuer is not required to be registered as an “investment company” under the 1940 Act.
Section 9.05.    Protection of Trust Estate.
The Issuer and, to the extent directed by the Issuer or the Majority Noteholders, the Indenture Trustee shall execute and deliver all such amendments and supplements hereto (subject to Sections 8.01 and 8.02) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:
(a)Grant more effectively all or any portion of the Trust Estate securing the Notes;
(b)maintain or preserve the lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;
(c)perfect, publish notice of, or protect the validity of any Grant made or to be made by this I ndenture;
(d)enforce any of the Receivables included in the Trust Estate; or
(e)preserve and defend title to the Trust Estate securing the Notes and the rights of the Indenture Trustee, and of the Noteholders, in the Trust Estate against the claims of all Persons and parties.
The Issuer hereby designates the Indenture Trustee and the Agent, its agent and attorney-in-fact, to prepare and file any financing statement, continuation statement or other instrument required pursuant to this Section 9.05; provided that, subject to and consistent with Section 5.01, neither the Indenture Trustee nor the Agent will be obligated to prepare or file any such statements or instruments.
Section     9.06.    Nonconsolidation.
The Issuer shall at all times:
(a)maintain separate records and books of account from any other person or entity;
(b)maintain separate bank accounts from any other person or entity;
(c)maintain its assets in its own name and not commingle its assets with those of any other person or entity;
(d)conduct its own business in its own name;
(e)maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and not have its assets listed on the financial statements of any other person or entity (other than as required with respect to consolidated financial statements prepared in accordance with generally accepted accounting principles, and with respect to any consolidated or combined financial statements having appropriate footnotes indicating that the Issuer is a separate legal entity);
(f)pay its own liabilities and expenses only out of its own funds;
(g)observe all corporate and other organizational formalities;
(h)maintain an arm's length relationship with each of its Affiliates;
(i)pay the salaries of its employees, if any, out of its own funds;
(j)maintain a sufficient number of employees or engage independent agents, in each case to the extent reasonably required in light of its contemplated business operations;
(k)not guarantee, become obligated or pay for the debts of any other entity or person;
(l)not hold out its credit as being available to satisfy the obligations of any other person or entity;
(m)not pledge its assets for the benefit of any other party (except the pledges set forth in this Indenture);
(n)hold itself out as a separate entity;
(o)correct any known misunderstanding regarding its separate identity; and
(p)maintain adequate capital in light of its contemplated business operations.

Section 9.07.    Negative Covenants.
The Issuer shall not:
(a)sell, transfer, exchange or otherwise dispose of any of the Collateral, except as expressly permitted by or expressly contemplated by this Indenture or the other Transaction Documents;
(b)dissolve or liquidate in whole or in part, except as provided herein (it being understood that the payment or repurchase of Receivables does not constitute a partial liquidation within the meaning of this provision);
(c)engage, directly or indirectly, in any business other than that arising out of the issuance of the Notes, and the actions contemplated or required to be performed under this Indenture or any other of the Transaction Documents;
(d)incur, create or assume any indebtedness for borrowed money other than the Notes;

(e)make or permit to remain outstanding, any loan or advance to, or own or acquire any stock or securities of, any Person other than the Receivables and any other instruments constituting part of the Trust Estate, it being understood that the Issuer's purchase of Receivables does not constitute lending, making advances or acquiring stock; or
(f)voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding.

Section 9.08.    Statement as to Compliance.
The Administrator, on behalf of the Issuer, shall deliver to the Indenture Trustee, the Agent, any Hedge Providers and the Noteholders, within 90 days after the end of each calendar year, an Officer's Certificate of the Issuer stating that (a), in the course of the performance by the officer executing such Officer's Certificate of such officer's present duties as an officer of the Issuer, such officer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute an Event of Default after notice or lapse of time or both and that to the best of the officer's knowledge, after reasonable inquiry, (b) the Issuer has fulfilled all of its obligations under this Indenture in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (c) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof.
Section 9.09.    Issuer may Consolidate, Etc., only on Certain Terms.
(a)The Issuer shall not consolidate or merge with or into any other Person or convey or transfer the Trust Estate to any Person without the consent of the Majority Noteholders and unless:
(i)the Person (if other than the Issuer) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the Trust Estate (the “Successor Person”), shall be a Person organized and existing under the laws of the United States of America or any State and shall have expressly assumed, executed and delivered to the Indenture Trustee, the obligation (to the same extent as the Issuer was so obligated) to make payments of principal, interest and other amounts on all of the Notes and pay all amounts owned by the Issuer under this Indenture, and the obligation to perform every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;
(ii)immediately after giving effect to such transaction, no Funding Interruption Event or Event of Default shall have occurred and be continuing;
(iii)the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer comply with and satisfy all conditions precedent relating to the transactions set forth in this Section 9.09;
(iv)the Successor Person shall have delivered to the Indenture Trustee, the Agent and any Hedge Providers an Officer's Certificate and an Opinion of Counsel each stating that, with respect to a Successor Person that is a corporation, limited liability company, partnership or trust, such Successor Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Successor Person is organized; that the Successor Person has sufficient power and authority to assume the obligations set forth in clause (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligation; that the Successor Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations; and that such supplemental indenture is a valid, legal and binding obligation of the Successor Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor's rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and that, immediately following the event which causes the Successor Person to become the Successor Person, (A) the Successor Person has good and marketable title, free and clear of any lien, security interest or charge other than the lien and security interest of this Indenture and any other lien permitted hereby, to the Collateral and (B) the Indenture Trustee continues to have a perfected first priority security interest in the Collateral; and
(v)the Successor Person shall have assumed the obligations of the Issuer under all Hedge Agreements effective as of the date of such consolidation or merger.
(b)Upon any consolidation or merger, or any conveyance or transfer of the Trust Estate securing the Notes, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein. In the event of any such conveyance or transfer of the Trust Estate permitted by this Section 9.09, the Person named as the “Issuer” in the first paragraph of this Indenture, or any successor that shall theretofore have become such in the manner prescribed in this Article and that has thereafter effected such a conveyance or transfer, may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all of the then Outstanding Notes and from its obligations under this Indenture.
(c)Notwithstanding anything in this Indenture to the contrary, the Issuer shall not voluntarily consent to or otherwise acquiesce to any consolidation of the Issuer into the Seller, the Depositor or any of their Affiliates and shall take all legally permissible actions to oppose any such consolidation. Further, each Noteholder acknowledges that it is relying on the separateness of the Issuer from the Seller, the Depositor and its Affiliates as a condition to purchasing the Notes.
Section 9.10.    Purchase of Notes.
The Issuer may reacquire Notes, in its discretion, by open market purchases in privately negotiated transactions or otherwise.
Section 9.11    Indemnification.
(a)Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party (as defined below) from and against any and all Indemnified Amounts (as defined below), excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. To the extent that the foregoing undertaking to indemnify the Indemnified Parties may be unenforceable because it is violative of any law or public policy, the Issuer nevertheless shall pay such amounts as may be permitted under applicable law to satisfy its indemnification obligations hereunder to the fullest extent permissible under applicable law.
Without limiting or being limited by the foregoing, the Issuer shall pay in accordance with Section 2.10(c) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

(i)
a breach of any representation or warranty made by the Issuer under or in connection with this Indenture or any other Transaction Document (without duplication of any amount paid by the Seller under the Receivables Purchase Agreement); or

(ii)	the failure by the Issuer to comply with any term, provision or covenant contained in this Indenture or any other Transaction Document; or

(iii)
any information prepared by and furnished or to be furnished by any of the Issuer or the Seller or any of their Affiliates pursuant to or in connection with the transactions contemplated hereby including, without limitation, such written information as may have been and may be furnished in connection with any due diligence investigation with respect to the business, operations, financial condition of the Issuer, the Seller, any of their Affiliates or with respect to the Receivables, to the extent such information contains any untrue statement of material fact.
(b)Any Indemnified Amounts subject to the indemnification provisions of this Section 9.11 shall be paid to the Indemnified Party within twenty (20) Business Days following demand therefor; provided that, prior to an Event of Default, amounts payable under this Section 9.11 shall only be payable on Payment Dates pursuant to Section 2.10(c). “Indemnified Party” means any of the Indenture Trustee (in all its capacities), the Calculation Agent, the Securities Intermediary, the Posted Collateral Custodian, the Owner Trustee, the Agent, any Hedge Provider, the Noteholders and their officers, employees, directors, attorneys, consultants, agents and successors or assigns and Affiliates and any Person who controls any of the foregoing or their respective Affiliates within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act. “Indemnified Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements, imposed on, incurred by or asserted against an Indemnified Party, to the extent such Indemnified Amounts are caused by the occurrence of an event described in Section 9.11(a)(i), (ii) or (iii) above, with respect to this Indenture or any other Transaction Document.
(c)Promptly after an Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against the Issuer under this Section 9.11, the Indemnified Party shall notify the Issuer in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Issuer shall not relieve the Issuer from any liability which it may have hereunder or otherwise except to the extent that the Issuer is prejudiced by such failure so to notify the Issuer. The Issuer will be entitled, at its own expense, to participate in the defense of any such claim or action and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, unless the defendants in any such action include both the Indemnified Party and the Issuer, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, or one or more Indemnified Parties, and which in the reasonable opinion of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Issuer and such Indemnified Party; provided, however, that the Issuer shall not be responsible for the fees and expenses of more than one firm of attorneys for all Indemnified Parties related to the Secured Parties and one firm of attorneys for the Indenture Trustee. Each Indemnified Party shall cooperate with the Issuer in the defense of any such action or claim. The Issuer shall not, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

Section 9.12.    Lewtan Reports.
The Administrator, on behalf of the Issuer, shall deliver to the Indenture Trustee, the Agent, any Hedge Providers and the Noteholders, beginning one month after the Closing Date or the related Funding Date, as applicable, and on each Payment Date thereafter, a Lewtan Report for any Aggregate Receivables related to outstanding Delinquency Advances. Any failure to provide such notice in a timely manner shall result in a Discount Factor Reduction Event; provided however, that the failure to deliver the Lewtan Report in a timely manner shall not by itself result in an Event of Default (it being understood that an Event of Default may occur due to a reduction in the Aggregate Collateral Value as a result of any applicable Discount Factor Reduction Event arising from the Issuer's failure to deliver a Lewtan Report pursuant to this Section 9.12).

ARTICLE X
AGENT

Section 10.01.    Appointment.
Each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Indenture including: (i) to receive on behalf of each Noteholder any payment of principal or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Noteholders and paid to the Agent, and to distribute promptly to each Noteholder its Percentage Interest of all payments so received and (ii) to distribute to each Noteholder copies of all material notices (including any Funding Notice delivered in accordance with the Note Purchase Agreement) and agreements received by the Agent and not required to be delivered to each Noteholder pursuant to the terms of this Indenture, provided that the Agent shall not have any liability to the Noteholders for the Agent's inadvertent failure to distribute any such notices or agreements to the Noteholders and (iii) subject to Section 10.03 of this Indenture, to take such action as the Agent deems appropriate on its behalf to administer the Notes and the other Transaction Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Transaction Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Indenture and the other Transaction Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Noteholders, and such instructions of the Majority Noteholders shall be binding upon all Noteholders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Indenture or any other Transaction Document or applicable law.
Section 10.02    Nature of Duties.
The Agent shall have no duties or responsibilities except those expressly set forth in this Indenture or in the other Transaction Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Indenture or any Transaction Document a fiduciary relationship in respect of any Noteholder. Nothing in this Indenture or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Indenture or any of the other Transaction Documents except as expressly set forth herein or therein. Each Noteholder shall make its own independent investigation of the financial condition and affairs of the Issuer in connection with advancing any Additional Note Balance pursuant to the Note Purchase Agreement and shall make its own appraisal of the creditworthiness of the Issuer and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Noteholder with any credit or other information with respect thereto, whether coming into its possession before the advance of the Initial Note Balance hereunder or at any time or times thereafter; provided, that, upon the reasonable request of a Noteholder, the Agent shall provide to such Noteholder any documents or reports delivered to the Agent by the Issuer pursuant to the terms of this Indenture or any other Transaction Document. Prior to waiving an Early Amortization Event, the Agent shall obtain the approval of the Controlling Class Required Noteholders. If the Agent seeks the consent or approval of the Required Noteholders to the taking or refraining from taking any action under this Indenture, the Agent shall send notice thereof to each Noteholder. The Agent shall promptly notify each Noteholder any time that the Required Noteholders have instructed the Agent to act or refrain from acting pursuant hereto.
Section 10.03    Rights, Exculpation, Etc.
The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Indenture or the other Transaction Documents unless such action or inaction shall constitute gross negligence or willful misconduct on the part of the Agent or its directors, officers, agents or employees. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Issuer), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts; (iii) makes no warranty or representation to any Noteholder and shall not be responsible to any Noteholder for any statements, certificates, warranties or representations made in or in connection with this Indenture or the other Transaction Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Indenture or the other Transaction Documents on the part of any Person, the existence or possible existence of any default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Noteholder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Indenture or the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Indenture Trustee's Lien thereon, or any certificate prepared by the Issuer in connection therewith, nor shall the Agent be responsible or liable to the Noteholders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 2.10, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Noteholder to whom payment was due but not made, shall be to recover from other Noteholders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Noteholders with respect to any actions or approvals which by the terms of this Indenture or of any of the other Transaction Document the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the other Transaction Documents until it shall have received such instructions from the Majority Noteholders. Without limiting the foregoing, no Noteholder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Indenture, the Notes or any of the other Transaction Documents in accordance with the instructions of the Majority Noteholders.
Section 10.04    Reliance.
The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Indenture or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.
Section 10.05    Indemnification.
To the extent that the Agent is not reimbursed and indemnified by the Issuer, the Noteholders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Indenture or any of the other Transaction Documents or any action taken or omitted by the Agent under this Indenture or any of the other Transaction Documents, in proportion to each Noteholder's Percentage Interest, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. The obligations of the Noteholders under this Section 10.05 shall survive the payment in full of the Notes and the termination of this Indenture.
Section 10.06.    Agent Individually.
With respect to its Percentage Interest under the Note Purchase Agreement, the advances made by it and the Variable Funding Notes issued to or held by it or any of its Affiliates, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Noteholder or holder of a Note. The terms “Controlling Class,” “Noteholders,” “Majority Noteholders,” “Controlling Class Majority Noteholders,” “Required Noteholders,” “Controlling Class Required Noteholders,” or Variable Funding Noteholders” or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Noteholder or one of the Majority Noteholders. The term “Agent” shall mean the Agent solely in its individual capacity as the Agent hereunder. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer as if it were not acting as an Agent pursuant hereto without any duty to account to the Noteholders.
Section 10.07.    Successor Agent.
(a)The Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Issuer and each Noteholder. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.
(b)Upon any such notice of resignation, the Controlling Class Majority Noteholders shall appoint a successor Agent who, in the absence of a continuing Event of Default, shall be reasonably satisfactory to the Issuer. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Indenture and the other Transaction Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Indenture and the other Transaction Documents.
(c)If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent who, if an Event of Default is not continuing, shall be reasonably satisfactory to the Issuer, who shall serve as Agent until such time, if any, as the Majority Noteholders appoint a successor Agent as provided above.

Section 10.08    Collateral Matters.
(a)The Agent may from time to time, during the occurrence and continuance of an Event of Default, make such disbursements and advances (“Agent Advances”) which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Issuer of the Notes and other Issuer Obligations or to pay any other amount chargeable to the Issuer pursuant to the terms of this Indenture, including, without limitation, costs, fees and expenses as described in Section 10.05. The Agent Advances shall be secured by the Collateral and repayable pursuant to Section 2.10(c) on the Payment Date immediately succeeding the date on which such Agent Advances were made. The Agent Advances shall not constitute advances on the Notes but shall otherwise constitute Issuer Obligations hereunder. The Agent shall notify each Noteholder and the Issuer in writing of each Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Variable Funding Noteholder agrees that it shall make available to the Agent, upon the Agent's demand, in U.S. dollars in immediately available funds, the amount equal to such Noteholder's Percentage Interest of such Agent A dvance. If such funds are not made available to the Agent by such Noteholder, the Agent shall be entitled to recover such funds on demand from such Noteholder, together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Reference Rate.
(b)The Agent shall have no obligation whatsoever to any Noteholders to assure that the Collateral exists or is owned by the Issuer or is cared for, protected or insured or has been encumbered or that the Lien granted to the Indenture Trustee pursuant to this Indenture has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 10.08 or in any of the other Transaction Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Noteholders and that the Agent shall have no duty or liability whatsoever to any other Noteholder.

ARTICLE XI
MISCELLANEOUS

Section 11.01.    Execution Counterparts.
This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 11.02.    Compliance Certificates and Opinions, etc.
Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Administrator, on behalf of the Issuer, shall furnish to the Indenture Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 11.03.Form of Documents Delivered to Indenture Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that any Person shall deliver any document as a condition of the granting of such application, or as evidence of such Person's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of such Person to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article V.
Section 11.04.    Acts of Noteholders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section. With respect to authorization to be given or taken by Noteholders, the Indenture Trustee shall be authorized to follow the written directions or the vote of the Majority Noteholders, unless any greater or lesser percentage is required by the terms hereunder or under any other Transaction Document.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)The Term Note Principal Balance or Variable Funding Note Principal Balance, as applicable, and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of any Noteholder shall bind every future Noteholder of the same Note and the Noteholder of any Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 11.05    Computation of Percentage of Noteholders.
Whenever this Indenture states that any action may be taken by a specified percentage of the Noteholders, such statement shall mean that such action may be taken by the Noteholders of such specified percentage of the aggregate Note Principal Balance of the Outstanding Notes.

Section 11.06    Notice to the Indenture Trustee, the Issuer and Certain Other Persons.
Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by telecopier and confirmed in a writing delivered or mailed as aforesaid, to: (i) in the case of the Issuer, Nationstar Advance Funding Trust 2012-W, c/o Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 Attention: Corporate Trust Administration, telecopy number: (302) 636-4140, telephone number: (302) 651-1000 and (ii) in the case of the Indenture Trustee, the Corporate Trust Office, or as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.
Section 11.07.    Notices to Noteholders; Notification Requirements and Waiver.
Where this Indenture provides for notice to Noteholders of any event, a copy of any such notice shall be given simultaneously to each Hedge Provider, and in the case of any notice sent to Noteholders, such notice shall be sufficiently given if in writing and delivered by courier or mailed by first-class mail, postage prepaid; to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is delivered or mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
In case, by reason of the suspension of regular courier and mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Section 11.08.    Successors and Assigns.
All covenants and agreements in this Indenture by the Issuer shall bind its successors and permitted assigns, whether so expressed or not.
Section 11.09.    Separability Clause.
In case any provision of this Indenture or of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the extent permitted by law, not in any way be affected or impaired thereby.
Section 11.10    Governing Law.
(a)THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(b)Any action or proceeding against any of the parties hereto relating in any way to this Indenture or any Note or the Trust Estate may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Issuer irrevocably submits to the jurisdiction of each such court in respect of any such action or p roceeding. The Issuer hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

Section 11.11.    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 11.12.    Benefits of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and any other party secured hereunder (including the Secured Parties, each of which is a third-party beneficiary of this Indenture) or named as a beneficiary of any provision hereof, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 11.13    Non-Recourse Obligation.
Notwithstanding any other provision of this Indenture, the obligations of the Issuer under this Indenture and the Notes are limited recourse obligations of the Issuer, payable solely from the Collateral in accordance with the terms of this Indenture.
No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture (other than with respect to Permitted Investments as to which such Person is the issuer) or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of an interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director, employee or Control Person of the Indenture Trustee in its individual capacity, the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee does not have any such obligations in its individual capacity). It is understood that the foregoing provisions of this Section 11.13 shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, (ii) limit the obligations or liabilities of any Affiliate of the Issuer under any Transaction Document to which such Affiliate is a party or by which it may be bound or (iii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture, and the same shall continue until paid or discharged. It is further understood that the foregoing provisions of this Section 11.13 shall not limit the right of any person to name the Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such person or entity.
Section 11.14.    Inspection.
The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts relating to the Receivables with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested and at the Issuer's expense, provided, however, (i) to the extent the Indenture Trustee exercises its rights under this Section 11.14 more than twice in any given calendar year, any expense incurred in connection with the exercise of such rights shall be subject to the approval of the Administrator and (ii) any expense incurred in connection with the exercise of such rights in excess of $5,000 per calendar year shall be subject to the approval of the Administrator; provided, further, the limitations set forth in this Section 11.14 shall be in addition to and in no way affect the terms and provisions of the Verification Agent Letter or any other Transaction Document; provided, further, that, no such limitations shall apply after the occurrence of an Event of Default or an Early

Amortization Event. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
Section11.15.    Method of Payment.
Except as otherwise provided in Section 2.10(b), all amounts payable or to be remitted pursuant to this Indenture shall be paid or remitted or caused to be paid or remitted in immediately available funds by wire transfer to an account specified in writing by the recipient thereof.
Section 11.16.    No Recourse.
It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.
Section 11.17    Wire Instructions.
Distribution of money to the Seller, the Depositor, the Issuer, the Agent, any Noteholder, the Owner Trustee and the Verification Agent in accordance with the terms and provisions of this Indenture shall be made to the applicable accounts set forth in Schedule VII hereto.
Section 11.18.    Noteholder Consent
Whenever a Noteholder is requested to give any consent, approval or waiver in its capacity as Noteholder, each Noteholder to which such request was made shall respond to such request within two (2) Business Days; provided, that if a response is not received by the party authorized to make such request pursuant to the terms and provisions of the Transaction Documents (such party, the “Requesting Party”) from a Noteholder to which such request was made within two (2) Business Days, such request for consent, approval or waiver, as applicable, with respect to each such Noteholder shall be deemed to have been rejected.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.
Nationstar Advance Funding Trust 2012-W
By: Wilmington Trust, National Association, not in its

individual capacity but solely as Owner Trustee

By: /s/ Christopher M. Cavalli_________________
Name:    Christopher M. Cavalli
Title: Banking Officer
WELLS FARGO BANK, N.A.
as Indenture Trustee
By: /s/ Graham M. Oglesby__________________
Name: Graham M. Oglesby
Title: Vice President

EXHIBIT A-I
FORM OF VARIABLE FUNDING NOTE
THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE MAXIMUM NOTE BALANCE SHOWN ON THE FACE HEREOF.

THE FAILURE TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND ANY PAYING AGENT WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A "UNITED STATES PERSON" WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR AN APPLICABLE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE) MAY RESULT IN U.S. FEDERAL BACK-UP WITHHOLDING FROM PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE, INCLUDING THE REPRESENTATION AND AGREEMENT THAT IF IT IS AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHICH IS SUBJECT TO TITLE I OF ERISA OR A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE) OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), ITS PURCHASE, HOLDING AND DISPOSITION OF THE NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO SIMILAR LAW, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAW. ANY PURPORTED TRANSFER OF THIS NOTE TO A PURCHASER THAT DOES NOT COMPLY WITH THE ABOVE REQUIREMENTS SHALL BE NULL AND VOID AB INITIO.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE (A) IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND (B) ONLY TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT AND WHO IS A QUALIFIED PURCHASER UNDER SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) AND THE RULES AND REGULATIONS THEREUNDER (AN “ELIGIBLE PURCHASER”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER UNDER SECTION 2(a)(51) OF THE 1940 ACT AND EACH SUCH PERSON WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE NOTES OR INVESTING IN THE ISSUER, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE 1940 ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE RULES THEREUNDER. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE WITHIN MENTIONED INDENTURE (THE “INDENTURE”), AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL OR

ECONOMIC INTERESTS HEREIN EXCEPT IN COMPLIANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE TO AN ELIGIBLE PURCHASER WHO MAKES THE ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS REQUIRED THEREBY ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE MAY BE VOID AB INITIO. IF AT ANY TIME THE ISSUER DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE ISSUER MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF ISSUER, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE UNDER THE INDENTURE, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE ISSUER MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER.
EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE INDENTURE TRUSTEE THE CERTIFICATION REQUIRED IN SECTION 2.05(c) OF THE INDENTURE.

Variable Funding Note Maximum Balance:	As set forth in the Indenture
Note No.:                                [__]

Nationstar Advance Funding Trust 2012-W
SERVICER ADVANCE RECEIVABLES BACKED NOTES, SERIES 2012-W
•Nationstar Advance Funding Trust 2012-W, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to ____________________________, or registered assigns (the “Noteholder”), the principal sum of ___________________________ ($____) or so much thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture.
•Principal of this Note is payable on each Payment Date or such other date in an a amount as set forth in the Indenture. The outstanding Note Principal Balance of this Note bears interest at the applicable interest rate as set forth in the Indenture. On each Payment Date, amounts in respect of interest on this Note will be paid in an amount as set forth in the Indenture.
•Capitalized terms used but not defined herein have the meanings set forth in the Indenture (as may be amended and restated from time to time, the “Indenture”), dated as of June 26, 2012, between the Issuer and Wells Fargo Bank, N.A., as Indenture Trustee (the “Indenture Trustee”).
•By its acceptance of this Note, each Noteholder covenants and agrees, until the earlier of (a) the termination of the Funding Period and (b) the Maturity Date, on each Funding Date other than a Skip Funding Date to advance amounts in respect of Additional Note Balance hereunder to the Issuer, subject to and in accordance with the terms of the Indenture, the Receivables Purchase Agreement and the Note Purchase Agreement.
•In the event of an advance of Additional Note Balance by the Noteholders as provided in Section 2.01 of the Note Purchase Agreement, each Noteholder shall, and is hereby authorized to, record on the schedule attached to its Note the date and amount of any Additional Note Balance purchased by it, and each repayment thereof; provided, that failure to make any such recordation on such schedule or any error in such schedule shall not adversely affect any Noteholder's rights with respect to its Additional Note Balance and its right to receive interest payments in respect of the Additional Note Balance held by such Noteholder.
•Absent manifest error, the Note Principal Balance of each Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee and the Issuer; provided, that failure by a Noteholder to make such recordation on its Note or any error in such notation shall not adversely affect any Noteholder's rights with respect to its Note Principal Balance and its right to receive principal and interest payments in respect thereof.
•Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
•The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.
•Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Indenture Trustee, by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture or the Note Purchase Agreement and/or be valid for any purpose.
•THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK AND WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	____ ____, ____
Nationstar Advance Funding Trust 2012-W

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By:    ______________________________
Authorized Signatory
INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes designated above and referred to in the within‑mentioned Indenture.

Date:	____ ____, ____
WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:    ______________________________
Authorized Signatory
[Reverse Of Note]

•This Note is one of the duly authorized Notes of the Issuer, designated as its Servicer Advance Receivables Backed Notes, Series 2012-W, (herein called the “Notes”), all issued under the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto, and the Note Purchase Agreement for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture or the Note Purchase Agreement, the provisions of the Indenture or the Note Purchase Agreement, as applicable, shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture and the Note Purchase Agreement.
•The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with the Indenture and the Note Purchase Agreement.
•The entire unpaid principal amount and all accrued and unpaid interest of this Note shall be due and payable on the earlier of (i) any Redemption Date relating to a Total Redemption or other date set forth under Section 2.16 of the Indenture and (ii) the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, at the direction or upon the prior written consent of the Agent, acting with the consent of the Controlling Class Required Noteholders, has declared the Notes to be immediately due and payable in the manner provided in the Indenture. All principal payments on the Notes shall be made to the Holders of the Notes entitled thereto as set forth in Section 2.10(c) of the Indenture.
•The Collateral secures this Note and all other Notes equally and ratably without prejudice, priority or distinction between this Note and any other Note. The Notes are non‑recourse obligations of the Issuer and are limited in right of payment to amounts available from the Collateral, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.
•Any installment of interest or principal on this Note shall be paid on the applicable Payment Date or such other date as set forth in the Indenture, as applicable, to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.
•Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any Funding Date, Payment Date or Redemption Date relating to a Partial Redemption, as applicable, shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any increase in the principal amount of this Note (or any one or more predecessor Notes) effected by payments to the Issuer of Additional Note Balances shall be binding upon the Issuer and shall inure to the benefit of all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.
•As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent's Medallion Program (“STAMP”), and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may require the related Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
•Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the 1934 Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
•Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or the Transaction Documents.
•The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income and franchise tax purposes, the Notes [will qualify] as debt secured by the Collateral. Each Noteholder, by acceptance of a Note, agrees to treat the Notes for federal, state and local income and franchise tax purposes as debt unless required otherwise by law in a proceeding of final determination.
•Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
•The Indenture permits, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer pursuant to the terms and provisions of Article VIII of the Indenture. The Indenture also contains provisions permitting the Holders of Notes representing specified Percentage Interests of the Outstanding Notes, on behalf of all of the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.
•The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.
•The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
•No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

•Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, none of the Issuer in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.
ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee:
•FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
•                (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:
*/
Signature Guaranteed:
*/
*/NOTICE:    The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.

Schedule to Series 2012-W Note
dated as of June 26, 2012

of Nationstar Advance Funding Trust 2012-W

Date of advance of Additional Note Balance	Amount of advance of Additional Note Balance	Percentage Interest	Aggregate Note Balance	Note Principal Balance of Note
___%

A-II-2

Exhibit A-II-1
FORM OF [FIXED][FLOATING] RATE [__]% GLOBAL Term NOTE
THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE MAXIMUM NOTE PRINCIPAL BALANCE SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF ANY AGENT MEMBER OF DTC (AND ANY PAYMENT IS MADE SUCH AGENT MEMBER), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE RELATED AGENT MEMBER, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE IN WHOLE, BUT NOT IN PART, SHALL BE LIMITED TO TRANSFERS TO MEMBER AGENTS OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THE FAILURE TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND ANY PAYING AGENT WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A "UNITED STATES PERSON" WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR AN APPLICABLE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE) MAY RESULT IN U.S. FEDERAL BACK-UP WITHHOLDING FROM PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE, INCLUDING THE REPRESENTATION AND AGREEMENT THAT IF IT IS AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHICH IS SUBJECT TO TITLE I OF ERISA OR A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE) OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), ITS PURCHASE, HOLDING AND DISPOSITION OF THE NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A

GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO SIMILAR LAW, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAW. ANY PURPORTED TRANSFER OF THIS NOTE TO A PURCHASER THAT DOES NOT COMPLY WITH THE ABOVE REQUIREMENTS SHALL BE NULL AND VOID AB INITIO.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE (A) IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND (B) ONLY TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT AND WHO IS A QUALIFIED PURCHASER UNDER SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) AND THE RULES AND REGULATIONS THEREUNDER (AN “ELIGIBLE PURCHASER”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER UNDER SECTION 2(a)(51) OF THE 1940 ACT AND EACH SUCH PERSON WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE NOTES OR INVESTING IN THE ISSUER, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE 1940 ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE RULES THEREUNDER. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE WITHIN MENTIONED INDENTURE (THE “INDENTURE”), AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN EXCEPT IN COMPLIANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE TO AN ELIGIBLE PURCHASER WHO MAKES THE ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS REQUIRED THEREBY ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE MAY BE VOID AB INITIO. IF AT ANY TIME THE ISSUER DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE ISSUER MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF ISSUER, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE UNDER THE INDENTURE, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE ISSUER MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER.
EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE INDENTURE TRUSTEE THE CERTIFICATION REQUIRED IN SECTION 2.05(c) OF THE INDENTURE.

Maximum Note Balance:	As set forth in the Indenture

Term Note Principal Balance:	$

Note No.:

Nationstar Advance Funding Trust 2012-W

servicer ADVANCE RECEIVABLES BACKED NOTES, SERIES 2012-W
•Nationstar Advance Funding Trust 2012-W, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns (the “Noteholder”), the principal sum of [______________] ($[_________]) or so much thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture.
•Principal of this Note is payable on each Payment Date or such other date in an amount as set forth in the Indenture. The Outstanding Note Principal Balance of this Note bears interest at the applicable interest rate as set forth in the Indenture. On each Payment Date, amounts in respect of interest on this Note will be paid in an amount as set forth in the Indenture.
•Capitalized terms used but not defined herein have the meanings set forth in the Indenture (as may be amended and restated from time to time, the “Indenture”), dated as of June 26, 2012, between the Issuer and Wells Fargo Bank, N.A., as Indenture Trustee (the “Indenture Trustee”).
•In the event of an applicable payment of principal on the Notes, in accordance with the terms and provisions of the Indenture, each Noteholder shall, and is hereby authorized to, record on the schedule attached to its Note the date and amount of the remaining Note Principal Balance of such Note. Absent manifest error, the Note Principal Balance of each Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee and the Issuer; provided, that failure by a Noteholder to make such recordation on its Note or any error in such notation shall not adversely affect any Noteholder's rights with respect to its Note Principal Balance and its right to receive principal and interest payments in respect thereof.
•Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
•The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.
•Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Indenture Trustee, by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture and/or be valid for any purpose.
•THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK AND WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	____ ____, ____
Nationstar Advance Funding Trust 2012-W

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By:    ______________________________
Authorized Signatory
INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes designated above and referred to in the within‑mentioned Indenture.

Date:	____ ____, ____
WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:    ______________________________
Authorized Signatory
[Reverse Of Note]

•This Note is one of the duly authorized Notes of the Issuer, designated as its Servicer Advance Receivables Backed Notes, Series 2012-W (herein called the “Notes”), all issued under the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.
•The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with the Indenture.
•The entire unpaid principal amount and all accrued and unpaid interest of this Note shall be due and payable on the earlier of (i) any Redemption Date relating to a Total Redemption or other date set forth under Section 2.16 of the Indenture and (ii) the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, at the direction or upon the prior written consent of the Agent, acting with the consent of the Controlling Class Required Noteholders, has declared the Notes to be immediately due and payable in the manner provided in the Indenture. All applicable principal payments on the Notes shall be made to the Holders of the Notes entitled thereto as set forth in Section 2.10(c) of the Indenture.
•The Collateral secures this Note and all other Notes equally and ratably without prejudice, priority or distinction between this Note and any other Note. The Notes are non‑recourse obligations of the Issuer and are limited in right of payment to amounts available from the Collateral, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.
•Any installment of interest or principal on this Note shall be paid on the applicable Payment Date or such other date as set forth in the Indenture, as applicable, to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.
•Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any applicable Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.
•As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent's Medallion Program (“STAMP”), and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may require the related Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
•Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the 1934 Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
•Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or the Transaction Documents.
•The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income and franchise tax purposes, the Notes will qualify as debt secured by the Collateral. Each Noteholder, by acceptance of a Note, agrees to treat the Notes for federal, state and local income and franchise tax purposes as debt unless required otherwise by law in a proceeding of final determination.
•Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
•The Indenture permits the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer pursuant to the terms and provisions of Article VIII of the Indenture. The Indenture also contains provisions permitting the Holders of Notes representing specified Percentage Interests of the Outstanding Notes, on behalf of all of the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.
•The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.
•The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
•No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.
•Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, none of the Issuer in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the

Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:
•FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
•                (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:
*/
Signature Guaranteed:
*/
*/NOTICE:    The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.
Schedule to Series 2012-W Note
dated as of June 26, 2012
of Nationstar Advance Funding Trust 2012-W

Payment Date	Amount of principal payment	Percentage Interest	Aggregate Note Balance	Note Principal Balance of Note
___%

A-II-2-1

Exhibit A-II-2
FORM OF [FIXED][FLOATING] RATE [__]% Certificated Term NOTE
THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE MAXIMUM NOTE PRINCIPAL BALANCE SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FAILURE TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND ANY PAYING AGENT WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A "UNITED STATES PERSON" WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR AN APPLICABLE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE) MAY RESULT IN U.S. FEDERAL BACK-UP WITHHOLDING FROM PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE, INCLUDING THE REPRESENTATION AND AGREEMENT THAT IF IT IS AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHICH IS SUBJECT TO TITLE I OF ERISA OR A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE) OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), ITS PURCHASE, HOLDING AND DISPOSITION OF THE NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO SIMILAR LAW, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAW. ANY PURPORTED TRANSFER OF THIS NOTE TO A PURCHASER THAT DOES NOT COMPLY WITH THE ABOVE REQUIREMENTS SHALL BE NULL AND VOID AB INITIO.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE (A) IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND (B) ONLY TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT AND WHO IS A QUALIFIED PURCHASER UNDER SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) AND THE RULES AND REGULATIONS THEREUNDER (AN “ELIGIBLE PURCHASER”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER UNDER SECTION 2(a)(51) OF THE 1940 ACT AND EACH SUCH

PERSON WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE NOTES OR INVESTING IN THE ISSUER, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE 1940 ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE RULES THEREUNDER. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE WITHIN MENTIONED INDENTURE (THE “INDENTURE”), AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN EXCEPT IN COMPLIANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE TO AN ELIGIBLE PURCHASER WHO MAKES THE ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS REQUIRED THEREBY ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE MAY BE VOID AB INITIO. IF AT ANY TIME THE ISSUER DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE ISSUER MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF ISSUER, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE UNDER THE INDENTURE, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE ISSUER MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER.
EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE INDENTURE TRUSTEE THE CERTIFICATION REQUIRED IN SECTION 2.05(c) OF THE INDENTURE.

Maximum Note Balance:	As set forth in the Indenture

Term Note Principal Balance:	$[_______]
Note No.:

Nationstar Advance Funding Trust 2012-W
SERVICER ADVANCE RECEIVABLES BACKED NOTES, SERIES 2012-W
•Nationstar Advance Funding Trust 2012-W, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to [______________], or registered assigns (the “Noteholder”), the principal sum of [______________] ($[_________]) or so much thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture.
•Principal of this Note is payable on each Payment Date or such other date in an amount as set forth in the Indenture. The Outstanding Note Principal Balance of this Note bears interest at the applicable interest rate as set forth in the Indenture. On each Payment Date, amounts in respect of interest on this Note will be paid in an amount as set forth in the Indenture.
•Capitalized terms used but not defined herein have the meanings set forth in the Indenture (as may be amended and restated from time to time, the “Indenture”), dated as of June 26, 2012, between the Issuer and Wells Fargo Bank, N.A., as Indenture Trustee (the “Indenture Trustee”).
•In the event of an applicable payment of principal on the Notes, in accordance with the terms and provisions of the Indenture, each Noteholder shall, and is hereby authorized to, record on the schedule attached to its Note the date and amount of the remaining Note Principal Balance of such Note. Absent manifest error, the Note Principal Balance of each Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee and the Issuer; provided, that failure by a Noteholder to make such recordation on its Note or any error in such notation shall not adversely affect any Noteholder's rights with respect to its Note Principal Balance and its right to receive principal and interest payments in respect thereof.
•Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
•The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.
•Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Indenture Trustee, by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture and/or be valid for any purpose.
•THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK AND WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	____ ____, ____
Nationstar Advance Funding Trust 2012-W

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By:    ______________________________
Authorized Signatory
INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes designated above and referred to in the within‑mentioned Indenture.

Date:	____ ____, ____
WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:    ______________________________
Authorized Signatory

[Reverse Of Note]
•This Note is one of the duly authorized Notes of the Issuer, designated as its Servicer Advance Receivables Backed Notes, Series 2012-W, (herein called the “Notes”), all issued under the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.
•The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with the Indenture.
•The entire unpaid principal amount and all accrued and unpaid interest of this Note shall be due and payable on the earlier of (i) any Redemption Date relating to a Total Redemption or other date set forth under Section 2.16 of the Indenture and on the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, at the direction or upon the prior written consent of the Agent, acting with the consent of the Controlling Class Required Noteholders, has declared the Notes to be immediately due and payable in the manner provided in the Indenture. All applicable principal payments on the Notes shall be made to the Holders of the Notes entitled thereto as set forth in Section 2.10(c) of the Indenture.
•The Collateral secures this Note and all other Notes equally and ratably without prejudice, priority or distinction between this Note and any other Note. The Notes are non‑recourse obligations of the Issuer and are limited in right of payment to amounts available from the Collateral, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.
•Any installment of interest or principal on this Note shall be paid on the applicable Payment Date or such other date as set forth in the Indenture, as applicable, to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.
•Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any applicable Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.
•As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent's Medallion Program (“STAMP”), and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may require the Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
•Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note,

covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the 1934 Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
•Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or the Transaction Documents.
•The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income and franchise tax purposes, the Notes [will qualify] as debt secured by the Collateral. Each Noteholder, by acceptance of a Note, agrees to treat the Notes for federal, state and local income and franchise tax purposes as debt unless required otherwise by law in a proceeding of final determination.
•Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
•The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Noteholders. The Indenture also contains provisions permitting the Holders of Notes representing specified Percentage Interests of the Outstanding Notes, on behalf of all of the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.
•The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.
•The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
•No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.
•Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, none of the Issuer in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee:
•FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
•                (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:
*/
Signature Guaranteed:
*/
*/NOTICE:    The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.

Schedule to Series 2012-W Note
dated as of June 26, 2012
of Nationstar Advance Funding Trust 2012-W

Payment Date	Amount of principal payment	Percentage Interest	Aggregate Note Balance	Note Principal Balance of Note
___%

B-2

EXHIBIT B
FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF NOTES TO QUALIFIED INSTITUTIONAL BUYERS / QUALIFIED PURCHASERS
[Date]
Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services - Nationstar 2012-ADV1

Re:    Nationstar Advance Funding Trust 2012-W, Servicer Advance Receivables Backed Notes, Series 2012-W (the “Notes”)
Ladies and Gentlemen:
This letter is delivered to you in connection with the transfer by ____________________ (the “Transferor”) to _____________________________ (the “Transferee”) of the [Variable Funding][Term] Notes having an [Variable Funding][Term] Initial Principal Balance as of [________________] of $______________. The Notes were issued pursuant to an Indenture, dated as of [_____________] (the “Indenture”), between Nationstar Advance Funding Trust 2012-W as issuer and Wells Fargo Bank, N.A. as indenture trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to you, as Note Registrar, that:
1.    The Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “1933 Act”), and has completed one of the forms of certification to that effect attached hereto as Annex 1. The Transferee is a “qualified purchaser” (a “Qualified Purchaser”) as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder. The Transferee is acquiring the Note for its own account or for the account of a Qualified Institutional Buyer (who is a Qualified Purchaser), and understands that such Note may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer (who is a Qualified Purchaser) that purchases for its own account or for the account of a Qualified Institutional Buyer and Qualified Purchaser.
2.    The Transferee understands that it may not sell or otherwise transfer any Note except in compliance with the provisions of the Indenture, which provisions it has carefully reviewed, and that each Note will bear the following legend:
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE (A) COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND (B) ONLY TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT WHO IS A QUALIFIED PURCHASER UNDER SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) AND THE RULES AND REGULATIONS THEREUNDER (AN “ELIGIBLE PURCHASER”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR

THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER UNDER SECTION 2(a)(51) OF THE 1940 ACT AND EACH SUCH PERSON WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE NOTES OR INVESTING IN THE ISSUER, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE 1940 ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE RULES THEREUNDER. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE WITHIN MENTIONED INDENTURE (THE “INDENTURE”), AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN EXCEPT IN COMPLIANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE TO AN ELIGIBLE PURCHASER WHO MAKES THE ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS REQUIRED THEREBY ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE MAY BE VOID AB INITIO. IF AT ANY TIME THE ISSUER DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE ISSUER MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF ISSUER, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE UNDER THE INDENTURE, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE ISSUER MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER.
3.    The Transferee represents that either: (a) it is not, and is not purchasing on behalf of, as a fiduciary of, as a trustee of or with assets of an employee benefit plan or plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or to any federal, state, local, non-U.S. or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), (collectively, a “Plan”) nor a person acting on behalf of any Plan nor a person using the assets of any Plan to effect such transfer, unless it represents and warrants that the acquisition, holding and disposition of this Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any Similar Law because it will satisfy the requirements for exemptive relief under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or another applicable administrative or statutory exemption or, in the case of a Plan subject to Similar Law, will not result in a non-exempt violation of Similar Law.

Very truly yours,
(Transferor)

By:     ____________________________
Name:
Title:

ANNEX 1 TO EXHIBIT B
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A/QUALIFIED PURCHASER STATUS UNDER SECTION 2(a)(51)
[for Transferees other than Registered Investment Companies]
The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Note Registrar], as Note Registrar, with respect to the [Variable Funding][Term] Note No. [__] (the “Notes”) being transferred as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:
1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Notes (the “Transferee”).
2.    The Transferee is a “qualified institutional buyer” as that term is defined in Rule l44A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $100,000,000 or more in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

Broker‑dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

Other. (Please supply a brief description of the entity and a cross‑reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies.)

3.    The Transferee is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended, together with the rules and regulations thereunder (the “1940 Act”), and is aware that the Issuer will not be registered under the 1940 Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the Notes have not been and will not be registered under the Securities Act of 1933, as amended. The Transferee further represents and warrants that:
(A)    it is not purchasing the Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Exchange Act of 1934, as amended, and will not sell participation interests in the notes or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the notes;
(B)    it is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers;
(C)    it is not a participant-directed employee plan, such as a 401(k) plan, as referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan;
(D)    it is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners or participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) an entity that has invested more than 40% of its assets in securities of the Issuer, giving effect to the amount invested in connection with its acquisition of the notes or a beneficial interest therein, unless each beneficial owner of the eligible purchaser's securities meets all requirements set forth herein for qualification as an eligible purchaser;
(E)    it either (x) is not an entity organized prior to April 30, 1996 that is excepted from the 1940 Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)51(C) of the 1940 Act and the rules thereunder;
(F)    it acknowledges that the Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act of 1933, as amended, and that the Notes have not been and will not be registered under the Securities Act of 1933, as amended, and the Issuer has not been or will be registered under the 1940 Act; and
(G)    if in the future it decides to offer, resell, pledge or otherwise transfer the Purchased Notes or beneficial or economic interests therein, such Notes or interests may be offered, resold, pledged or otherwise transferred only to a transferee who first provides a certificate in the form of this Exhibit B of the Indenture on behalf of itself and each account for which it is purchasing.
4.    The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.
5.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority‑owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.
6.    ____     ____        Will the Transferee be purchasing the Notes
Yes    No        only for the Transferee's own account?
If the answer to the foregoing question is “no,” then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule l44A and a “qualified purchaser” under Section 2(a)(51) and the rules and regulations thereunder, and the “qualified institutional buyer” and “qualified purchaser” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A and such third party has represented that it is a “qualified purchaser” under Section 2(a)(51) and the rules and regulations thereunder.
8.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.
Print Name of Transferee

By:     ____________________________
Name:
Title:
Date:

EXHIBIT C

FORM OF MONTHLY SERVICER REPORT

EXHIBIT D
FORM OF payment date report

EXHIBIT E
FORM OF FUNDING DATE REPORT

EXHIBIT F
FORM OF TRUSTEE REPORT

EXHIBIT G
FORM OF CALCULATION AGENT REPORT

EXHIBIT H
Form of ASSIGNMENT OF RECEIVABLES AND
SCHEDULES OF SECURITIZATION TRUSTS

[DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 20145-1951
Attention: Client Manager - Nationstar 2012-ADV1

American Mortgage Consultants, Inc.
335 Madison Avenue, 27th Floor
New York, New York 10017
Attention: [_________]

301 South College Street
MAC D1053-082
Charlotte, North Carolina 28288
Attention: Benjamin Peterson

Re:     Assignment of Receivables and Schedule of Securitization Trusts
This Assignment of Receivables and Schedule of Securitization Trusts (the “Schedule”) is a schedule to and is hereby incorporated by this reference into a certain Indenture (the “Indenture”), dated as of June 26, 2012, by and between Nationstar Advance Funding Trust 2012-W, a Delaware statutory trust (the “Issuer”), and Wells Fargo Bank, N.A. (the “Indenture Trustee”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Indenture.
In accordance with Section 2.01 of the Receivables Purchase Agreement, the Seller has sold, assigned, conveyed and transferred to the Depositor and the Depositor has hereby sold, assigned, conveyed, contributed and transferred to the Issuer and its assignees, without recourse, but subject to the terms of the Receivables Purchase Agreement, all of the Seller's or Depositor's, as applicable, right, title and interest in, to and under its rights to reimbursement for Delinquency Advances and Servicing Advances made by the Seller, as Servicer, and existing as of the above date of conveyance under each Securitization Trust listed on Schedule I through Schedule III attached hereto.
Upon delivery of an executed Schedule, written confirmation from the Agent that the Securitization Trusts listed on the attached schedules are satisfactory to the Agent and satisfaction of the conditions set forth in Section 7.03 of the Indenture, Schedule I-A, Schedule I-B, Schedule II and Schedule III of the Indenture shall be amended to include the Securitization Trusts set forth on Schedule I-A, Schedule I-B, Schedule II and Schedule III on this Schedule without any further act.
NATIONSTAR MORTGAGE LLC, as Administrator

By:__________________________________
Name:
Title:
NATIONSTAR ADVANCE FUNDING TRUST 2012-W
By: Nationstar Mortgage LLC, its Administrator

By:_________________________________
Name:
Title:
Acknowledged and Agreed:

WELLS FARGO BANK, N.A., as Agent

By:____________________________
Name:
Title:

SCHEDULE I-A
SCHEDULE OF LOAN-LEVEL SERVICING ADVANCE SECURITIZATION TRUSTS

R78	AMREIT 1998-1
N83	ARC 2001-BC6
F39	BAYVIEW 2006-B
F62	BAYVIEW 2006-D
C8B	GPMF 2007-AR2
JA1	GPMF 2007-AR2 (GMAC acq 11/01/10)
J30	HARBORVIEW 2007-2
J97	LABS 2007-1
E97	LMT 2005-1
F12	LMT 2005-3
F66	LMT 2006-5
F78	LMT 2006-7
H05	LMT 2007-2
H18	LMT 2007-4
H39H40	LMT 2007-5
H58	LMT 2007-7
J56	LUMINENT 2006-5
J32	LUMINENT 2006-6
C4E	LXS 2005-1
F14	LXS 2005-10
E68	LXS 2005-2
C4R	LXS 2005-3
E92	LXS 2005-4
F06	LXS 2005-8
C5R	LXS 2006-1
F55JA2	LXS 2006-10N
C6M	LXS 2006-11
F63JA5	LXS 2006-12N
C6S	LXS 2006-13
C6W	LXS 2006-15
CBP	LXS 2006-18N
JA3	LXS 2006-18N (GMAC acq 11/01/10)
C7H	LXS 2006-20
C5U	LXS 2006-3
JA8	LXS 2006-4N
F44	LXS 2006-7
C6E	LXS 2006-8
C6H	LXS 2006-9
JA6	LXS 2006-GP1
JA7	LXS 2006-GP2
H49	LXS 2007-12N

H56	LXS 2007-14H
H61	LXS 2007-16N
H62	LXS 2007-17H
H76	LXS 2007-20N
CBM	LXS 2007-4N
J57	MANA 2007-OAR3
J36	MARM 2007-3
J39	REO LLC 2008-AH1
C69	SAIL 2004-10
C15	SAIL 2004-4
C42	SAIL 2004-7
E31	SAIL 2005-5
E47	SAIL 2005-6
E61	SAIL 2005-7
E73	SAIL 2005-HE3
F32	SAIL 2006-2
C64	SARM 2004-15
C89	SARM 2004-19
C24	SARM 2004-7
E42	SARM 2005-12
E52	SARM 2005-15
E90	SARM 2005-20
F01	SARM 2005-21
C94	SARM 2005-3XS
E10	SARM 2005-4
E11	SARM 2005-5
F80	SARM 2006-10
F87	SARM 2006-11
F91	SARM 2006-12
C5V	SARM 2006-2
F45	SARM 2006-4
F48	SARM 2006-5
C9L	SARM 2007-11
C7V	SARM 2007-2
C7Z	SARM 2007-3
C8M	SARM 2007-5
C8T	SARM 2007-6
C9J	SARM 2007-9
R87	SASCO 1998-11
R74	SASCO 1998-2
R76	SASCO 1998-3
N79	SASCO 2000-5
M71	SASCO 2001-11
M78	SASCO 2001-16H
M38	SASCO 2002-22H
M39	SASCO 2002-23XS

M42	SASCO 2002-25A
M92	SASCO 2002-4H
M96	SASCO 2002-5A
R65	SASCO 2002-9/DYNEX
L01	SASCO 2003-10
L04	SASCO 2003-12XS
L28	SASCO 2003-20
L29	SASCO 2003-23H
L34	SASCO 2003-24A
L37	SASCO 2003-25XS
L49	SASCO 2003-26A
L65	SASCO 2003-35
M69	SASCO 2003-4
L66	SASCO 2003-GEL1
J88	SASCO 2003-NP1
J76	SASCO 2003-NP2
J77	SASCO 2003-NP3
L76	SASCO 2003-RNP2
C26	SASCO 2004-10
C28	SASCO 2004-13
C52	SASCO 2004-15
C43	SASCO 2004-16XS
C61	SASCO 2004-18H
C78	SASCO 2004-21XS
L91	SASCO 2004-4XS
L57	SASCO 2004-7
J67	SASCO 2004-NP2
C22	SASCO 2004-S2
C79	SASCO 2004-S4
C55	SASCO 2004-SC1
E63	SASCO 2005-15
C93	SASCO 2005-2XS
E08	SASCO 2005-4XS
E20	SASCO 2005-5
E26	SASCO 2005-6
J69	SASCO 2005-RF3
E91	SASCO 2005-RF5
J71	SASCO 2005-RF7
F70	SASCO 2006-BC3
F81	SASCO 2006-BC4
F58F59	SASCO 2006-GEL3
J72	SASCO 2006-RF1
J73	SASCO 2006-RF2
F71	SASCO 2006-RF3
F65	SASCO 2006-S3
F83	SASCO 2006-S4

J95	SASCO 2007-RF2
J96	SASCO 2008-RF1
ARA	LXS 2006-4N
ARB	LXS 2006-GP1
ARU	GPMF 2006-AR6
ARE	GPMF 2006-AR8
ARF	LXS 2006-GP2
ARI	LXS 2006-10N
ARJ	LXS 2006-12N
ARK	LXS 2006-18N
ARN	GPMF 2007-AR2

SCHEDULE I-B

SCHEDULE OF LOAN-LEVEL DELINQUENCY ADVANCE SECURITIZATION TRUSTS

R78	AMREIT 1998-1
N83	ARC 2001-BC6
F39	BAYVIEW 2006-B
F62	BAYVIEW 2006-D
C8B	GPMF 2007-AR2
JA1	GPMF 2007-AR2 (GMAC acq 11/01/10)
J30	HARBORVIEW 2007-2
J97	LABS 2007-1
E97	LMT 2005-1
F12	LMT 2005-3
F66	LMT 2006-5
F78	LMT 2006-7
H05	LMT 2007-2
H18	LMT 2007-4
H39H40	LMT 2007-5
H58	LMT 2007-7
J56	LUMINENT 2006-5
J32	LUMINENT 2006-6
C4E	LXS 2005-1
F14	LXS 2005-10
E68	LXS 2005-2
C4R	LXS 2005-3
E92	LXS 2005-4
F06	LXS 2005-8
C5R	LXS 2006-1
F55JA2	LXS 2006-10N
C6M	LXS 2006-11
F63JA5	LXS 2006-12N
C6S	LXS 2006-13
C6W	LXS 2006-15
CBP	LXS 2006-18N
JA3	LXS 2006-18N (GMAC acq 11/01/10)
C7H	LXS 2006-20
C5U	LXS 2006-3
JA8	LXS 2006-4N
F44	LXS 2006-7
C6E	LXS 2006-8
C6H	LXS 2006-9
JA6	LXS 2006-GP1
JA7	LXS 2006-GP2
H49	LXS 2007-12N
H56	LXS 2007-14H

H61	LXS 2007-16N
H62	LXS 2007-17H
H76	LXS 2007-20N
CBM	LXS 2007-4N
J57	MANA 2007-OAR3
J36	MARM 2007-3
J39	REO LLC 2008-AH1
C69	SAIL 2004-10
C15	SAIL 2004-4
C42	SAIL 2004-7
E31	SAIL 2005-5
E47	SAIL 2005-6
E61	SAIL 2005-7
E73	SAIL 2005-HE3
F32	SAIL 2006-2
C64	SARM 2004-15
C89	SARM 2004-19
C24	SARM 2004-7
E42	SARM 2005-12
E52	SARM 2005-15
E90	SARM 2005-20
F01	SARM 2005-21
C94	SARM 2005-3XS
E10	SARM 2005-4
E11	SARM 2005-5
F80	SARM 2006-10
F87	SARM 2006-11
F91	SARM 2006-12
C5V	SARM 2006-2
F45	SARM 2006-4
F48	SARM 2006-5
C9L	SARM 2007-11
C7V	SARM 2007-2
C7Z	SARM 2007-3
C8M	SARM 2007-5
C8T	SARM 2007-6
C9J	SARM 2007-9
R87	SASCO 1998-11
R74	SASCO 1998-2
R76	SASCO 1998-3
N79	SASCO 2000-5
M71	SASCO 2001-11
M78	SASCO 2001-16H
M38	SASCO 2002-22H
M39	SASCO 2002-23XS
M42	SASCO 2002-25A

M92	SASCO 2002-4H
M96	SASCO 2002-5A
R65	SASCO 2002-9/DYNEX
L01	SASCO 2003-10
L04	SASCO 2003-12XS
L28	SASCO 2003-20
L29	SASCO 2003-23H
L34	SASCO 2003-24A
L37	SASCO 2003-25XS
L49	SASCO 2003-26A
L65	SASCO 2003-35
M69	SASCO 2003-4
M93	SASCO 2002-AL1
L66	SASCO 2003-GEL1
J88	SASCO 2003-NP1
J76	SASCO 2003-NP2
J77	SASCO 2003-NP3
L76	SASCO 2003-RNP2
C26	SASCO 2004-10
C28	SASCO 2004-13
C52	SASCO 2004-15
C43	SASCO 2004-16XS
C61	SASCO 2004-18H
C78	SASCO 2004-21XS
L91	SASCO 2004-4XS
L57	SASCO 2004-7
J67	SASCO 2004-NP2
C22	SASCO 2004-S2
C79	SASCO 2004-S4
C55	SASCO 2004-SC1
E63	SASCO 2005-15
C93	SASCO 2005-2XS
E08	SASCO 2005-4XS
E20	SASCO 2005-5
E26	SASCO 2005-6
J69	SASCO 2005-RF3
E91	SASCO 2005-RF5
J71	SASCO 2005-RF7
F70	SASCO 2006-BC3
F81	SASCO 2006-BC4
F58F59	SASCO 2006-GEL3
J72	SASCO 2006-RF1
J73	SASCO 2006-RF2
F71	SASCO 2006-RF3
F65	SASCO 2006-S3
F83	SASCO 2006-S4

J95	SASCO 2007-RF2
J96	SASCO 2008-RF1
ARA	LXS 2006-4N
ARB	LXS 2006-GP1
ARU	GPMF 2006-AR6
ARE	GPMF 2006-AR8
ARF	LXS 2006-GP2
ARI	LXS 2006-10N
ARJ	LXS 2006-12N
ARK	LXS 2006-18N
ARN	GPMF 2007-AR2

SCHEDULE II

SCHEDULE OF POOL-LEVEL DELINQUENCY ADVANCE SECURITIZATION TRUSTS

NONE

SCHEDULE III

SCHEDULE OF BOTTOM OF THE WATERFALL SECURITIZATION TRUSTS

Investor ID Number	Related Transaction Name
N83	ARC 2001-BC6
J30	HARBORVIEW 2007-2
J56	LUMINENT 2006-5
J32	LUMINENT 2006-6
J57	MANA 2007-OAR3
J36	MARM 2007-3
J39	REO LLC 2008-AH1
R87	SASCO 1998-11
R74	SASCO 1998-2
R76	SASCO 1998-3
N79	SASCO 2000-5
M71	SASCO 2001-11
M78	SASCO 2001-16H
M38	SASCO 2002-22H
M39	SASCO 2002-23XS
M42	SASCO 2002-25A
M92	SASCO 2002-4H
M93	SASCO 2002-AL1
M96	SASCO 2002-5A
R65	SASCO 2002-9/DYNEX
L01	SASCO 2003-10
L04	SASCO 2003-12XS
L28	SASCO 2003-20
L29	SASCO 2003-23H
L34	SASCO 2003-24A
L37	SASCO 2003-25XS
L49	SASCO 2003-26A
L65	SASCO 2003-35
M69	SASCO 2003-4
L66	SASCO 2003-GEL1
J88	SASCO 2003-NP1
J76	SASCO 2003-NP2
J77	SASCO 2003-NP3
L76	SASCO 2003-RNP2
L91	SASCO 2004-4XS
J67	SASCO 2004-NP2

SCHEDULE IV
SCHEDULE OF INITIAL RECEIVABLES
[TO BE PROVIDED ELECTRONICALLY]

SCHEDULE V
SCHEDULE OF ADDITIONAL RECEIVABLES
[None as of the closing date; to be provided electronically]

SCHEDULE VI
JUDICIAL/NON-JUDICIAL STATE and TERRITORIES LIST

State Name	State	State Designation
Alaska	AK	Non-Judicial
Alabama	AL	Non-Judicial
Arkansas	AR	Non-Judicial
Arizona	AZ	Non-Judicial
California	CA	Non-Judicial
Colorado	CO	Non-Judicial
Connecticut	CT	Judicial
Dist. Of Col.	DC	Non-Judicial
Delaware	DE	Judicial
Florida	FL	Judicial
Georgia	GA	Non-Judicial
Hawaii	HI	Judicial
Iowa	IA	Judicial
Idaho	ID	Non-Judicial
Illinois	IL	Judicial
Indiana	IN	Judicial
Kansas	KS	Judicial
Kentucky	KY	Judicial
Louisiana	LA	Judicial
Massachusetts	MA	Non-Judicial
Maryland	MD	Non-Judicial
Maine	ME	Judicial
Michigan	MI	Non-Judicial
Minnesota	MN	Non-Judicial
Missouri	MO	Non-Judicial
Mississippi	MS	Non-Judicial
Montana	MT	Judicial
North Carolina	NC	Non-Judicial
North Dakota	ND	Judicial
Nebraska	NE	Judicial
New Hampshire	NH	Non-Judicial
New Jersey	NJ	Judicial
New Mexico	NM	Judicial
Nevada	NV	Non-Judicial
New York	NY	Judicial
Ohio	OH	Judicial
Oklahoma	OK	Judicial
Oregon	OR	Non-Judicial
Pennsylvania	PA	Judicial
Rhode Island	RI	Non-Judicial
South Carolina	SC	Judicial
South Dakota	SD	Judicial
Tennessee	TN	Non-Judicial

Texas	TX	Non-Judicial
Utah	UT	Non-Judicial
Virginia	VA	Non-Judicial
Vermont	VT	Judicial
Washington	WA	Non-Judicial
Wisconsin	WI	Judicial
West Virginia	WV	Non-Judicial
Wyoming	WY	Non-Judicial
Guam	GU	Non-Judicial
Puerto Rico	PR	Judicial
Virgin Islands	VI	Judicial
New York City	NYC	Judicial

SCHEDULE VII
WIRE instructions

If to Nationstar Mortgage LLC:

Name of Bank:        Wells Fargo Bank, N.A.
City/State of Bank:        San Francisco, CA
ABA Number of Bank:    121-000-248
Name of Account:        Nationstar Mortgage LLC
Account Number at Bank:    4121888200

If to Nationstar Advance Funding 2012-W, LLC:

Name of Bank:        Wells Fargo Bank, N.A.
City/State of Bank:        San Francisco, CA
ABA Number of Bank:    121-000-248
Name of Account:        Nationstar Advance Funding 2012-W, LLC
Account Number at Bank:    4124222688

If to the Reimbursement Account:

Name of Bank:        Wells Fargo Bank, N.A.
ABA:                 121-000-248
Account No.:             3970771416
Account Name:         Corporate Trust Clearing
For Further Credit To:        48042501

If to the Note Payment Account:

Name of Bank:        Wells Fargo Bank, N.A.
ABA:                 121-000-248
Account No.:             3970771416
Account Name:         Corporate Trust Clearing
For Further Credit To:        48042500

If to the Reserve Account:

Name of Bank:        Wells Fargo Bank, N.A.
ABA:                 121-000-248
Account No.:             3970771416
Account Name:         Corporate Trust Clearing
For Further Credit To:        48042502

If to the Funding Account:

Name of Bank:        Wells Fargo Bank, N.A.
ABA:                 121-000-248
Account No.:             3970771416

Account Name:         Corporate Trust Clearing
For Further Credit To:        48042503

If to the Agent:

Name of Bank:        Wells Fargo Bank, N.A.
City/State of Bank:        San Francisco, CA 94163
ABA Number of Bank:    121-000-248
Account Number at Bank:    01005620033060
Attention:            Charles Forbes
REF:                 Nationstar

If to the Noteholder:

Name of Bank:        Wells Fargo Bank, N.A.
City/State of Bank:        San Francisco, CA 94163
ABA Number of Bank:    121-000-248
REF - Ops
Account Number at Bank:    01005620033060
Attention:            Charles Forbes
REF:                 Nationstar

If to the Owner Trustee:

Name of Bank:        Wilmington Trust, National Association
City/State of Bank:        Wilmington, Delaware
ABA Number of Bank:     031100092
Name of Account:        Nationstar Mtg. Adv. Rec. Trust 2012-ADV1
Account Number at Bank:    098247-000

SCHEDULE VIII

SCHEDULE OF LEGACY DEFERRED SERVICING FEES

None as of Closing Date

SCHEDULE IX

SCHEDULE OF SUBSERVICED SECURITIZATION TRUSTS

Transaction
Bayview 2006-B
Bayview 2006-D
GPMF 2007-AR2
LABS 2007-1
LMT 2005-1
LMT 2005-3
LMT 2006-5
LMT 2006-7
LMT 2007-2
LXS 2005-1
LXS 2005-10
LXS 2005-3
LXS 2005-4
LXS 2005-8
LXS 2006-12N
LXS 2006-13
LXS 2006-8
LXS 2006-GP2
LXS 2007-12N
LXS 2007-16N
MANA 2007-OAR3
SAIL 2004-10
SARM 2004-15
SARM 2004-19
SARM 2004-7
SARM 2005-12
SARM 2005-15
SARM 2005-20
SARM 2005-21
SARM 2005-5
SAS 2001-16H
SAS 2002-22H
SAS 2002-23XS
SAS 2002-25A
SAS 2002-4H
SAS 2002-5A
SAS 2002-9
SAS 2002-AL1
SAS 2003-20
SAS 2003-24A
SAS 2003-25XS

SAS 2003-26A
SAS 2003-35
SAS 2003-GEL1
SAS 2004-18H
SAS 2004-S2
SAS 2005-15
SAS 2005-6
SAS 2005-RF3
SAS 2005-RF5
SAS 2005-RF7
SAS 2006-RF1
SAS 2006-RF2
SAS 2006-RF3

SCHEDULE X

SCHEDULE OF MSR TRANSFER EVIDENCE

1. Omnibus Consent, Amendment and Servicer Appointment, dated as of June 26, 2012, among Aurora Loan Services LLC, Aurora Bank FSB, Nationstar Mortgage LLC, The Bank of New York Mellon, Citibank, N.A., HSBC Bank USA, National Association, U.S. Bank National Association, Wells Fargo Bank, National Association and Wilmington Trust Company, RBS Acceptance Inc. (f/k/a Greenwich Capital Acceptance, Inc.), Lehman ABS Corporation, Ocwen Federal Bank FSB, MBIA Insurance Corporation, Ambac Assurance Corporation and CIFG Assurance North America, Inc.
2. Omnibus Amendment, dated as of June 26, 2012, among Structured Asset Securities Corporation, Aurora Loan Services LLC and U.S. Bank National Association, as trustee.
3. Asset Purchase Agreement.
4.    All rating agency confirmations for the transfer of servicing to Nationstar as required by the applicable Servicing Contract.
5.     Consent, dated as of June 26, 2012, between Aurora Loan Services LLC, Aurora Bank FSB, Wells Fargo Bank, National Association and Lehman ABS Corporation.
6.    Consent, dated as of June 26, 2012 between Aurora Loan Services LLC, Aurora Bank FSB and ALS.
7.    Consent, Amendment and Master Servicer Amendment, dated as of June 26, 2012, between Aurora Loan Services LLC, U.S. Bank National Association, as trustee and Residential Accredit Loans, Inc.
8.    Officer's Certificate for Servicing Transfer for HarborView Mortgage Loan Trust 2007-2